Filed Pursuant to Rule 424(b)(5)
Registration No. 333-192518

PROSPECTUS    SUPPLEMENT

(To Prospectus dated February 12, 2014)

$60,000,000

8.00% tangible equity units

Banc of California, Inc. (the “Company”) is offering 1,200,000 of its tangible equity units (the “tangible equity units” or “units”). Each unit has a stated amount of $50. Each unit is composed of a prepaid stock purchase contract and a junior subordinated amortizing note due May 15, 2017, issued by the Company, which has an initial principal amount of $10.604556 per amortizing note and a scheduled final installment payment date of May 15, 2017.

On May 15, 2017, each purchase contract will automatically settle and we will deliver a number of shares of the Company’s common stock (the “common stock” or “voting common stock”), based on the applicable market value, which is the average of the daily volume weighted average prices, or VWAPs (as defined herein), of the Company’s common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding May 15, 2017:

•	if the applicable market value equals or exceeds $11.247, you will receive 4.4456 shares;

•	if the applicable market value is greater than $9.78 but less than $11.247, you will receive a number of shares per purchase contract equal to $50, divided by the applicable market value; and

•	if the applicable market value is less than or equal to $9.78, you will receive 5.1124 shares.

At any time prior to the third business day immediately preceding May 15, 2017, you may settle your purchase contract early and we will deliver to you 4.4456 shares of our common stock, subject to customary anti-dilution adjustments. In addition, if a fundamental change (as defined herein) occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of the Company’s common stock based on the fundamental change early settlement rate, as described herein. In addition, we may also elect to settle all outstanding purchase contracts early prior to May 15, 2017 at the early mandatory settlement rate (as defined herein) upon a date fixed by us upon not less than 5 business days’ notice. The purchase contract holders will not receive any cash distributions.

The amortizing notes will pay you equal quarterly installments of $1.00 per amortizing note (except that, for the avoidance of doubt, the first installment payment on August 15, 2014 will be $0.933333 per amortizing note), which in the aggregate will be equivalent to a 8.0% cash payment per year with respect to each $50 stated amount of unit. We will have the right to defer installment payments at any time and from time to time under the circumstances, and subject to the conditions, described herein, so long as such deferral period does not extend beyond May 15, 2019. The amortizing notes will be junior subordinated obligations of the Company and will rank junior both in liquidation and right of payment, to the extent set forth in the indenture, to all of the Company’s “Senior Debt” (as defined under “Description of the Amortizing Notes— Subordination”). The amortizing notes will rank equally with all of the Company’s unsecured indebtedness to which the amortizing notes are not so subordinated (and which indebtedness is not, by its terms, subordinated to the amortizing notes), whether currently existing or hereinafter created.

Each unit may be separated into its constituent purchase contract and amortizing note after the initial issuance date of the units. We do not intend to apply for a listing of the units or the constituent purchase contracts or amortizing notes on any securities exchange.

Our shares of voting common stock trade on the Nasdaq Global Select Market under the symbol ‘‘BANC.’’ On May 15, 2014, the last sale price of the shares as reported on the Nasdaq Global Select Market was $9.78 per share. On May 14, 2014, we announced our intention to transfer the listing of our shares of voting common stock to the New York Stock Exchange and to voluntarily delist our shares from the Nasdaq Global Select Market in connection with such transfer. Our shares of voting common stock are expected to commence trading on the New York Stock Exchange under the symbol ‘‘BANC’’ on May 29, 2014.

For a discussion of certain risks that you should consider in connection with an investment in our securities, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, as well as the additional risk factors contained in this prospectus supplement beginning on page S-14 and the accompanying prospectus.

	Per Unit	Total
Public offering price	$ 50.00	$60,000,000
Underwriting discount	$ 2.375	$ 2,850,000
Proceeds, before expenses, to us	$47.625	$57,150,000

The underwriter may also exercise its option to purchase up to an additional 180,000 units from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Concurrently with this offering, we are offering 5,150,000 shares of our common stock (or 5,922,500 shares of common stock if the underwriters of that offering exercise their option to purchase additional shares of common stock in full). The common stock is being offered by means of a separate prospectus supplement. Neither of the offerings is conditioned upon the consummation of the other offering. See “Concurrent Offering” on page S-42 of this prospectus supplement.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation, referred to herein as the FDIC, or any other government agency.

Neither the Securities and Exchange Commission, referred to herein as the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the units will be made to investors on or about May 21, 2014.

BofA Merrill Lynch

The date of this prospectus supplement is May 15, 2014.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus and in this prospectus supplement and under the heading “Incorporation by Reference” in this prospectus supplement.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any written communication from Banc of California, Inc. or the underwriter specifying the final terms of this offering. Neither we nor the underwriter have authorized anyone to provide you with different or additional information from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriter are offering to sell our securities, and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriter, to subscribe for and purchase any of our securities, and they may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of this prospectus supplement and the accompanying prospectus, regardless of the time of delivery of this prospectus supplement or any sales of our securities.

In this prospectus supplement and the accompanying prospectus, unless the context indicates otherwise, references to the “Bank” prior to October 11, 2013 mean Pacific Trust Bank and The Private Bank of California (“Beach Business Bank” prior to July 1, 2013), collectively, and references to the “Bank” on or after October 11, 2013 refer to Banc of California, National Association. Unless the context indicates otherwise, all references to “Banc of California, Inc.” refer to Banc of California, Inc. excluding its consolidated subsidiaries and all references to the “Company,” “we,” “us” or “our” refer to Banc of California, Inc., including its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we incorporate by reference in them contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:

•	our ability to consummate the Common Stock Offering (as defined herein) in the size and manner described herein;

•	our ability to successfully integrate the branches we expect to acquire from Banco Popular North America (“BPNA”), as described under the caption “Risk Factors—Risks Relating to Our Pending Branch Acquisition from Banco Popular”;

•	our ability to receive regulatory approval and otherwise satisfy the closing conditions for the pending acquisition of branches from BPNA, including raising sufficient financing from public or private offerings to complete the acquisition of branches from BPNA;

•	the risks that the Company’s recently completed acquisitions of The Private Bank of California, The Palisades Group, LLC and CS Financial, Inc. and/or the recent merger of the Company’s subsidiary banks may disrupt current plans and operations and lead to potential difficulties in customer and employee retention, the amount of the costs, fees, expenses and charges related to these transactions could be higher than anticipated, and the expected revenues, cost savings, synergies and other benefits of the Company’s mergers and acquisitions activity may not be realized within the anticipated timetables or at all;

•	the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan and lease portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves;

•	the quality and composition of our securities portfolio;

•	changes in general economic conditions, either nationally or in our market areas, or financial markets;

•	continuation of the historically low short-term interest rate environment, changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources;

•	fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area;

•	results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

•	legislative or regulatory changes that adversely affect our business, including changes in regulatory capital or other rules;

•	our ability to control operating costs and expenses;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges;

•	errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation;

•	the network and computer systems on which we depend could fail or experience a security breach;

•	our ability to attract and retain key members of our senior management team;

•	costs and effects of litigation, including settlements and judgments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and saving habits;

•	adverse changes in the securities markets;

•	earthquake, fire or other natural disasters affecting the condition of real estate collateral;

•	the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions;

•	inability of key third-party providers to perform their obligations to us;

•	changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods;

•	war or terrorist activities; and

•	other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus or the documents incorporated by reference herein.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on our financial position and results of operations. If one or more of the factors affecting our forward-looking statements proves incorrect, the actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements. The effects of the factors described above are difficult to predict. Factors other than those described above also could adversely affect us, and investors should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

The forward-looking statements are based on our management’s beliefs and assumptions and are made as of the date of this prospectus supplement (or, in the case of such statements contained in the accompanying prospectus, or document incorporated by reference, as of the date of such prospectus or document). We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference might not occur, and you should not put undue reliance on any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-732-0330. The SEC also maintains a website at http://www.sec.gov that contains information we file electronically with the SEC.

We have filed a Registration Statement on Form S-3 (File No. 333-192518) with the SEC regarding the securities offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement or in the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements made in this prospectus supplement pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify those statements in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC’s public reference room or through its website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (File Number 001-35522) (excluding, in each case, information deemed to be furnished and not filed with the SEC) after the date of this prospectus supplement until the completion of this offering. The documents we incorporate by reference are:

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K	For the year ended December 31, 2013
• Quarterly Report on Form 10-Q	For the quarter ended March 31, 2014
• Current Reports on Form 8-K	Filed on January 3, 2014, February 10, 2014 (two amended filings), February 11, 2014, February 14, 2014, February 19, 2014, March 4, 2014 (two filings), March 7, 2014, April 15, 2014, April 23, 2014, April 25, 2014, May 12, 2014 (amended filing) and May 14, 2014 (two filings)

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus supplement, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus supplement incorporates. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at Investor Relations, Banc of California, Inc., 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612, telephone number (949) 236-5211.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information. The agreements may contain representations and warranties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that is important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” beginning on page S-14 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, before making a decision to invest in our securities.

Banc of California, Inc.

Banc of California, Inc. is a financial holding company and the parent of Banc of California, National Association, a national bank (the “Bank”), the Palisades Group, LLC, an SEC-registered investment advisor (“TPG” or “Palisades”), and PTB Property Holdings, LLC, an entity formed to hold real estate, cash and fixed income investments (“PTB”). Prior to October 11, 2013, Banc of California, Inc. was a multi-bank holding company with two banking subsidiaries, Pacific Trust Bank, a federal savings bank (“PacTrust Bank” or “Pacific Trust Bank”) and The Private Bank of California (“PBOC” or “Beach Business Bank” prior to July 1, 2013). On October 11, 2013, Banc of California, Inc. became a one-bank holding company when Pacific Trust Bank converted from a federal savings bank to a national bank and changed its name to Banc of California, National Association, and immediately thereafter The Private Bank of California was merged into Banc of California, National Association. On January 17, 2014, Banc of California, Inc. became a financial holding company.

The Company was incorporated under Maryland law in March 2002, and, in July 2013, the Company changed its name to “Banc of California, Inc.” and, as noted above, in October 2013, the Company’s subsidiary banks merged to form a single, national bank subsidiary under the name Banc of California, National Association. The Bank has one wholly owned subsidiary, CS Financial, Inc. (“CS Financial”), which was acquired on October 31, 2013.

Banc of California, Inc. is subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board” or “FRB”), and the Bank is subject to regulation primarily by the Office of the Comptroller of the Currency (the “OCC”). As a financial holding company, Banc of California, Inc. may engage in activities permissible for bank holding companies and may engage in other activities that are financial in nature or incidental or complementary to activities that are financial in nature, primarily securities, insurance and merchant banking activities.

Banc of California, Inc. is not an operating company and its assets primarily consist of the outstanding stock of the Bank as well as the outstanding membership interests of TPG and PTB. From time to time, Banc of California, Inc. has purchased impaired loans and leases, investments and other real estate owned (“OREO”) from the Bank to assure the Bank’s safety and soundness. Banc of California, Inc. has no significant liabilities at the holding company level other than $82.4 million of 7.50% Senior Notes due April 15, 2020 (“Senior Notes”) as of March 31, 2014 and related interest payments, compensation of its executive employees and directors, as well as expenses related to strategic initiatives. Banc of California, Inc. will have $12,725,467 of additional indebtedness at the holding company level upon completion of this offering (or up to $14,634,287 of additional indebtedness at the holding company level if the underwriter of this offering exercises its option to purchase additional securities in full) consisting of the amortizing notes issued in connection with this offering. Banc of California, Inc. also utilizes the support staff and offices of the Bank and pays the Bank for these services. If Banc of California, Inc. expands or changes its business in the future, it may hire additional employees of its own.

The Bank offers a variety of financial services to meet the banking and financial needs of the communities we serve. The Bank is headquartered in Orange County, California and as of March 31, 2014, the

Bank operated 16 branches in San Diego, Orange, and Los Angeles Counties in California and 53 mortgage loan production offices in California, Arizona, Oregon, Montana, Virginia and Washington.

The principal business of the Bank consists of attracting retail deposits from the general public and investing these funds primarily in commercial, consumer and real estate secured loans. The Bank solicits deposits in its market area and, to a lesser extent, from institutional depositors nationwide and may accept brokered deposits.

The Bank’s deposit product and service offerings include checking, savings, money market, certificates of deposit, retirement accounts, as well as mobile, online, cash and treasury management, card payment services, remote deposit, ACH origination, employer/employee retirement planning, telephone banking, automated bill payment, electronic statements, safe deposit boxes, direct deposit and wire transfers. Bank customers also have the ability to access their accounts through a nationwide network of over 30,000 surcharge-free ATMs.

The principal executive offices of the Company are located at 18500 Von Karman Avenue, Suite 1100, Irvine, California, and the Company’s telephone number is (949) 236-5211.

Recent Developments

Our Pending Acquisition of Branches from Banco Popular

On April 22, 2014, the Bank entered into a Purchase and Assumption Agreement (the “Purchase Agreement”) with Banco Popular North America (“BPNA”) pursuant to which the Bank agreed to acquire select assets and assume certain liabilities comprising BPNA’s network of 20 California branches (the “BPNA Branches,” and such transaction, the “Branch Acquisition”). Pursuant to the terms of the Purchase Agreement, the Bank will assume approximately $1.1 billion of deposits and acquire approximately $1.1 billion of loans related to the BPNA Branches (based on March 31, 2014 balances). See “Recent Developments—Branch Acquisition” beginning on page S-43 for a more detailed description of the Branch Acquisition.

Also on April 22, 2014, the Company entered into two separate Securities Purchase Agreements (the “SPAs”), one with OCM BOCA Investor, LLC, an entity owned by investment funds managed by Oaktree Capital Management, L.P. (“Oaktree”), and one with Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, “Patriot”), to raise a portion of the capital needed to finance the Branch Acquisition. Pursuant to the SPAs, the Company agreed to sell shares of voting common stock in a registered direct offering at a price of $11.50 per share, subject to adjustment in the event the Company sells shares of common stock in certain circumstances (including this offering and the Common Stock Offering) at a lower price prior to the closing of the investments contemplated by the SPAs (the “Direct Offering”). The Company agreed to sell a number of shares of voting common stock to Oaktree such that the percentage of the outstanding shares of the Company’s common stock owned by Oaktree immediately following the closing of the investment contemplated by its SPA will equal 9.9%. The Company agreed to sell a number of shares of voting common stock to Patriot that would result in an aggregate purchase price of $10 million; provided that Patriot may, at its option, purchase additional shares of voting common stock so that the percentage of the outstanding shares of the Company’s common stock owned by Patriot immediately following the closing of the investment contemplated by its SPA will equal up to 9.9%. The SPAs provide that the closings of the sales of shares to Oaktree and Patriot will occur substantially concurrently with the closing of the Branch Acquisition.

Transfer to New York Stock Exchange Listing

On May 14, 2014, the Company announced its intention to transfer the listing of its shares of voting common stock to the New York Stock Exchange and to voluntarily delist its shares from the Nasdaq Global Select Market in connection with such transfer. The Company’s shares are expected to commence trading on the

New York Stock Exchange under the stock symbol “BANC” on May 29, 2014. For more information, please see the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2014.

Concurrent Offering

Concurrently with this offering, the Company is offering 5,150,000 shares of our common stock (or 5,922,500 shares of our common stock if the underwriters of that offering exercise their option to purchase additional shares of common stock in full) (the “Common Stock Offering”). We estimate that the net proceeds of the Common Stock Offering will be approximately $46.6 million plus net proceeds of up to an additional $7.1 million if the option to purchase additional securities is exercised in full (in both cases after deducting underwriter’s discounts and commissions and expenses payable by us). See “Concurrent Offering.”

The common stock is being offered by means of a separate prospectus supplement and not by means of this prospectus supplement. Neither of the offerings is conditioned upon the consummation of the other offering.

Risk Factors

Investing in our securities involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-14 of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 17, 2014, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 9, 2014, as well as all other information included in this prospectus, including the documents incorporated by reference in this prospectus.

THE OFFERING

The following summary contains basic information about our units, purchase contracts and amortizing notes. This description is not complete and does not contain all of the information that you should consider before investing in our units, purchase contracts and amortizing notes. For a more complete understanding of our units, purchase contracts, common stock and amortizing notes, you should read “Description of the Tangible Equity Units,” “Description of the Purchase Contracts,” “Description of Common Stock and Preferred Stock” and “Description of the Amortizing Notes” in this prospectus supplement and in the accompanying prospectus, as applicable. To the extent that the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. In this section, the “Company,” “we,” “our,” or “us” refer only to Banc of California, Inc. and not to any of its subsidiaries.

Issuer	Banc of California, Inc.

Number of units offered in this offering	1,200,000 units (or 1,380,000 units if the underwriter exercises its option to purchase additional units in full).

Stated amount and initial offering price	$50 for each unit.

Components of each unit	Each unit is a unit composed of two parts:

•	a prepaid stock purchase contract (a “purchase contract”); and

•	a junior subordinated amortizing note issued by the Company (an “amortizing note”)

Each purchase contract will automatically settle on May 15, 2017 (the “mandatory settlement date”), and the Company will deliver not more than 5.1124 shares and not less than 4.4456 shares of its common stock, subject to adjustment, based upon the applicable settlement rate and applicable market value of its common stock, as described below under “Description of the Purchase Contracts—Delivery of Common Stock.”

The purchase contract holders will not receive any cash distributions.

Each amortizing note will have an initial principal amount of $10.604556, bear interest at the rate of 7.50% per annum and have a scheduled final installment payment date of May 15, 2017. On each February 15, May 15, August 15 and November 15 commencing on August 15, 2014, the Company will pay equal quarterly installments of $1.00 on each amortizing note. The quarterly installment payable on August 15, 2014, however, will be $0.933333. Each installment will constitute a payment of interest and a partial repayment of principal, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.” The Company will have the right to defer installment payments at any time and from time to time under the circumstances, and subject to the conditions, described herein, so long as such deferral period does not extend beyond May 15, 2019.

The return to an investor on a unit will depend upon the return provided by each component. The overall return will consist of the value of the shares of the Company’s common stock delivered upon settlement of the purchase contracts and the cash installments paid on the amortizing notes.

Each unit may be separated into its components	Each unit may be separated into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately succeeding the date of initial issuance of the unit to, but excluding, the third business day immediately preceding the mandatory settlement date. Prior to separation, the units may be purchased and transferred only as units.

A unit may be recreated from its components	If you hold a separate purchase contract and a separate amortizing note, you may combine the two components to recreate a unit.

Absence of a public market	We cannot make any assurance as to the development or liquidity of any market for the units, the purchase contracts or the amortizing notes or that an established trading market for the units, the purchase contracts or the amortizing notes, if developed, will be maintained. The underwriter of this offering has advised us that it intends to make a market in the units. However, it is not obligated to do so, and it may discontinue any market making with respect to the units without notice.

We do not intend to apply for a listing of the units, the purchase contracts or the amortizing notes on any securities exchange.

Net proceeds	We estimate that our net proceeds from this offering without exercise of the option to purchase additional units will be approximately $56.1 million (after deducting underwriting discounts and commissions and estimated offering expenses). If the underwriter exercises its option to purchase additional units in full, we estimate that our net proceeds from this offering will be approximately $64.6 million (after deducting underwriting discounts and commissions and estimated offering expenses).

Use of proceeds	We intend to use the net proceeds from this offering, the Direct Offering and the Common Stock Offering to consummate the Branch Acquisition and for general corporate purposes. See “Use of Proceeds.”

NASDAQ Global Select Market symbol	BANC. On May 14, 2014, we announced our intention to transfer the listing of our shares of voting common stock to the New York Stock Exchange and to voluntarily delist our shares from the Nasdaq Global Select Market in connection with such transfer. Our shares are expected to commence trading on the New York Stock Exchange under the stock symbol “BANC” on May 29, 2014.

Risk factors	Investing in our units involves risks. Before investing, you should consider carefully the matters set forth under “Risk Factors,” beginning on page S-14, for a discussion of the risks related to an investment in our units.

Concurrent Offering	Concurrently with this offering, we are offering 5,150,000 shares of our common stock (or 5,922,500 shares of our common stock if the underwriters of that offering exercise their option to purchase additional shares of our common stock in full). The common stock is being offered by means of a separate prospectus supplement and not by means of this prospectus supplement. Neither of the offerings is conditioned upon the consummation of the other offering. For more information, see “Concurrent Offering” in this prospectus supplement.

The Purchase Contracts

Mandatory Settlement	On the mandatory settlement date, May 15, 2017, each purchase contract will automatically settle and the Company will deliver a number of shares of its common stock, based on the applicable settlement rate, unless such purchase contract has been previously settled at the holder’s option. The settlement of the purchase contracts on the mandatory settlement date cannot be deferred.

Settlement Rate	The “settlement rate” for each purchase contract will be not more than 5.1124 shares and not less than 4.4456 shares of the Company’s common stock, subject to adjustment as described herein, depending on the applicable market value of the Company’s common stock, calculated as described below.

•	If the applicable market value equals or exceeds $11.247 (the “threshold appreciation price”), you will receive 4.4456 shares of common stock per purchase contract (the “minimum settlement rate”).

•	If the applicable market value is greater than $9.78 (the “reference price”), but is less than the threshold appreciation price, you will receive a number of shares per purchase contract equal to $50, divided by the applicable market value.

•	If the applicable market value is less than or equal to the reference price, you will receive 5.1124 shares of common stock per purchase contract (the “maximum settlement rate”).

The reference price is the public offering price of the Company’s common stock in the concurrent Common Stock Offering.

The settlement rate is subject to adjustment as described below under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.”

The “applicable market value” means the average of the daily VWAPs of the Company’s common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the mandatory settlement date. The threshold appreciation price represents an approximate 15% appreciation over the reference price.

The following table illustrates the settlement rate per purchase contract and the value of the Company’s common stock issuable upon settlement on the mandatory settlement date, determined using the applicable market value shown, subject to adjustment.

Applicable Market Value of the Company’s Common Stock	Settlement Rate	Value of Common Stock
Less than or equal to $9.78	5.1124	Less than $50
Between $9.78 and $11.247	Number of shares equal to $50 divided by the applicable market value	$50
Greater than or equal to $11.247	4.4456	Greater than $50

Early Settlement at your election	At any time prior to the third business day immediately preceding the mandatory settlement date, you may settle any or all of your purchase contracts early, in which case the Company will deliver a number of shares of its common stock equal to the minimum settlement rate, which is subject to adjustment as described below under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.” That is, the market value of the Company’s common stock on the early settlement date will not affect the early settlement rate. Your right to settle your purchase contract prior to the mandatory settlement date is subject to the delivery of your purchase contract.

In addition, if a “fundamental change” (as defined herein) occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of the Company’s common stock based on the “fundamental change early settlement rate” as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Early Settlement at our election	We may elect to settle all outstanding purchase contracts early at the “early mandatory settlement rate” upon a date fixed by us upon not less than 5 business days’ notice (the “early mandatory settlement date”).

The “early mandatory settlement rate” will be the maximum settlement rate, unless the closing price (as defined herein) of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately preceding the date on which the Company provides notice of the early settlement exceeds 130% of the threshold appreciation price in effect on each such trading day, in which case the “early mandatory settlement rate” will be the minimum settlement rate.

If we elect to settle all the purchase contracts early, you will have the right to require us to repurchase your amortizing notes on the repurchase date and at the repurchase price as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

The Amortizing Notes

Initial principal amount of each amortizing note	$10.604556.

Installment payments	Each quarterly installment payment of $1.00 will be paid in cash and will constitute a partial repayment of principal and a payment of interest, computed at a rate of 7.50% per year. The quarterly installment payable on August 15, 2014, however, will be $0.933333.

Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

Right to defer installment payments	The Company will have the right to defer installment payments at any time and from time to time under the circumstances, and subject to the conditions, described under “Description of the Amortizing Notes—Option to Extend Installment Payment Period” so long as such deferral period does not extend beyond May 15, 2019.

Ranking of the amortized notes	The amortizing notes will be junior subordinated obligations of the Company and will rank junior both in liquidation and right of payment to all “Senior Debt” (as defined under “Description of the Amortizing Notes—Subordination”). The amortizing notes will rank equally with all of the Company’s unsecured and junior subordinated indebtedness, whether currently existing or hereinafter created, other than junior subordinated indebtedness that is designated as junior to the amortizing notes. The Company may issue additional series of junior subordinated notes that rank pari passu with the amortizing notes.

Repurchase of amortizing notes at the option of the holder	If we elect to settle the purchase contracts early (as described under “Description of the Purchase Contracts—Early Settlement at Our Election”), then holders will have the right to require us to repurchase some or all of their amortizing notes on the repurchase date for cash at the repurchase price per note to be repurchased, in accordance with and subject to the conditions described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

RISK FACTORS

An investment in our securities involves various risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 17, 2014, in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed on May 9, 2014, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should carefully consider the risks described below, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our securities. The risks described below are not the only risks applicable to us. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

Risks Relating to Our Pending Branch Acquisition from Banco Popular

The Branch Acquisition may not be completed, or if completed may not be successful, due to a number of factors.

Consummation of the Branch Acquisition is subject to receipt of required regulatory approvals, including the approval of the OCC, and the satisfaction of other closing conditions, including our receipt of sufficient financing, in the aggregate, necessary to consummate the Branch Acquisition. The Branch Acquisition may not be completed, or if completed may not be successful, due to a number of factors, including, without limitation:

•	We may not receive the necessary regulatory approvals to consummate the Branch Acquisition or any such approval may contain terms, conditions or restrictions that will have a material adverse effect on the Bank;

•	We may not be able to access necessary capital on a timely basis, including that we may not complete this offering, the Direct Offering or the Common Stock Offering;

•	We may not be able to successfully integrate the BPNA Branches into our current operations;

•	We may not be able to limit the outflow of deposits held by our new customers in the BPNA Branches and to retain interest-earning assets (i.e., loans) acquired in the Branch Acquisition;

•	The credit quality of loans acquired as part of the Branch Acquisition may deteriorate;

•	We may not be able to attract new deposits and to generate new interest-earning assets;

•	We may not be able to deploy the cash received in the Branch Acquisition on a timely basis into assets, including investment securities, bearing sufficiently high yields without incurring unacceptable credit or interest rate risk;

•	We may not be able to control the incremental noninterest expense from the BPNA Branches in a manner that enables us to maintain a favorable overall efficiency ratio;

•	We may not be able to retain and attract appropriate personnel to staff the BPNA Branches; and

•	We may not be able to earn acceptable levels of noninterest income, including fee income, from the BPNA Branches.

There can be no assurance that the conditions to the closing of the Branch Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Branch Acquisition.

Any delay in closing or a failure to close could have a negative impact on our business and the trading prices of our securities, including our common stock. Likewise, the Branch Acquisition may be completed on terms that differ, perhaps materially, from those described in this prospectus supplement and the documents incorporated herein by reference and investors will not be entitled to require us to repurchase any of our securities as a result of any such differences.

If completed, the success of the Branch Acquisition will depend, in part, on our ability to realize the anticipated business opportunities and growth prospects we expect to result from the addition of the BPNA Branches. We may never realize these business opportunities and growth prospects. Integrating operations will be complex and will require significant efforts and expenditures on the part of both us and BPNA. Our management might have its attention diverted while trying to integrate operations and corporate and administrative infrastructures and the cost of integration may exceed our expectations. We may also be required to make unanticipated capital expenditures or investments in order to maintain, improve or sustain the BPNA Branches we expect to acquire or take write-offs or impairment charges or recognize amortization expenses resulting from the Branch Acquisition and may be subject to unanticipated or unknown liabilities relating to the BPNA Branches we expect to acquire. We might experience increased competition that limits our ability to expand our business, and we might not be able to capitalize on expected business opportunities, including retaining current customers of BPNA.

It is also possible that the integration process could result in the loss of key employees, the disruption of our ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties or our ability to achieve the anticipated benefits of the Branch Acquisition and could harm our financial performance.

No assurance can be given that we will be able to integrate the BPNA Branches successfully, that the Branch Acquisition will not expose us to unknown material liabilities, that the operation of the BPNA Branches will not adversely affect our existing profitability, that we will be able to achieve results in the future similar to those achieved by our existing banking business, that we will be able to compete effectively in new market areas, or that we will be able to manage growth resulting from the Branch Acquisition effectively. The difficulties or costs we may encounter in the integration could materially and adversely affect our earnings and financial condition.

The pricing of deposit liabilities and loan run-off rates could be substantially different than what we have projected in connection with our planning for the Branch Acquisition and the integration of the BPNA Branches.

We expect to obtain approximately $1.1 billion in deposit liabilities and approximately $1.1 billion in loan assets from the Branch Acquisition (based on March 31, 2014 balances).

We have agreed to pay BPNA approximately $5.4 million for the deposits assumed and loans acquired in the Branch Acquisition, which equates to an effective deposit premium of 0.5%, based upon March 31, 2014 balances. In addition, deposit run-off is expected to occur following the closing. While we believe we used a reasonable deposit run-off rate assumption for purposes of valuing the transaction, actual run-off could be higher. Moreover, it is not known whether we will be able to retain loan relationships acquired in the Branch Acquisition over time.

We will need to convert customer loan and deposit data from BPNA’s data processing system to our data processing systems. Problems or errors in the customer account conversion process, and customer interface required to replace certain BPNA products and services with comparable products and services of the Bank, could adversely affect customer relationships, increase run-off of deposit and loan customers and result in unexpected charges and costs. Similarly, run-off could increase if we are not able to cost effectively service particular BPNA loan or deposit products with special features. An unanticipated increase in the run-off rate could increase the effective cost to us of the Branch Acquisition.

The credit quality of loans associated with the Branch Acquisition may be poorer than expected, which would require us to increase our allowance for loan losses and negatively affect our earnings.

Pursuant to the Purchase Agreement, the Bank will acquire approximately $1.1 billion of loans related to the BPNA Branches (based on March 31, 2014 balances). As part of our due diligence on the BPNA Branches, we reviewed a sample of these loans in various categories and have found them to be of acceptable credit quality. Our examination of these loans was made using the same criteria, analyses and collateral evaluations that we have traditionally used in the ordinary course of our business. Although we believe the loans that we will acquire are of acceptable credit quality, and nonperforming loans, non-accrual loans or other real estate owned are generally excluded from the Branch Acquisition, no assurance can be given as to the future performance of these loans.

We face risks related to lending funds acquired in the Branch Acquisition.

Our strategic plan focuses on the continued development and growth of a diversified loan portfolio. Certain risks are inherent in the lending function, including a borrower’s inability to pay, insufficient collateral coverage and changes in interest rates. Repayment risk on commercial loans arises from changing economic conditions in particular geographic areas, businesses or industries that impair the operating performance of commercial borrowers. Risks associated with commercial real estate loans and general business loans also include changes in general economic conditions that affect underlying collateral values.

We will incur significant transaction and acquisition-related integration costs in connection with the Branch Acquisition.

We are currently developing a plan to integrate the BPNA Branches to be acquired in the Branch Acquisition. Although we anticipate achieving cost synergies in connection with the Branch Acquisition, we also expect to incur costs to implement such cost savings measures. We anticipate that we will incur certain non-recurring charges in connection with this integration, including charges associated with the integrating process and systems. We cannot identify the timing, nature and amount of all such charges as of the date of this prospectus supplement. Further, we currently expect to incur significant transaction costs that will be charged as an expense in the period incurred. The significant transaction costs and acquisition-related integration costs could materially adversely affect our results of operations in the period in which such charges are recorded or our cash flow in the period in which any related costs are actually paid. The net benefit associated with the anticipated elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the BPNA Branches, may not be achieved in the near term, or at all. Accordingly, the cost and operational savings may not be achievable in our anticipated amount or timeframe or at all. Investors should not place undue reliance on the anticipated benefits of the Branch Acquisition in making their investment decision.

We and BPNA will be subject to business uncertainties while the Branch Acquisition is pending that could adversely affect our and its businesses.

Uncertainty about the effect of the Branch Acquisition on employees and customers may have an adverse effect on us and BPNA and, consequently, on the BPNA Branches to be acquired in the Branch Acquisition. These uncertainties may impair our and BPNA’s ability to attract, retain and motivate key personnel until the Branch Acquisition is completed and for a period of time thereafter. These uncertainties may also cause customers, suppliers and others that deal with us and BPNA to seek to change existing business relationships with the two companies. Employee retention could be reduced during the pendency of the Branch Acquisition, as employees may experience uncertainty about their future roles. If, despite our and BPNA’s retention efforts, key employees depart because of concerns relating to the uncertainty and difficulty of the integration process or a desire not to join us following the Branch Acquisition, our business could be harmed.

Risks Relating to This Offering and Our Voting Common Stock

This offering is not contingent upon the Branch Acquisition, and there can be no assurance that the Branch Acquisition will be consummated.

While we intend to use the net proceeds from this offering to consummate the Branch Acquisition and for general corporate purposes, the closing of the Branch Acquisition is subject to certain closing conditions, some of which are beyond our control. No assurance can be given that the Branch Acquisition will be completed in the anticipated timeframe, on the terms described or at all.

Consummation of this offering is not contingent upon the consummation of the Branch Acquisition. If the Branch Acquisition does not close, the net proceeds from this offering will be used for general corporate purposes. Because our management would have broad discretion over the use of the net proceeds from this offering under those circumstances, you may not agree with how we would use the proceeds, and we might not invest the proceeds successfully. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from this offering if the Branch Acquisition is not completed, and you will not have the opportunity, as part of your investment decision to assess whether you believe we are using the proceeds appropriately. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

Our trading volume may not provide adequate liquidity for investors.

Our voting common stock is currently listed on the Nasdaq Global Select Market. However, the average daily trading volume in our voting common stock is less than that of larger financial services companies. A public trading market having the desired depth, liquidity and orderliness depends on the presence of a sufficient number of willing buyers and sellers for our voting common stock at any given time. This presence is impacted by general economic and market conditions and investors’ views of us. Because our trading volume is limited relative to larger financial services companies, any significant sales of our shares could cause a decline in the market value of our voting common stock.

On May 14, 2014, we announced our intention to transfer the listing of our shares of voting common stock to the New York Stock Exchange and to voluntarily delist our shares from the Nasdaq Global Select Market in connection with such transfer. Our shares are expected to commence trading on the New York Stock Exchange under the stock symbol “BANC” on May 29, 2014. No assurance can be given with regard to the trading volume or liquidity of our voting common stock following the transfer of our listing to the New York Stock Exchange, if such transfer is completed.

The price of our voting common stock may fluctuate significantly, and this may make it difficult for you to resell our voting common stock when you want or at prices you find attractive.

We cannot predict how our voting common stock will trade in the future. The market value of our voting common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control, as well as the other factors described in this “Risk Factors” section, elsewhere in this prospectus and in the documents incorporated herein by reference:

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	developments related to investigations, proceedings or litigation that involve us;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions and financings, including the Common Stock Offering;

•	actions of our current shareholders, including sales of stock by existing shareholders and our directors and executive officers;

•	fluctuations in the stock prices and operating results of our competitors;

•	regulatory developments; and

•	other developments related to the financial services industry.

The market value of our voting common stock may also be affected by conditions affecting the financial markets in general, including price and trading fluctuations. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our voting common stock and (ii) sales of substantial amounts of our voting common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad fluctuations may adversely affect the market value of our voting common stock.

Future sales of our common stock or other securities may dilute the value and adversely affect the market price of our voting common stock.

In many situations, our board of directors has the authority, without any vote of our shareholders, to issue shares of our authorized but unissued shares of our common stock or shares of our authorized but unissued preferred stock. Our board of directors also has the power to amend our charter, without shareholder approval, to increase the number of shares of stock we are authorized to issue. In the future, we may issue additional securities, through public or private offerings, including but not limited to the Direct Offering and the Common Stock Offering, in order to raise additional capital. Any such issuance would dilute the percentage of ownership interest of existing shareholders and may dilute the per share book value of our common stock. In addition, option, stock appreciation right and warrant holders may exercise their options, stock appreciation rights and warrants at times when we would otherwise be able to obtain additional equity capital on more favorable terms. In the case of issuances of our preferred stock, any issuances would likely result in your interest being subject to the prior rights of holders of that preferred stock. The market price of our common stock could decline as a result of this offering, the Common Stock Offering and the Direct Offering, as well as sales of shares of our common stock made after such offerings or the perception that such sales could occur.

Regulatory restrictions may limit or prevent us from paying dividends on our voting common stock.

Banc of California, Inc. derives substantially all of its revenue in the form of dividends from its subsidiaries. Accordingly, Banc of California, Inc. is and will be dependent upon dividends from its subsidiaries to pay the principal of and interest on its indebtedness, to satisfy its other cash needs and to pay dividends on its capital stock. Banc of California, Inc.’s subsidiaries’ ability to pay dividends is subject to their ability to earn net income and to meet certain regulatory requirements. If our subsidiaries are unable to pay dividends, Banc of California, Inc. may not be able to service its debt, pay its other obligations or pay dividends on its preferred or common stock, which could have a material adverse impact on our financial condition or the value of your investment in the units insofar as their value is derived from the value of our voting common stock.

Our voting common stock is equity and is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.

The purchase contracts, pursuant to which we will deliver to you shares of our voting common stock, are components of the units. Shares of our voting common stock that you may receive upon settlement of a purchase contract will represent equity interests in us and do not constitute indebtedness. Accordingly, the shares of our voting common stock will rank junior to all of our existing and future indebtedness and to other non-equity claims against us with respect to assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our voting common stock are subject to the prior dividend and liquidation rights of the holders of our outstanding preferred stock. As of March 31, 2014, we had 82,250 shares of preferred stock issued and outstanding, consisting of 32,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share (“Series A Preferred Stock”), 10,000 shares of Non-Cumulative Perpetual Preferred Stock, Series B, liquidation amount $1,000 per share (“Series B Preferred Stock”), and 40,250 shares of 8.00 percent Non-Cumulative Perpetual Preferred Stock, Series C, liquidation amount $1,000 per share (“Series C Preferred Stock,” and together with the Series A Preferred Stock and Series B Preferred Stock, the “Preferred Stock”). Each series of the Preferred Stock ranks equally (pari passu) with each other series of the Preferred Stock and senior to our common stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc. We may also issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or voting rights that dilute the voting power of the common stock. Our board of directors is authorized to issue additional classes or series of preferred stock generally without any action on the part of the holders of our common stock, and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of a holder of our voting common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, holders of our voting common stock will be effectively subordinated to all existing and future liabilities and obligations of our subsidiaries.

Anti-takeover provisions could negatively impact our shareholders.

Provisions in our charter and bylaws, the corporate laws of the State of Maryland and federal regulations could delay, defer or prevent a third party from acquiring us, despite the possible benefit to our shareholders, or otherwise adversely affect the market price of any class of our equity securities, including our voting common stock. These provisions include a prohibition on voting shares of common stock beneficially owned in excess of 10% of total shares outstanding; supermajority voting requirements for certain business combinations with any person who beneficially owns 10% or more of our outstanding common stock; the election of directors to staggered terms of three years; advance notice requirements for nominations for election to our board of directors and for proposing matters that shareholders may act on at shareholder meetings; a requirement that only directors may fill a vacancy in our board of directors; and supermajority voting requirements to remove any of our directors. Our charter also authorizes our board of directors to issue preferred stock, and preferred stock could be issued as a defensive measure in response to a takeover proposal. In addition, pursuant to banking regulations, as a general matter, no person or company, acting individually or in concert with others, may acquire 10% or more of our voting common stock without prior approval from the Federal Reserve Board.

These provisions may discourage potential takeover attempts, discourage bids for our voting common stock at a premium over market price, or adversely affect the market price of, and the voting and other rights of the holders of, our voting common stock. These provisions could also discourage proxy contests and make it more difficult for holders of our voting common stock to elect directors other than the candidates nominated by our board of directors. In addition, because of the voting limitation in our charter referred to above, the voting rights any person or group acquiring beneficial ownership of more than 10% of the outstanding shares of our voting common stock will not be commensurate with their economic interest in the Company.

Risks Relating to Our Business and Operating Environment

Our business strategy includes significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

We have pursued and intend to continue to pursue an organic and acquisition growth strategy for our business. We regularly evaluate potential acquisitions and expansion opportunities. If appropriate opportunities present themselves, we expect to engage in selected acquisitions of financial institutions, branch acquisitions and other business growth initiatives or undertakings. There can be no assurance that we will successfully identify appropriate opportunities, that we will be able to negotiate or finance such activities or that such activities, if undertaken, will be successful.

There are risks associated with our growth strategy. To the extent that we grow through acquisitions, we cannot ensure that we will be able to adequately or profitably manage this growth. Acquiring other banks, branches or other assets, as well as other expansion activities, involves various risks including the risk of incorrectly assessing the credit quality of acquired assets, encountering greater than expected costs of integrating acquired banks or branches, the risk of loss of customers and/or employees of the acquired institution or branch, executing cost savings measures, not achieving revenue enhancements and otherwise not realizing the transaction’s anticipated benefits. Our ability to address these matters successfully cannot be assured. In addition, our strategic efforts may divert resources or management’s attention from ongoing business operations, may require investment in integration and in development and enhancement of additional operational and reporting processes and controls, and may subject us to additional regulatory scrutiny.

Our growth initiatives may also require us to recruit experienced personnel to assist in such initiatives. Accordingly, the failure to identify and retain such personnel would place significant limitations on our ability to successfully execute our growth strategy. In addition, to the extent we expand our lending beyond our current market areas, we could incur additional risks related to those new market areas. We may not be able to expand our market presence in our existing market areas or successfully enter new markets.

If we do not successfully execute our acquisition growth plan, it could adversely affect our business, financial condition, results of operations, reputation and growth prospects. In addition, if we were to conclude that the value of an acquired business had decreased and that the related goodwill had been impaired, that conclusion would result in an impairment of goodwill charge to us, which would adversely affect our results of operations. While we believe we will have the executive management resources and internal systems in place to successfully manage our future growth, there can be no assurance that growth opportunities will be available or that we will successfully manage our growth.

Our recent acquisitions of PBOC, Palisades and CS Financial may present certain risks to our business and operations.

We completed our acquisitions of PBOC and the Palisades on July 1, 2013 and September 10, 2013, respectively, and the Bank completed the acquisition of CS Financial on October 31, 2013. Difficulties in capitalizing on the opportunities presented by the PBOC, Palisades and CS Financial acquisitions may prevent us from fully achieving the expected benefits from the acquisitions, or may cause the achievement of such expected benefits to take longer than expected.

Further, the assimilation of PBOC’s customers and markets could result in higher than expected deposit attrition, loss of key employees, disruption of our businesses, or otherwise adversely affect our ability to maintain relationships with customers and employees or achieve the anticipated benefits of the acquisitions. These matters could have an adverse effect on us for an undetermined period. We will likely be subject to similar risks and difficulties in connection with any future acquisitions.

Our financial condition and results of operations are dependent on the economy, particularly in the Bank’s market areas. The current economic conditions in the market areas we serve may continue to impact our earnings adversely and could increase the credit risk of our loan and lease portfolio.

Deterioration in economic conditions in the market areas we serve could result in the following consequences, any of which could have a material adverse effect on our business, financial condition and results of operations:

•	Demand for our products and services may decline;

•	Loan and lease delinquencies, problem assets and foreclosures may increase;

•	Collateral for our loans and leases may further decline in value; and

•	The amount of our low-cost or non-interest-bearing deposits may decrease.

The national economy in general and the financial services sector in particular continue to face significant challenges. We cannot accurately predict the possibility of the economy’s return to recessionary conditions or to a period of economic weakness, which would adversely impact the markets we serve. Any deterioration in national or local economic conditions would have an adverse effect, which could be material, on our business, financial condition, results of operations and prospects, and any economic weakness could present substantial risks for the banking industry and for us.

There are risks associated with our lending activities and our allowance for loan and lease losses may prove to be insufficient to absorb probable incurred losses in our loan and lease portfolio.

Lending money is a substantial part of our business. Every loan and lease carries a certain risk that it will not be repaid in accordance with its terms or that any underlying collateral will not be sufficient to assure repayment. This risk is affected by, among other things:

•	Cash flow of the borrower and/or the project being financed;

•	In the case of a collateralized loan or lease, the changes and uncertainties as to the future value of the collateral;

•	The credit history of a particular borrower;

•	Changes in economic and industry conditions; and

•	The duration of the loan or lease.

We maintain an allowance for loan and lease losses which we believe is appropriate to provide for probable incurred losses in our loan and lease portfolio. The amount of this allowance is determined by our management through a periodic review and consideration of several factors, including, but not limited to:

•	An ongoing review of the quality, size and diversity of the loan and lease portfolio;

•	Evaluation of non-performing loans and leases;

•	Historical default and loss experience;

•	Historical recovery experience;

•	Existing economic conditions;

•	Risk characteristics of the various classifications of loans and leases; and

•	The amount and quality of collateral, including guarantees, securing the loans and leases.

If our loan and lease losses exceed our allowance for probable incurred loan and lease losses, our business, financial condition and profitability may suffer.

The determination of the appropriate level of the allowance for loan and lease losses inherently involves a high degree of subjectivity and requires us to make various assumptions and judgments about the collectability of our loan and lease portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans and leases. In determining the amount of the allowance for loan and lease losses, we review our loans and leases and the loss and delinquency experience, and evaluate economic conditions and make significant estimates of current credit risks and future trends, all of which may undergo material changes. If our estimates are incorrect, the allowance for loan and lease losses may not be sufficient to cover losses inherent in our loan and lease portfolio, resulting in the need for additions to our allowance through an increase in the provision for loan and lease losses. Deterioration in economic conditions affecting borrowers, new information regarding existing loans and leases, identification of additional problem loans and leases and other factors, both within and outside of our control, may require an increase in the allowance for loan and lease losses. Our allowance for loan and lease losses was 0.83 percent of gross loans and leases held for investment and 61.66 percent of nonperforming loans at March 31, 2014. In addition, bank regulatory agencies periodically review our allowance for loan and lease losses and may require an increase in the provision for loan and lease losses or the recognition of further charge-offs, based on judgments different than that of management. If charge-offs in future periods exceed the allowance for loan and lease losses, we will need additional provisions to increase the allowance for loan and lease losses. Any increases in the provision for loan and lease losses will result in a decrease in net income and may have a material adverse effect on our financial condition and results of operations.

Our business may be adversely affected by credit risk associated with residential property and declining property values.

At March 31, 2014, $1.26 billion, or 52.6 percent of our total gross loan and lease portfolio, was secured by one-to-four family mortgage loans and home equity lines of credit. This type of lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. The decline in residential real estate values as a result of the downturn in the California housing markets has reduced the value of the real estate collateral securing these types of loans and increased the risk that we would incur losses if borrowers default on their loans. Residential loans with high combined loan-to-value ratios generally will be more sensitive to declining property values than those with lower combined loan-to-value ratios and therefore may experience a higher incidence of default and severity of losses. In addition, if the borrowers sell their homes, the borrowers may be unable to repay their loans in full from the sale proceeds. As a result, these loans may experience higher rates of delinquencies, defaults and losses, which will in turn adversely affect our financial condition and results of operations.

Our loan portfolio possesses increased risk due to our level of adjustable rate loans.

A substantial majority of our real estate secured loans held are adjustable-rate loans. Any rise in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans, increasing the possibility of defaults that may adversely affect our profitability.

Our underwriting practices may not protect us against losses in our loan portfolio.

We seek to mitigate the risks inherent in our loan portfolio by adhering to specific underwriting practices, including: analyzing a borrower’s credit history, financial statements, tax returns and cash flow projections; valuing collateral based on reports of independent appraisers; and verifying liquid assets. Although we believe that our underwriting criteria are, and historically have been, appropriate for the various kinds of loans we make, we have incurred losses on loans that have met these criteria, and may continue to experience higher than expected losses depending on economic factors and consumer behavior. In addition, our ability to assess the creditworthiness of our customers may be impaired if the models and approaches we use to select, manage, and underwrite our customers become less predictive of future behaviors. Finally, we may have higher credit risk, or experience higher credit losses, to the extent our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral. Our residential loan portfolio is largely jumbo loans that exceed the loan size limit of Fannie Mae and Freddie Mac and therefore have a more limited secondary market demand than that of conforming loans. At March 31, 2014, 73 percent of our commercial real estate loans and 93.4 percent of our residential mortgages were secured by collateral in Southern California. Deterioration in real estate values and underlying economic conditions in Southern California could result in significantly higher credit losses to our portfolio.

Our non-traditional, interest-only single-family residential mortgage loans expose us to increased lending risk.

Many of the residential mortgage loans we have originated for investment consisted of non-traditional single-family residential mortgage loans that do not conform to Fannie Mae or Freddie Mac underwriting guidelines as a result of characteristics of the borrower or property, the loan terms, loan size or exceptions from agency underwriting guidelines.

In the case of interest-only loans, a borrower’s monthly payment is subject to change when the loan converts to fully-amortizing status. Since the borrower’s monthly payment may increase by a substantial amount even without an increase in prevailing market interest rates, the borrower might not be able to afford the increased monthly payment. In addition, interest-only loans have a large, balloon payment at the end of the loan term, which the borrower may be unable to pay. Negative amortization involves a greater risk to us because credit risk exposure increases when the loan incurs negative amortization and the value of the home serving as collateral for the loan does not increase proportionally. Negative amortization is only permitted up to 110 percent of the original loan to value ratio during the first five years the loan is outstanding, with payments adjusting periodically as provided in the loan documents, potentially resulting in higher payments by the borrower. The adjustment of these loans to higher payment requirements can be a substantial factor in higher loan delinquency levels because the borrowers may not be able to make the higher payments. Also, real estate values may decline, and credit standards may tighten in concert with the higher payment requirement, making it difficult for borrowers to sell their homes or refinance their loans to pay off their mortgage obligations. For these reasons, interest-only loans and negative amortization loans are considered to have an increased risk of delinquency, default and foreclosure than conforming loans and may result in higher levels of realized losses.

Our income property loans, consisting of commercial and multi-family real estate loans, involve higher principal amounts than other loans and repayment of these loans may be dependent on factors outside our control or the control of our borrowers.

We originate commercial and multi-family real estate loans for individuals and businesses for various purposes, which are secured by commercial properties. These loans typically involve higher principal amounts than other types of loans, and repayment is dependent upon income generated, or expected to be generated, by the property securing the loan in amounts sufficient to cover operating expenses which are affected by changes in the economy or local market conditions. For example, if the cash flow from the borrower’s project is reduced as a result of leases not being obtained or renewed, the borrower’s ability to repay the loan may be impaired. Commercial and multi-family real estate loans also expose us to greater credit risk than loans secured by residential real estate because the collateral securing these loans typically cannot be sold as easily as residential real estate. In addition, many of our commercial and multi-family real estate loans are not fully amortizing and contain large balloon payments upon maturity. Such balloon payments may require the borrower to either sell or refinance the underlying property in order to make the payment, which may increase the risk of default or non-payment.

If we foreclose on a commercial or multi-family real estate loan, our holding period for the collateral typically is longer than for residential mortgage loans because there are fewer potential purchasers of the collateral. Additionally, commercial and multi-family real estate loans generally have relatively large balances to single borrowers or related groups of borrowers. Accordingly, if we make any errors in judgment in the collectability of our commercial and multi-family real estate loans, any resulting charge-offs may be larger on a per loan basis than those incurred with our residential or consumer loan portfolios. As of March 31, 2014, our commercial and multi-family real estate loans totaled $741.1 million, or 30.9 percent of our total gross loan portfolio.

Our portfolio of Green Loans subjects us to greater risks of loss.

We have a portfolio of Green Account home equity loans which generally have a fifteen year draw period with interest-only payment requirements, and a balloon payment requirement at the end of the draw period. The Green Loans include an associated “clearing account” that allows all types of deposit and withdrawal transactions to be performed by the borrower during the term. We ceased originating new Green Loans in 2011; however, existing Green Loan borrowers are entitled to continue to draw on their Green Loans, and at March 31, 2014, the balance of Green Loans in our portfolio totaled $148.6 million.

In 2011, we implemented an information reporting system which allowed us to capture more detailed information than was previously possible, including transaction level data concerning our Green Loans. Although such transaction level data would have enabled us to more closely monitor trends in the credit quality of our Green Loans, we do not possess the enhanced transaction level data relating to the Green Loans for periods prior to the implementation of those enhanced systems. Although we do not believe that the absence of such historical data itself represents a material impediment to our current mechanisms for monitoring the credit quality of the Green Loans, until we compile sufficient transaction level data going forward we are limited in our ability to use historical information to monitor trends in the portfolio that might assist us in anticipating credit problems. Green Loans expose us to greater credit risk than other residential mortgage loans because they are non-amortizing and contain large balloon payments upon maturity. Although the loans require the borrower to make monthly interest payments, we are also subject to an increased risk of loss in connection with the Green Loans because payments due under the loans can be made by means of additional advances drawn by the borrower, up to the amount of the credit limit, thereby increasing our overall loss exposure due to negative amortization. The balloon payment due on maturity may require the borrower to either sell or refinance the underlying property in order to make the payment, which may increase the risk of default or non-payment. Our ability to take remedial actions in response to these additional risks of loss is limited by the terms and conditions of the Green Loans and our alternatives consist primarily of the ability to curtail additional borrowing when we determine that either the collateral value of the underlying real property or the credit worthiness of the borrower no longer supports the level of credit originally extended. Additionally, many of our Green Loans have larger balances than traditional residential mortgage loans, and accordingly, if the loans go into default either during the draw period or at maturity, any resulting charge-offs may be larger on a per loan basis than those incurred with traditional residential loans.

If our investments in other real estate owned are not properly valued or sufficiently reserved to cover actual losses, or if we are required to increase our valuation reserves, our earnings could be reduced.

We obtain updated valuations in the form of appraisals and broker price opinions when a loan has been foreclosed upon and the property is taken in as OREO, and at certain other times during the asset’s holding period. Our net book value (“NBV”) in the loan at the time of foreclosure and thereafter is compared to the updated market value (fair value) of the foreclosed property less estimated selling costs. A charge-off is recorded for any excess in the asset’s NBV over its fair value. If our valuation process is incorrect, the fair value of our investments in OREO may not be sufficient to recover our NBV in such assets, resulting in the need for additional write-downs. Additional write-downs to our investments in OREO could have a material adverse effect on our financial condition and results of operations. Our bank regulators periodically review our OREO and may require us to recognize further write-downs. Any increase in our write-downs, as required by such regulator, may have a material adverse effect on our financial condition and results of operations. As of March 31, 2014, we had OREO of $150,000.

Our portfolio of “re-performing” loans subjects us to a greater risk of loss.

We have a portfolio of re-performing residential mortgage loans which we purchased in several large pools at a discount to the outstanding principal balance on the loans. These re-performing loans were discounted because either (i) the borrower was delinquent at the time of the loan purchase or had previously been delinquent and had become current prior to our purchase of the loan, or (ii) because the loan had been modified from its original terms. We purchased the loans because we believe that we can successfully service the loans and have the borrowers consistently meet their obligations under the loan, which will increase the value of the loans. However, re-performing loans expose us to greater credit risk than other residential mortgage loans because they have a higher risk of delinquency, default and foreclosure than other residential mortgage loans and may result in higher levels of realized losses.

Repayment of our commercial and industrial loans is often dependent on the cash flows of the borrower, which may be unpredictable, and the collateral securing these loans may not be sufficient to repay the loan in the event of default.

We make our commercial and industrial loans primarily based on the identified cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Collateral securing commercial and industrial loans may depreciate over time, be difficult to appraise and fluctuate in value. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect the amounts due from its customers. As of March 31, 2014, our commercial and industrial loans totaled $299.2 million, or 12.5 percent of our total gross loan portfolio.

We rely on communications, information, operating and financial control systems technology from third-party service providers, and we may suffer an interruption in those systems.

We rely heavily on third-party service providers for much of our communications, information, operating and financial control systems technology, including our online banking services and data processing systems. Any failure or interruption, or breaches in security, of these systems could result in failures or interruptions in our customer relationship management, general ledger, deposit, servicing and/or loan origination systems and, therefore, could harm our business, operating results and financial condition. Additionally, interruptions in service and security breaches could lead existing customers to terminate their banking relationships with us and could make it more difficult for us to attract new banking customers.

We are exposed to risk of environmental liabilities with respect to real properties which we may acquire.

In recent years, due to the continued weakness of the U.S. economy and, more specifically, the California economy, including higher levels of unemployment than the nationwide average and declines in real estate values, many borrowers have been unable to meet their loan repayment obligations and, as a result, we have had to initiate foreclosure proceedings with respect to and take title to an increased number of real properties that had collateralized their loans. As an owner of such properties, we could become subject to environmental liabilities and incur substantial costs for any property damage, personal injury, investigation and clean-up that may be required due to any environmental contamination that may be found to exist at any of those properties, even though we did not engage in the activities that led to such contamination. In addition, if we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties seeking damages for environmental contamination emanating from the site. If we were to become subject to significant environmental liabilities or costs, our business, financial condition, results of operations and prospects could be adversely affected.

The expansion of our single-family residential mortgage loan originations could adversely affect our business, financial condition and results of operations.

A significant portion of our loan originations business consists of providing purchase money loans to homebuyers and refinancing existing loans. The origination of purchase money mortgage loans is greatly influenced by independent third parties involved in the home buying process such as realtors and builders. As a result, our ability to secure relationships with such independent third parties will affect our ability to grow our purchase money mortgage loan volume and, thus, our loan originations business. Our retail branches and retail call center also originate refinancings of existing mortgage loans, which are very sensitive to increases in interest rates, and may decrease significantly if interest rates rise.

Our wholesale originations business operates largely through third party mortgage brokers who are not contractually obligated to do business with us. Further, our competitors also have relationships with our brokers and actively compete with us in our efforts to expand our broker networks. Accordingly, we may not be successful in maintaining our existing relationships or expanding our broker networks.

We have made substantial investments to grow our residential mortgage lending business in recent quarters, including adding experienced mortgage loan officers and administrators and management, leasing additional space at our headquarters, opening additional loan production offices, and investing in technology. Our residential mortgage lending business may not generate sufficient revenues to enable us to recover our substantial investment in our residential mortgage lending business, or may not grow sufficiently to contribute to earnings in relation to our investment. Moreover, we may be unable to sell the mortgage loans we originate into the secondary mortgage market at a profit due to changes in interest rates or a reduction in the demand for mortgage loans in the secondary mortgage market. Accordingly, our investment in and expansion of our residential mortgage lending business could adversely affect our business, financial condition and results of operations.

An increase in interest rates, change in the programs offered by governmental sponsored entities (“GSE”) or our ability to qualify for such programs may reduce our mortgage revenues, which would negatively impact our non-interest income.

Our mortgage banking operations provide a significant portion of our non-interest income. We generate mortgage revenues primarily from gains on the sale of single-family residential loans pursuant to programs currently offered by Fannie Mae, Freddie Mac and other investors on a servicing released basis. These entities account for a substantial portion of the secondary market in residential mortgage loans. Any future changes in these programs, our eligibility to participate in such programs, the criteria for loans to be accepted or laws that significantly affect the activity of such entities could, in turn, materially adversely affect our results of operations. Further, in a rising or higher interest rate environment, our originations of mortgage loans may decrease, resulting in fewer loans that are available to be sold to investors. This would result in a decrease in mortgage revenues and a corresponding decrease in non-interest income. In addition, our results of operations are affected by the amount of non-interest expense associated with mortgage banking activities, such as salaries and employee benefits, occupancy, equipment and data processing expense and other operating costs. During periods of reduced loan demand, our results of operations may be adversely affected to the extent that we are unable to reduce expenses commensurate with the decline in loan originations.

Secondary mortgage market conditions could have a material adverse impact on our financial condition and earnings.

In addition to being affected by interest rates, the secondary mortgage markets are also subject to investor demand for single-family residential loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. These conditions may fluctuate or even worsen in the future. Our business strategy is to originate conforming conventional and government residential mortgage loans and a portion of our nonconforming jumbo conventional residential mortgage loans for sale in the secondary market. Originating loans for sale enables us to earn revenue from fees and gains on loan sales, while reducing our credit risk on the loans as well as our liquidity requirements. We also can use the loan sale proceeds to generate new loans.

We rely on government sponsored entities—Fannie Mae, Freddie Mac and Ginnie Mae—to purchase residential mortgage loans that meet their conforming loan requirements and on other capital markets investors to purchase a portion of our residential mortgage loans that do not meet those requirements—referred to as “nonconforming” loans. Investor demand for nonconforming loans can be volatile, reducing the demand or pricing for those loans. Reduced demand in the capital markets could cause us to retain more nonconforming loans. In addition, we cannot assure you that GSEs will not materially limit their purchases of conforming loans, including because of capital constraints, or change their criteria for conforming loans (e.g., maximum loan amount or borrower eligibility). Each of the GSEs is currently in conservatorship, with its primary regulator, the Federal Housing Agency acting as conservator. We cannot predict if, when or how the conservatorship will end, or any associated changes to the GSEs business structure and operations that could result. In addition, there are various proposals to reform the role of the GSEs in the U.S. housing finance market. The extent and timing of any such regulatory reform regarding the housing finance market and the GSEs, including whether the GSEs will continue to exist in their current form, as well as any effect on the Company’s business and financial results, are uncertain.

As a result, significant changes in the secondary mortgage market or a prolonged period of secondary market illiquidity may reduce our loan production volumes and could have a material adverse impact on our future earnings and financial condition.

Any breach of representations and warranties made by us to our residential mortgage loan purchasers or credit default on our loan sales may require us to repurchase residential mortgage loans we have sold.

We sell a majority of the residential mortgage loans we originate in the secondary market pursuant to agreements that generally require us to repurchase loans in the event of a breach of a representation or warranty made by us to the loan purchaser. Any fraud or misrepresentation during the mortgage loan origination process, whether by us, the borrower, mortgage broker, or other party in the transaction, or, in some cases, upon any early payment default on such mortgage loans, may require us to repurchase such loans.

We believe that, as a result of the increased defaults and foreclosures during the past several years resulting in increased demand for repurchases and indemnification in the secondary market, many purchasers of residential mortgage loans are particularly aware of the conditions under which originators must indemnify or repurchase loans and would benefit from enforcing any repurchase remedies they may have. We believe that our exposure to repurchases under our representations and warranties includes the current unpaid balance of all loans we have sold, including loans originated and sold by Gateway Business Bank (“Gateway”) prior to our acquisition of Gateway in 2012. Gateway previously originated loans that had more flexible underwriting guidelines than our current guidelines, and we believe, a higher risk of loss. From 2004 through the time of our acquisition of Gateway, Gateway sold an aggregate of $8.0 billion of residential loans. To recognize the potential loan repurchase or indemnification losses from those loans, we have recorded a reserve of $5.9 million as of March 31, 2014. During 2013, we sold an aggregate of $531.8 million of residential loans. Deterioration in the economy, an increase in interest rates or a decrease in home values could increase customer defaults on residential loans we sold and increase demand for repurchases and indemnification and increase our losses from loan repurchases and indemnifications. If we are required to indemnify purchasers or repurchase loans and incur losses that exceed our reserve, this could adversely affect our business, financial condition and results of operations. In addition, any claims asserted against us in the future by one of our loan purchasers may result in liabilities or legal expenses that could have a material adverse effect on our results of operations and financial condition.

Other-than-temporary impairment charges in our investment securities portfolio could result in losses and adversely affect our continuing operations.

As of March 31, 2014, the Company’s investment securities portfolio consisted of 80 securities, 67 of which were in an unrealized loss position. The majority of unrealized losses are related to the Company’s private label residential mortgage-backed securities and agency residential mortgage-backed securities, as discussed below.

The Company’s private label residential mortgage-backed securities that are in a loss position had a fair value of $4.2 million with unrealized losses of $29 thousand at March 31, 2014. The Company’s agency residential mortgage-backed securities in a loss position had a fair value of $88.6 million with unrealized losses of approximately $964,000. These residential mortgage-backed securities were rated AA or above at purchase and are not within the scope of ASC 325. The Company regularly ensures that it has adequate credit support and as of March 31, 2014, the

Company believes there is no other than temporary impairment (“OTTI”) and did not have the intent to sell these securities and it is likely that it will not be required to sell the securities before their anticipated recovery.

We closely monitor our investment securities for changes in credit risk. The valuation of our investment securities also is influenced by external market and other factors, including implementation of SEC and Financial Accounting Standards Board guidance on fair value accounting. Accordingly, if market conditions deteriorate further and we determine our holdings of other investment securities are OTTI, our future earnings, shareholders’ equity, regulatory capital and continuing operations could be materially adversely affected.

Rising interest rates may hurt our profits.

To be profitable, we have to earn more money in interest that we receive on loans and investments than we pay to our depositors and lenders in interest. If interest rates rise, our net interest income and the value of our assets could be reduced if interest paid on interest-bearing liabilities, such as deposits and borrowings, increases more quickly than interest received on interest-earning assets, such as loans, other mortgage-related investments and investment securities. This is most likely to occur if short-term interest rates increase at a faster rate than long-term interest rates, which would cause net income to go down. In addition, rising interest rates may hurt our income, because that may reduce the demand for loans and the value of our securities. In a rapidly changing interest rate environment, we may not be able to manage our interest rate risk effectively, which would adversely impact our financial condition and results of operations.

We face significant operational risks.

We operate many different financial service functions and rely on the ability of our employees, third-party vendors and systems to process a significant number of transactions. Operational risk is the risk of loss from operations, including fraud by employees or outside persons, employees’ execution of incorrect or unauthorized transactions, data processing and technology errors or hacking and breaches of internal control systems.

Managing reputational risk is important to attracting and maintaining customers, investors and employees.

Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies and questionable or fraudulent activities of our customers. We have policies and procedures in place to promote ethical conduct and protect our reputation. However, these policies and procedures may not be fully effective. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers, investors and employees, costly litigation, a decline in revenues and increased governmental oversight.

Liquidity risk could impair our ability to fund operations and jeopardize our financial condition.

Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities or on terms that are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy in general. Factors that could detrimentally impact our access to liquidity sources include a decrease in the level of our business activity as a result of a downturn in the markets in which our loans are concentrated or adverse regulatory action against us. Our ability to borrow could also be impaired by factors that are not specific to us, such as a disruption in the financial markets or negative views and expectations about the prospects for the financial services industry.

We may elect or be compelled to seek additional capital in the future, but that capital may not be available when it is needed.

We are required by federal regulatory authorities to maintain adequate levels of capital to support our operations. At some point, we may need to raise additional capital to support continued growth, both organically and through acquisitions.

Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you of our ability to raise additional capital if needed or on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand our operations through organic growth and acquisitions could be materially impaired and our financial condition and liquidity could be materially and adversely affected.

We depend on our key employees.

Our future prospects are and will remain highly dependent on our directors and executive officers. Our success will, to some extent, depend on the continued service of our directors and continued employment of the executive officers. The unexpected loss of the services of any of these individuals could have a detrimental effect on our business. Although we have entered into employment agreements with members of our senior management team, no assurance can be given that these individuals will continue to be employed by us. The loss of any of these individuals could negatively affect our ability to achieve our growth strategy and could have a material adverse effect on our results of operations and financial condition.

We currently hold a significant amount of bank-owned life insurance.

At March 31, 2014, we held $18.9 million of bank-owned life insurance (“BOLI”) on certain key and former employees and executives, with a cash surrender value of $18.9 million. The eventual repayment of the cash surrender value is subject to the ability of the various insurance companies to pay death benefits or to return the cash surrender value to us if needed for liquidity purposes. We continually monitor the financial strength of the various companies with whom we carry these policies. However, any one of these companies could experience a decline in financial strength, which could impair its ability to pay benefits or return our cash surrender value. If we need to liquidate these policies for liquidity purposes, we would be subject to taxation on the increase in cash surrender value and penalties for early termination, both of which would adversely impact earnings.

If our investment in the Federal Home Loan Bank of San Francisco becomes impaired, our earnings and shareholders’ equity could decrease.

At March 31, 2014, we owned $18.6 million in Federal Home Loan Bank (“FHLB”) stock. We are required to own this stock to be a member of and to obtain advances from our FHLB. This stock is not marketable and can only be redeemed by our FHLB. Our FHLB’s financial condition is linked, in part, to the eleven other members of the FHLB System and to accounting rules and asset quality risks that could materially lower their capital, which would cause our FHLB stock to be deemed impaired, resulting in a decrease in our earnings and assets.

Our information systems may experience an interruption or breach in security; we may have fewer resources than many of our competitors to continue to invest in technological improvements.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan and other systems. While we have policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of our information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations. In addition, our future success will depend, in part, upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our clients.

We operate in a highly regulated environment and our operations and income may be affected adversely by changes in laws, rules and regulations governing our operations.

We are subject to extensive regulation and supervision by the Federal Reserve Board, the OCC and the FDIC. The Federal Reserve Board regulates the supply of money and credit in the United States. Its fiscal and monetary policies determine in a large part our cost of funds for lending and investing and the return that can be earned on those loans and investments, both of which affect our net interest margin. Federal Reserve Board policies can also materially affect the value of financial instruments that we hold, such as debt securities, certain mortgage loans held for sale and mortgage servicing rights (“MSRs”). Its policies also can affect our borrowers, potentially increasing the risk that they may fail to repay their loans or satisfy their obligations to us. Changes in policies of the Federal Reserve Board are beyond our control and the impact of changes in those policies on our activities and results of operations can be difficult to predict.

The Company and the Bank are heavily regulated. This regulation is to protect depositors, federal deposit insurance funds and the banking system as a whole and not shareholders. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on a bank’s operations, reclassify assets, determine the adequacy of a bank’s allowance for loan and lease losses and determine the level of deposit insurance premiums assessed.

The federal banking regulatory agencies recently adopted rules to implement a new global regulatory standard on bank capital adequacy referred to as Basel III, as well as to implement new capital requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The new rules increase minimum capital ratios, add a new minimum common equity ratio, add a new capital conservation buffer, and would change the risk- weightings of certain assets. The new rules become effective January 1, 2015, with some changes transitioned to full effectiveness over two to four years.

Congress and federal agencies continually review banking laws, regulations and policies for possible changes. Any change in such regulation and oversight, whether in the form of regulatory policy, new regulations or legislation or additional deposit insurance premiums could have a material adverse impact on our operations. Because our business is highly regulated, the laws and applicable regulations are subject to frequent change. Any new laws, rules and regulations could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or growth prospects. Such changes could subject us to additional costs, limit the types of financial services and products we may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things.

Regulations implemented under the Dodd-Frank Act may significantly impact our operations, and we expect to continue to face increased regulation.

Regulations that may be implemented under the Dodd-Frank Act may affect the manner in which we do business and the products and services that we provide, affect or restrict our ability to compete in our current businesses or our ability to enter into or acquire new businesses, reduce or limit our revenue or impose additional fees, assessments or taxes on us, intensify the regulatory supervision of us and the financial services industry, and adversely affect our business operations. The Dodd-Frank Act, among other things, established the Consumer Financial Protection Bureau (the “CFPB”), which is a new regulator with broad authority to administer and enforce consumer financial protection laws. The Dodd-Frank Act enhanced the regulation of mortgage banking and gave authority to the new CFPB to adopt mortgage regulations. New mortgage rules could dramatically alter our residential mortgage business, from application, to underwriting, to closing, and servicing. In addition, many of the other provisions of the Dodd-Frank Act have extended implementation periods and require extensive additional rulemaking, guidance and interpretation by various regulatory agencies. The Dodd-Frank Act calls for many administrative rulemakings by various federal agencies to implement various parts of the legislation. While some rules have been finalized or issued in proposed form, many have yet to be proposed. It is impossible to predict when all such additional rules will be issued or finalized, and what the content of such rules will be. We will have to apply resources to ensure that we are in compliance with all applicable provisions of the Dodd-Frank Act and any implementing rules, which may increase our costs of operations and adversely impact our earnings. We expect that the Dodd-Frank Act, including current and future rules implementing its provisions and the interpretations of those rules, will reduce our revenues, increase our expenses, require us to change certain of our business practices, increase the regulatory supervision of us, increase our capital requirements and impose additional assessments and costs on us, and otherwise adversely affect our business.

Increases in deposit insurance premiums and special FDIC assessments will negatively impact our earnings.

We may pay higher FDIC premiums in the future. The Dodd-Frank Act increased the minimum FDIC deposit insurance reserve ratio from 1.15 percent to 1.35 percent. The FDIC has adopted a plan under which it will meet this ratio by the statutory deadline of September 30, 2020. The Dodd-Frank Act requires the FDIC to offset the effect of the increase in the minimum reserve ratio on institutions with assets less than $10.0 billion. The FDIC has not announced how it will implement this offset. In addition to the minimum reserve ratio, the FDIC must set a designated reserve ratio. The FDIC has set a designated reserve ratio of 2.0, which exceeds the minimum reserve ratio.

As required by the Dodd-Frank Act, the FDIC has adopted final regulations, under which insurance premiums are based on an institution’s average consolidated total assets during the assessment period minus its average tangible equity instead of its deposits. Although our FDIC insurance premiums were initially reduced by these regulations, it is possible that our future insurance premiums could increase.

The Company has a significant deferred tax asset that may or may not be fully realized.

The Company has a significant deferred tax asset (“DTA”) and cannot assure that it will be fully realized. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the carrying amounts and the tax basis of assets and liabilities computed using enacted tax rates. If we determine that we will not achieve sufficient future taxable income to realize our net deferred tax asset, we are required under generally accepted accounting principles to establish a full or partial valuation allowance. If we determine that a valuation allowance is necessary, we are required to incur a charge to operations. We regularly assess available positive and negative evidence to determine whether it is more likely than not that our net deferred tax asset will be realized. Realization of a deferred tax asset requires us to apply significant judgment and is inherently speculative because it requires estimates that cannot be made with certainty. At March 31, 2014, the Company had a net deferred tax asset of none, net of a deferred tax asset valuation allowance of $17.0 million.

Our ability to utilize our DTAs to offset future taxable income may be significantly limited if the Company experiences an “ownership change” under the Internal Revenue Code.

As of March 31, 2014, the Company did not recognize DTAs. The Company’s ability to utilize its DTAs to offset future taxable income may be significantly limited if the Company experiences an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended, referred to herein as the Code. In general, an ownership change will occur if there is a cumulative change in the Company’s ownership by “5-percent or more shareholders” (as defined in the Code) that exceeds 50 percentage points over a rolling three-year period. If this were to occur, the Company would be subject to an annual limitation on its pre-ownership change DTAs equal to the value of the corporation immediately before the ownership change, provided that the annual limitation would be increased each year to the extent that there is an unused limitation in a prior year.

Changes in accounting standards may affect our performance.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. From time to time there are changes in the financial accounting and reporting standards that govern the preparation of our financial statements. These changes can be difficult to predict and can materially impact how we report and record our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in a retrospective adjustment to prior financial statements.

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In our market areas, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater name recognition, resources and lending limits than we do and may offer certain services or prices for services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our markets.

We may not be able to generate sufficient cash to service our debt obligations, including our obligations under the Senior Notes and the junior subordinated amortizing notes to be issued as part of this offering.

Our ability to make payments on and to refinance our indebtedness, including the Senior Notes and the junior subordinated amortizing notes to be issued as part of this offering, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Senior Notes and the junior subordinated amortizing notes to be issued as part of this offering.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be unable to provide new loans, other products or to fund our obligations to existing customers and otherwise implement our business plans, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Senior Notes and the junior subordinated amortizing notes to be issued as part of this offering. As a result, we may be unable to meet our scheduled debt service obligations. In the absence of sufficient operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions of assets or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Our debt level may harm our financial condition and results of operations.

As of March 31, 2014, we had $395.0 of advances from the Federal Home Loan Bank and $82.4 million in Senior Notes. This does not include the $12,725,467 in junior subordinated amortizing notes to be issued as part of this offering ($14,634,287, if the underwriter of this offering exercises its option to purchase additional securities in full). We also had 82,250 shares of preferred stock outstanding, with a liquidation preference of $1,000 per share, issued and outstanding. Our level of indebtedness could have important consequences to you, because:

•	A portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	It may impair our ability to obtain additional financing in the future;

•	It may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	It may make us more vulnerable to downturns in our business, our industry or the economy in general.

RISK FACTORS

Risks Relating to This Offering and the Tangible Equity Units

This offering is not contingent upon the Branch Acquisition, and there can be no assurance that the Branch Acquisition will be consummated.

While we intend to use the net proceeds from this offering to consummate the Branch Acquisition and for general corporate purposes, the closing of the Branch Acquisition is subject to certain closing conditions, some of which are beyond our control. No assurance can be given that the Branch Acquisition will be completed in the anticipated timeframe, on the terms described or at all.

Consummation of this offering is not contingent upon the consummation of the Branch Acquisition. If the Branch Acquisition does not close, the net proceeds from this offering will be used for general corporate purposes. Because our management would have broad discretion over the use of the net proceeds from this offering under those circumstances, you may not agree with how we would use the proceeds, and we might not invest the proceeds successfully. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from this offering if the Branch Acquisition is not completed, and you will not have the opportunity, as part of your investment decision to assess whether you believe we are using the proceeds appropriately. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

You assume the risk that the market value of the Company’s common stock may decline.

The purchase contracts, pursuant to which the Company will deliver to you shares of its common stock, are components of the units. The number of shares of common stock that you will receive upon settlement of a purchase contract on the mandatory settlement date, whether as a component of a unit or a separate purchase contract, will depend upon the average of the daily volume weighted average prices, or VWAPs, of the Company’s common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the mandatory settlement date (the “applicable market value”). Because the price of the Company’s common stock fluctuates, there can be no assurance that the market value of the common stock received by you will be equal to or greater than the reference price of $9.78. If the applicable market value of the Company’s common stock is less than the reference price, then the market value of the common stock issued to you on the mandatory settlement date (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for such common stock on the date of issuance of the units. Therefore, you assume the entire risk that the market value of the Company’s common stock may decline before the mandatory settlement date. Any decline in the market value of the Company’s common stock may be substantial.

You will receive only a portion of any appreciation in the market price of the Company’s common stock.

The aggregate market value of the Company’s common stock delivered to you upon settlement of a purchase contract generally will exceed the $50 stated amount of each unit only if the applicable market value of the Company’s common stock equals or exceeds the threshold appreciation price. Therefore, during the period prior to the mandatory settlement date, an investment in a unit affords less opportunity for equity appreciation than a direct investment in the Company’s common stock. If the applicable market value exceeds the reference price but is less than the threshold appreciation price, you will realize no equity appreciation on the Company’s common stock above the reference price. Furthermore, if the applicable market price equals or exceeds the threshold appreciation price, you would receive on the mandatory settlement date only approximately 87% of the value of the shares of the Company’s common stock you would have received had you purchased shares of common stock with $50 at the public offering price in the concurrent public offering. See “Description of the Purchase Contracts—Delivery of Common Stock” for a table showing the number of shares of common stock that you would receive at various applicable market values.

The Company may not be able to settle your purchase contracts and deliver shares of its common stock, or make payments on the amortizing notes, in the event that the Company files for bankruptcy.

If the Company files for bankruptcy protection prior to settlement of the purchase contracts, it may be unable to deliver the Company’s common stock to you and, in such circumstances, the Company expects that your claim with respect to the purchase contracts will be relegated to a claim in bankruptcy that ranks equally with the claims of the Company’s common shareholders, in which case you will only be able to recover damages to the extent holders of the Company’s common stock receive any recovery. See “Description of the Purchase Contracts—Consequences of Bankruptcy.”

In addition, bankruptcy law generally prohibits the payment of pre-bankruptcy debt by a company that has commenced a bankruptcy case while the case is pending. If the Company becomes a debtor in a bankruptcy case, so long as the case were pending you would likely not receive payments of principal and interest due under the amortizing note component of the unit and any distribution at the completion of the bankruptcy proceeding may not be of the full amount owing in respect of such principal and interest.

The trading prices for the units, the purchase contracts and the amortizing notes will be directly affected by the trading prices for the Company’s common stock, the general level of interest rates (including changes thereto as a result of Federal Reserve policies) and the Company’s credit quality, each of which is impossible to predict.

It is impossible to predict whether the prices of the Company’s common stock, interest rates or the Company’s credit quality will rise or fall. Trading prices of the common stock will be influenced by the Company’s operating results and prospects and by economic, financial, industry and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, can affect the price of the Company’s common stock, as can sales by the Company or its shareholders of substantial amounts of common stock in the market after the offering of the units or the perception that those sales could occur. The market for the Company’s common stock likely will influence, and be influenced by, any market that develops for the units or the separate purchase contracts. For example, investors’ anticipation of the distribution into the market of the additional shares of common stock issuable upon settlement of the purchase contracts could depress the price of the Company’s common stock and increase the volatility of the common stock price, which could in turn depress the price of the units or the purchase contracts. The price of the Company’s common stock also could be affected by possible sales of such common stock by investors who view the units as a more attractive means of equity participation in the Company and by hedging or arbitrage trading activity that is likely to develop involving the units, separate purchase contracts and the common stock. The arbitrage activity could, in turn, affect the trading prices of the units, the separate purchase contracts and the common stock.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the securities.

We expect that many investors in, and potential purchasers of, the units will employ, or seek to employ, an equity-linked arbitrage strategy with respect to the units. Investors would typically implement such a strategy by selling short the common stock underlying the units and dynamically adjusting their short position while continuing to hold the units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. The SEC and other regulatory and self-regulatory authorities have implemented rules and may adopt additional rules or take other actions (including as a result of the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, current Rule 201 of SEC Regulation SHO generally restricts the price at which a short sale may be effected when the price of a “covered security” (including our common stock) triggers a “circuit breaker” by falling 10% or more from the security’s closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, then for the remainder of the day and the following day, short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the units to effect short sales of our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the units.

In addition, if investors and potential purchasers seeking to employ an equity-linked arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case, on commercially reasonable terms, the trading price and liquidity of the units may be adversely affected.

You may receive shares of common stock upon settlement of the purchase contracts that are lower in value than the price of the common stock just prior to the mandatory settlement date.

Because the applicable market value of the common stock is determined over the 20 consecutive trading days ending on the third trading day immediately preceding the mandatory settlement date, the number of shares of common stock delivered for each purchase contract may on the mandatory settlement date be less than the number that would have been delivered based on the VWAP of the common stock on the last trading day in such period. In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

If you elect to settle your purchase contracts prior to the mandatory settlement date, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

Holders of the units or separate purchase contracts have the option to settle their purchase contracts at any time during the period beginning on, and including, the business day immediately succeeding the date of initial issuance of the units and ending on, but excluding, the third business day immediately preceding the mandatory settlement date. However, if you settle your purchase contracts prior to the third business day immediately preceding the mandatory settlement date, you will receive for each purchase contract a number of shares of common stock equal to the minimum settlement rate, regardless of the current market value of the Company’s common stock, unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will be entitled to settle your purchase contracts at the fundamental change early settlement rate, which may be greater than the minimum settlement rate. In either case, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

The settlement rate for the purchase contracts may not be adjusted for all dilutive events.

The number of shares of common stock issuable upon settlement of the purchase contracts is subject to adjustment only for certain events, including, but not limited to stock splits and combinations, the issuance of certain rights, options or warrants to holders of the Company’s common stock, stock dividends, certain distributions of assets, indebtedness, capital stock or cash to holders of the Company’s common stock and certain tender or exchange offers as described under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.” The number of shares of common stock deliverable upon settlement is not subject to adjustment for other events that may adversely affect the value of the Company’s common stock, such as employee stock option grants, offerings of the Company’s common stock for cash (including the offering of common stock made concurrently with this offering), certain exchanges of the Company’s common stock for other securities of the Company or in connection with acquisitions and other transactions. The terms of the units do not restrict the Company’s ability to offer its common stock in the future or to engage in other transactions that could dilute its common stock, which may adversely affect the value of the purchase contracts. The trading price of the Company’s common stock may be adversely affected if the Company issues additional shares of its common stock.

If the Company exercises its right to defer installment payments on the amortizing notes, the market price of the units and separate amortizing notes is likely to be adversely affected.

The Company will have the right to defer installment payments at any time and from time to time under the circumstances, and subject to the conditions, described under “Description of the Amortizing Notes—Option to Extend Installment Payment Period” so long as such deferral period does not extend beyond May 15, 2019. During any such deferral period, holders of the units and separate amortizing notes will have no remedies against the Company for nonpayment. If the Company exercises its right to defer installment payments, the market price of the units and separate amortizing notes may be more volatile than the market prices of other securities that are not subject to optional payment deferral features.

The secondary market for the units, the purchase contracts and the amortizing notes may be illiquid.

We do not intend to list the units on any securities exchange nor do we intend to list the purchase contracts or the amortizing notes, if any, that have been separated from the units as described under “Description of the Tangible Equity Units—Separating Tangible Equity Units.” Although the Company has been informed by the underwriter that it intends to make a market in the units after the offering is completed, it is not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the units, the purchase contracts or the amortizing notes and, even if one develops, it may not be maintained. If an active public trading market is not developed or maintained, the market price and liquidity of the units, the purchase contracts and the amortizing notes is likely to be adversely affected and holders may not be able to sell these securities at desired times and prices or at all. If the units are traded after their purchase, they may trade at a discount from their purchase price.

The purchase contract agreement will not be qualified under the Trust Indenture Act, and the obligations of the purchase contract agent are limited.

The purchase contract agreement among the Company, the purchase contract agent and the trustee will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The amortizing notes constituting a part of the units will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the amortizing notes. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The Company’s obligations to make payments on the amortizing notes are subordinate to its payment obligations under the Company’s Senior Debt. The Company will largely depend upon dividends or other intercompany transfers from its subsidiaries to meet its obligations under the amortizing notes. Claims of creditors of these subsidiaries may have priority over claims by the Company with respect to the assets and earnings of these subsidiaries.

The Company obligations under the amortizing notes rank junior in right of payment to all of its existing and future Senior Debt, as defined under the caption “Description of the Amortizing Notes—Subordination.” This means that, unless all Senior Debt is repaid in full, the Company cannot make any payments on the amortizing notes in the event of the Company’s bankruptcy, insolvency or liquidation. In addition, the amortizing notes will not be guaranteed by any of the Company’s subsidiaries, which are separate legal entities that have no obligation to pay, or make funds available to pay, any amounts due on the amortizing notes. The amortizing notes will therefore be effectively subordinated to all indebtedness and other obligations, including trade payables and preferred stock, if any, of the Company’s subsidiaries.

The terms of the indenture do not limit the Company’s ability to incur additional debt, including secured or unsecured debt that will rank senior to the amortizing notes and purchase contracts.

The fundamental change early settlement rate may not adequately compensate you.

If a “fundamental change” occurs and you elect to exercise your fundamental change early settlement right, you will be entitled to settle your purchase contracts at the fundamental change early settlement rate. Although the fundamental change early settlement rate is designed to compensate you for the lost value of your purchase contracts as a result of the early settlement of the purchase contracts, this feature may not adequately compensate you for such loss. In addition, if the stock price in the fundamental change is greater than $20.00 per share (subject to adjustment as described herein), this feature of the purchase contracts will not compensate you for any additional loss suffered in connection with a fundamental change. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” In addition, the term “fundamental change” is limited and may not encompass all transactions that could negatively impact the value of the units.

The Company’s obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

You have limited remedies for defaults under the indenture.

Although various events (including a payment default) may constitute a default under the indenture, only an event of default as a result of specified events of bankruptcy, insolvency or reorganization of the Company will trigger the right of not less than 25% of holders in aggregate principal amount of the amortizing notes then outstanding to accelerate all amounts due and payable under the amortizing notes. See “Description of the Amortizing Notes—Events of Default.”

You will have no rights as a Company common shareholder until you acquire its common stock.

Until you acquire shares of the Company’s common stock upon settlement on the mandatory settlement date or any early settlement, you will have no rights with respect to its common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, but you will be subject to all changes affecting the common stock. You will be entitled to rights with respect to the Company’s common stock only when the Company delivers shares of common stock upon settlement of your purchase contracts. For example, if an amendment is proposed to the Company’s charter that requires shareholder approval and the record date for determining the shareholders of record entitled to vote on that amendment occurs prior to the delivery date for common stock under the purchase contracts, then you will not be entitled to vote on that amendment, although you will nevertheless be subject to any changes affecting the rights of holders of the common stock.

Sales of a significant number of shares of our common stock in the public markets, and other transactions that we may pursue, could depress the market price of our common stock, and therefore the market price of our units.

Sales of a substantial number of shares of our common stock in the public markets and the perception that those sales may occur could adversely affect the market price of our common stock, and therefore the market price of our units. In addition, future issuances of equity securities, including pursuant to the Common Stock Offering and other transactions that we may pursue, may dilute the interests of our existing shareholders, including you, and cause the market price of our common stock to decline, and therefore adversely affect the market price of the tangible equity unit. We may issue equity securities (including convertible securities, preferred securities, and options and warrants on our common or preferred stock) in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to address regulatory capital concerns, or to satisfy our obligations upon the exercise of outstanding options or warrants. We may issue equity securities in transactions that generate cash proceeds, such as this offering and the Common Stock Offering and the Direct Offering, transactions that free up regulatory capital but do not immediately generate or preserve substantial amounts of cash, and transactions that generate regulatory or balance sheet capital only and do not generate or preserve cash. We may also issue additional common stock in connection with our mergers and acquisition activities or to meet other regulatory requirements. We cannot predict the effect that these transactions would have on the market price of our common stock or the units.

If you purchase securities in this offering, you will effectively incur immediate and substantial dilution in the book value of the underlying shares of common stock.

If you purchase units in this offering, the value of the underlying shares based on our actual book value will immediately be less than the effective offering price you paid. This reduction in value is known as dilution. As a result of this dilution, investors purchasing units in this offering may receive significantly less than the purchase price paid in this offering in the event of liquidation.

The common stock underlying the units is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of common stock are equity interests in us and do not constitute indebtedness. As such, shares of common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock. We may also issue preferred stock in the future that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or voting rights that dilute the voting power of the common stock. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

We will issue up to 5,150,000 shares of our common stock if we complete the Common Stock Offering, and may issue additional equity securities in connection with other transactions we may pursue, which could result in dilution to the holders of our common stock.

We could issue up to 5,150,000 shares of our common stock in the Common Stock Offering (excluding any shares which may be issued if the underwriter exercises its option to purchase additional securities) and up to 3.9 million shares of our common stock in the Direct Offering. The issuance of common stock in the Common Stock Offering and the Direct Offering and the issuance of additional equity securities in connection with other transactions we may pursue could cause significant dilution to the holders of our common stock, and therefore will adversely affect holders who purchase units in this offering. We are not restricted from issuing additional shares of our common stock, including securities that are convertible into or exercisable or exchangeable for common stock, except for the restrictions contained in our purchase agreement with the underwriter, which restricts our ability to do so during the 90-day period beginning on the date of this prospectus supplement.

The U.S. federal income tax consequences relating to the securities are uncertain.

No statutory, judicial or administrative authority directly addresses the characterization of the units or instruments similar to the units for U.S. federal income tax purposes. As a result, some aspects of the U.S. federal income tax consequences of an investment in the securities are not certain. Specifically, the amortizing notes and the purchase contracts could potentially be recharacterized as a single instrument for U.S. federal income tax purposes, in which case (i) you could be required to recognize as income the entire amount of each payment on the amortizing notes (rather than treating a portion as a tax-free return of principal) and (ii) if you are a Non-U.S. Holder (as defined below under “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders”), payments made to you on the amortizing notes, including payments denominated as principal, could potentially be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty). No ruling is being requested from the IRS with respect to the units, and no assurance can be given that the IRS will agree with the conclusions expressed below under “Certain U.S. Federal Income Tax Considerations.” You should consult your own tax advisor regarding potential alternative tax characterizations of the units.

You may be subject to tax upon an adjustment to the settlement rate of the purchase contracts even though you do not receive a corresponding cash distribution.

The settlement rate of the purchase contracts is subject to adjustment in certain circumstances, including upon the payment of certain cash dividends or upon a fundamental change. If the settlement rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits (as determined for U.S. federal income tax purposes) without the receipt of any cash. If you are a Non-U.S. Holder, such deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from shares of common stock or sales proceeds subsequently paid or credited to you. See “Certain U.S. Federal Income Tax Considerations.”

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the amortizing notes.

Any default under the agreements governing our other indebtedness could prohibit us from making payments of principal, premium, if any, or interest on the amortizing notes and could substantially decrease the market value of the amortizing notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or litigation.

We may still be able to incur substantially more indebtedness.

The provisions contained or to be contained in the agreements relating to our indebtedness, including the amortizing notes, will not prohibit us from incurring additional indebtedness, and the amount of indebtedness that we could incur could be substantial. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future. If we incur additional secured indebtedness, the holders of that debt will be entitled to priority over the holders of the amortizing notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceedings. This may have the effect of reducing the amount of proceeds available for payment to holders of the amortizing notes.

We may not have the ability to raise the funds necessary to repurchase the amortizing notes following the exercise of our early mandatory settlement right, and our debt outstanding at that time may contain limitations on our ability to repurchase the amortizing notes.

If we elect to exercise our early mandatory settlement right, holders of the amortizing notes will have the right to require us to repurchase the amortizing notes on the repurchase date at the repurchase price described under “Description of the Amortizing Notes— Repurchase of Amortizing Notes at the Option of the Holder.” However, we may not have enough available cash or be able to obtain financing at the time it is required to make repurchases of amortizing notes surrendered for repurchase, particularly as the exercise of such right, or the events giving rise to our exercise of such right, may trigger a similar repurchase requirement for a portion of our other indebtedness. In addition, our ability to repurchase the amortizing notes may be limited by agreements governing our current and future indebtedness. Our failure to repurchase amortizing notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture could also lead to a default under agreements governing our other indebtedness outstanding at that time. If the repayment of the other indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the amortizing notes.

The amortizing notes will not provide holders with the right to require us to repurchase them upon a fundamental change.

The indenture governing the amortizing notes does not provide holders of amortizing notes with any right to require us to repurchase such notes upon the occurrence of certain events that would constitute a “fundamental change” as defined under “Description of the Purchase Contracts.” Accordingly, holders of our amortizing notes will bear the risk that any such fundamental change occurs and adversely affects our capital structure, credit ratings or the value of the amortizing notes.

CONCURRENT OFFERING

Concurrently with this offering, we are offering 5,150,000 shares of our common stock (or 5,922,500 shares if the underwriters of that offering exercises their option to purchase additional securities in full) pursuant to the Common Stock Offering. We expect to raise approximately $102.62 million in aggregate net proceeds from this offering and the Common Stock Offering (or approximately $118.31 million if the underwriters exercise their option to purchase additional securities in full). However, we may, in our discretion, increase or decrease the size of this offering or the Common Stock Offering.

We cannot assure you that we will complete the Common Stock Offering. Neither of the offerings is conditioned upon the consummation of the other offering.

This description and the other information in this prospectus supplement regarding the Common Stock Offering is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, our common stock.

RECENT DEVELOPMENTS

Branch Acquisition

The following is a summary of the terms of the Branch Acquisition and the Purchase Agreement. A copy of the Purchase Agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC on April 25, 2014, which is incorporated by reference into this prospectus supplement. The following description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Background

On April 22, 2014, the Bank entered into the Purchase Agreement with BPNA, pursuant to which the Bank agreed to acquire select assets and assume certain liabilities comprising BPNA’s network of 20 California branches. Subject to the terms of the Purchase Agreement, the Bank will pay approximately $5.4 million for the deposits assumed and loans acquired based on March 31, 2014 balances, which equates to an effective deposit premium of 0.5%.

We currently expect the Branch Acquisition to be completed, subject to receipt of all required regulatory approvals and the satisfaction of other closing conditions, in the fourth quarter of 2014.

Terms and Conditions of the Branch Acquisition

At the closing of the Branch Acquisition (the “Closing”), and subject to the terms of the Purchase Agreement, the Bank will acquire approximately $1.1 billion in loans and assume approximately $1.1 billion of deposit liabilities related to the BPNA Branches. The Bank will also acquire certain other assets relating to the Branches, including owned and leased real and personal property, cash on hand, safe deposit agreements, letters of credit, receivables, prepaid expenses and a limited number of operational contracts with third-party vendors. All of the real property to be sold to the Bank is on an “as-is-where-is” basis.

The Bank will not acquire the assets or assume the liabilities related to certain businesses of the BPNA Branches to be retained by BPNA, including, among others, BPNA’s credit card, health care and direct banking businesses and residential mortgages, and will not acquire any intellectual property of BPNA. BPNA will also retain certain loans relating to the BPNA Branches, including nonperforming and nonaccrual loans, other real estate owned, home equity lines of credit with a combined loan-to-value ratio in excess of 80% or for which the ability to draw on the line has been frozen and loans relating to BPNA’s credit card business. Additionally, between the date of the Purchase Agreement and the Closing, the Bank may elect to exclude from the Branch Acquisition certain loans or deposits in circumstances described in the Purchase Agreement, including, among others, (i) loans or deposits with certain noncompliance risk, (ii) other loans up to a $40 million cap, taking into account certain other excluded categories of loans, and (iii) certain certificates of deposit. The actual balance of the loan portfolio acquired at the closing of the Branch Acquisition will also be affected by (i) new loan originations, (ii) utilization of undrawn commitments on lines of credit and (iii) principal repayment or charge-offs on both the acquired loan portfolio and new loan originations.

The Purchase Agreement contains customary representations, warranties and covenants of the parties, including, among others, a covenant that requires BPNA to generally conduct the operations of the BPNA Branches in the ordinary course of business and to refrain from certain kinds of transactions prior to the closing. The Purchase Agreement also contains customary indemnification provisions and indemnification by BPNA for credit losses above 0.5% and up to 2.0% that are identified within two years of the Closing. The Purchase Agreement also includes a customary covenant by BPNA not to engage in certain banking businesses or operations conducted by the BPNA Branches in the Los Angeles metropolitan statistical area for a period of two years following the Closing, subject to certain customary exemptions.

Under the Purchase Agreement, the Bank may offer employment to the current employees of the BPNA Branches identified by the Bank in its reasonable discretion. The Purchase Agreement requires that any offers made to employees of the BPNA Branches provide, among other things, annual total compensation that is substantially similar to that provided to similarly situated employees of the Bank, and employee benefits no less favorable, in the aggregate, than those provided to similarly situated employees of the Bank. In addition, through the end of the calendar year in which the Closing occurs, the Bank is required to provide transferring employees with employee benefits that are, in the aggregate, at least as favorable as those provided to similarly situated employees of the Bank. The Bank will credit each employee for the employee’s period of service as recognized by BPNA with respect to the Bank’s employee benefit plans, practices and policies for purposes of eligibility, vesting and, in the case of vacation, paid time off and severance benefits, for benefit accrual, except for any recognition that would result in the duplication of benefits. BPNA will retain and satisfy all severance benefits payable to employees of the BPNA Branches who do not transfer to the Bank due to (a) not having received an offer of employment from the Bank, (b) having received and rejected an offer of employment from the Bank, or (c) having received an offer of employment from the Bank, but having not returned to active employment within the applicable time period set forth in the Purchase Agreement.

The transaction is subject to customary conditions to closing, including the receipt of all required governmental approvals, the accuracy of both parties’ representations, the performance in all material respects of all covenants and other agreements required by the Purchase Agreement and the execution and delivery of related transaction documents. In addition, the obligation of the Bank to complete the transaction is subject to its receipt of financing necessary to complete the transaction on the terms set forth in the Purchase Agreement. The Bank is obligated to pay a fee of $2 million if the Purchase Agreement is terminated in certain circumstances, including, among others, if BPNA terminates the Purchase Agreement because the Bank fails to obtain acceptable financing to enable the Bank to consummate the transaction by September 30, 2014.

Reasons for the Branch Acquisition

The following summarizes what we believe are the major objectives and anticipated benefits of the Branch Acquisition:

•	The Branch Acquisition represents a unique opportunity to acquire 20 bank branches in a market with which we have great familiarity. We believe that the Branch Acquisition will result in earnings growth and strengthen our franchise.

•	The size of the Branch Acquisition, in terms of loans to be acquired, deposit liabilities to be assumed and the number of branches to be acquired, presents us with an attractive opportunity to enhance our position in the California banking market. The Branch Acquisition meaningfully accelerates Banc of California’s growth strategy, resulting in pro forma assets of over $5 billion and over $3 billion of core deposits in the Los Angeles metropolitan statistical area.

•	Our size relative to our competitors—smaller than large banks having a national reach, but larger than small local banks—will provide us with a strategic advantage in continuing to serve a segment of the market that desires both personalized attention and access to a broad array of financial products and services offered at competitive prices.

•

The total loan portfolio of approximately $1.1 billion that we expect to acquire as part of the Branch Acquisition presents limited risk. The portfolio to be acquired excludes certain categories of higher risk loans, including nonperforming and nonaccrual loans and home equity lines of credit with a combined loan-to-value ratio in excess of 80% or for which the ability to draw on the line has been frozen. Additionally, between the date of the Purchase Agreement and the Closing, the Bank may elect to exclude from the Branch Acquisition certain other loans or deposits in circumstances described above. The Purchase Agreement also includes a loss sharing provision pursuant to which BPNA will indemnify the Bank for credit losses above 0.5% and up to 2.0% that are identified within two years of the Closing.

•	The commercial portfolio we expect to acquire in the Branch Acquisition would increase balance sheet diversification by reducing residential loans from 40% to 30% of total loans.

For a discussion of the potential risks inherent in the Branch Acquisition, see “Risk Factors—Risks Relating to Our Pending Branch Acquisition from Banco Popular.”

Transfer to New York Stock Exchange Listing

On May 14, 2014, the Company announced its intention to transfer the listing of its shares of voting common stock to the New York Stock Exchange and to voluntarily delist its shares from the Nasdaq Global Select Market in connection with such transfer. The Company’s shares are expected to commence trading on the New York Stock Exchange under the stock symbol “BANC” on May 29, 2014. For more information, please see the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2014.

Concurrent Offering

Concurrently with this offering, the Company is offering 5,150,000 shares of our common stock (or 5,922,500 shares of our common stock if the underwriters of that offering exercise their option to purchase additional securities in full). We estimate that the net proceeds of the Common Stock Offering will be approximately $46.6 million plus net proceeds of up to an additional $7.1 million if the underwriter’s option to purchase additional securities is exercised in full (in both cases after deducting underwriting discounts and commissions and expenses payable by us). See “Concurrent Offering.”

The common stock is being offered by means of a separate prospectus supplement and not by means of this prospectus supplement. Neither of the offerings is conditioned upon the consummation of the other offering.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $56.1 million (or approximately $64.6 million if the underwriter’s option to purchase additional securities with respect thereto is exercised in full), based on the public offering price of $50 per unit, after deducting underwriting commissions and expenses. We estimate that the net proceeds from the Common Stock Offering will be approximately $46.6 million (or $53.7 million if the underwriters of that offering exercise in full their option to purchase additional securities). We intend to use approximately $120 million net proceeds from this offering, the Direct Offering and the Common Stock Offering to consummate the Branch Acquisition and the remainder for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of income before income taxes plus interest expense, and fixed charges consist of interest expense and the interest portion of our rental expense. Preferred stock dividend requirements represent the amount of pre-tax income required to pay dividends on preferred shares using our 42% marginal income tax rate.

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011		2010	2009
Ratio of earnings to fixed charges(1)
Excluding interest on deposits	0.88x	1.51x	1.49x	2.44x	(1.58x	)	2.25x	0.47x
Including interest on deposits	0.96x	1.27x	1.19x	1.54x	0.48x		1.34x	0.84x
Ratio of earnings to combined fixed charges and preferred stock dividends:(2)
Excluding interest on deposits	0.58x	1.23x	2.31x	1.47x	(0.91x	)	1.45x	0.35x
Including interest on deposits	0.81x	1.13x	1.37x	1.23x	0.42x		1.17x	0.77x

(1)	The ratios of earnings to fixed charges for both excluding and including interest on deposits were less than one-to-one for the three months ended March 31, 2014 and the years ended December 31, 2011 and 2009. Earnings were insufficient to cover fixed charges by $361 thousand, $3.2 million and $2.8 million, respectively, for those periods.
(2)	The ratios of earnings to fixed charges and preferred stock dividends both excluding and including interest on deposits were less than one-to-one for the three months ended March 31, 2014 and the years ended December 31, 2011 and 2009. Earnings were insufficient to cover fixed charges by $1.9 million, $4.1 million and $4.5 million, respectively, for those periods.

PRICE RANGE OF VOTING COMMON STOCK AND DIVIDENDS

Our voting common stock is currently listed on the Nasdaq Global Select Market under the symbol “BANC.” On May 14, 2014, we announced our intention to transfer the listing of our shares of voting common stock to the New York Stock Exchange and to voluntarily delist our shares from the Nasdaq Global Select Market in connection with such transfer. Our shares are expected to commence trading on the New York Stock Exchange under the stock symbol “BANC” on May 29, 2014.

The following table sets forth, for the periods indicated, the high and low sales prices per share of our voting common stock as reported on the Nasdaq Global Select Market, as well as the cash dividends declared per share of our common stock, for each of those periods.

	High	Low	Dividend Declared
Year Ending December 31, 2014
Second quarter (through May 15, 2014)	$12.71	$9.70	$0.12
First quarter	13.91	12.00	0.12

Year Ending December 31, 2013
Fourth quarter	$14.75	$12.19	$0.12
Third quarter	15.88	12.88	0.12
Second quarter	13.98	11.00	0.12
First quarter	12.35	10.08	0.12

Year Ended December 31, 2012
Fourth quarter	$12.64	$10.51	$0.12
Third quarter	13.11	10.25	0.12
Second quarter	12.81	10.28	0.12
First quarter	13.34	10.59	0.12

On May 15, 2014, the last reported sale price of our voting common stock was $9.78 per share. As of May 12, 2014, we had approximately 1,269 holders of record of our voting common stock. This total does not reflect the number of persons or entities who hold stock in “street” name through various banks, brokerage firms and other nominees. As of May 12, 2014, there were (i) 21,487,893 shares of our voting common stock issued (with 1,625,950 shares held in treasury) and 19,861,943 shares outstanding and (ii) 596,018 shares of our non-voting common stock issued and outstanding. Holders of our non-voting common stock rank equally with the holders of our voting common stock with respect to dividends and with respect to all other matters, except that holders of the non-voting common stock do not have voting rights except as required by law. See “Description of Common Stock and Preferred Stock—Common Stock” in the accompanying prospectus.

The timing and amount of cash dividends paid on our common stock depends on our earnings, capital requirements, financial condition, regulatory requirements, dividends on our outstanding preferred stock (which rank senior to our common stock with respect to cash dividends) and other relevant factors and is subject to the discretion of our board of directors. In addition, we will be restricted from paying dividends on our common stock during any extension of the installment payment period under the amortizing notes or if an event of default with respect to the amortizing notes has occurred and is continuing. See “Description of the Amortizing Notes—Restrictions Applicable During an Extension Period and Certain Other Circumstances.”

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated statement of financial condition has been prepared using the acquisition method of accounting and has been derived from our historical consolidated statement of financial condition as of March 31, 2014, adjusted to give effect to the proposed acquisition of assets and assumption of liabilities in connection with the Branch Acquisition and the estimated purchase accounting adjustments resulting from the Branch Acquisition and the estimated receipt of proceeds from this offering, the Direct Offering and the Common Stock Offering (collectively, the “Transactions”) as though the Transactions were completed on March 31, 2014. You should read the unaudited pro forma combined condensed consolidated statement of financial condition in conjunction with our historical consolidated statement of financial condition as of March 31, 2014 and the related notes.

The unaudited pro forma combined condensed consolidated statement of financial condition is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been achieved were the Transactions completed on such date. The unaudited pro forma combined condensed consolidated statement of financial condition also does not purport to project our consolidated statement of financial condition for any future period.

For purposes of the unaudited pro forma combined condensed consolidated financial information, the fair value of our common stock to be issued in the Direct Offering was assumed to be $9.78 per share. The actual value of our common stock at the closing of the Direct Offering could be different.

The pro forma financial information includes estimated fair values of assets and liabilities of BPNA and represents our estimates based on available information. The pro forma adjustments included herein are subject to change in accordance with the terms of the Purchase Agreement, as additional information becomes available and additional analyses are performed. The allocation of the purchase price for the Branch Acquisition will be determined after the analyses to determine the fair value of the acquired assets and liabilities are completed subsequent to the closing of the Branch Acquisition. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated statement of financial condition will affect the amount of the purchase price allocated to goodwill and other assets and liabilities. The actual adjustments may be materially different from those reflected in the unaudited pro forma adjustments presented herein.

The unaudited pro forma combined condensed consolidated financial information, although helpful in illustrating the financial characteristics of the company under one set of assumptions, does not necessarily reflect the exact opportunities to earn additional revenue following the completion of the Branch Acquisition and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the Transactions been completed at March 31, 2014.

The unaudited pro forma shareholders’ equity is qualified by the statements set forth above and below and should not be considered indicative of the market value of Banc of California, Inc.’s common stock or the actual or future consolidated results of operations of Banc of California, Inc. for any period. Actual results may be materially different than the pro forma statement of financial condition presented.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition* As of March 31, 2014

$ in millions
	3/31/2014	BPNA Acquisition			Voting common stock offering(8)	Units Offering (9)	Closings under the Direct Offering(10)	BANC pro forma
	BANC historical	Assets acquired and liabilities assumed(1)	Acquisition accounting adjustments
Assets:
Cash and investment securities	$469.7	$(23.4)	$(5.4	)(2)	$47.5	$57.2	$37.8	$583.4
Loans Held for sale	1,000.4	—	—		—	—	—	1,000.4
Loans	2,397.0	1,142.7	(11.4	)(3)	—	—	—	3,528.3
Less: Allowance for Loan Losses	(20.0)	—	—		—	—	—	(20.0)

Net loans and leases	2,377.0	1,142.7	(11.4)		—	—	—	3,508.3
Goodwill	32.9	—	6.1	(4)	—	—	—	39.0
Other identifiable intangibles, net	11.2	—	8.4	(5)	—	—	—	19.6
Other assets	139.4	8.5	2.3	(6)	—	—	—	150.2

Total Assets	$4,030.6	$1,127.8	$—		$47.5	$57.2	$37.8	$5,300.9

Liabilities & Shareholders’ Equity:
Deposits	$3,109.1	$1,127.8	$—	(7)	$—	$—	$—	$4,236.9
FHLB Advances	395.0	—	—		—	—	—	395.0
Notes Payable	82.4	—	—		—	—	—	82.4
Amortizing Notes	—	—	—		—	12.2	—	12.2
Other Borrowings	70.0	—	—		—	—	—	70.0
Other Liabilities	48.8	—	—		—	—	—	48.8

Total Liabilities	3,705.3	1,127.8	—		—	12.2	—	4,845.3

Total Shareholders’ Equity	325.3	—	—		47.5	45.0	37.8	455.6
Liabilities & Shareholders’ Equity	$4,030.6	$1,127.8	$—		$47.5	$57.2	$37.8	$5,300.9

(See “Notes to the Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition” below)

*	Numerical notes included within Note B, below.

Notes to the Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition

Note A—Basis of Presentation. The unaudited pro forma combined condensed consolidated statement of financial condition and explanatory notes show the impact on our historical consolidated statement of financial condition resulting from the Branch Acquisition under the acquisition method of accounting, in addition to this offering, the Common Stock Offering and the Direct Offering. Under the acquisition method of accounting, the assets acquired and liabilities assumed of BPNA will be prospectively recorded at their respective fair values on the date the Branch Acquisition is completed, however, pre-acquisition fair value estimates are used for this presentation. The unaudited pro forma combined condensed consolidated statement of financial condition combines our historical consolidated statement of financial condition as of March 31, 2014 and the acquired

BPNA Branches as of March 31, 2014, and assumes that the Branch Acquisition, the Direct Offering, this offering and the Common Stock Offering were completed on March 31, 2014.

The Branch Acquisition will be recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit, and no allowance for loan losses is expected to be carried over.

Note B—Pro Forma Adjustments. The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

(1)	Represents the assets acquired and liabilities assumed in the Branch Acquisition as of March 31, 2014.

(2)	Represents the estimated net consideration paid for the Branch Acquisition based upon loan and deposit balances as of March 31, 2014.

(3)	Represents the estimated fair value adjustment to loans, which includes an estimated (1.0%) fair value mark. No explicit value has been separately assigned for the loss sharing provision.

(4)	Represents adjustments to goodwill resulting from recording the assets and liabilities of the Branch Acquisition at estimated fair value.

(5)	Represents the recognition of estimated fair value of a core deposit intangible asset associated with the deposit liabilities assumed.

(6)	Represents the estimated fair value adjustment to fixed assets and real property based on estimated current market value.

(7)	Estimates for the core deposit intangible reflected in Intangible assets. An estimated fair value mark for time deposits has not been developed.

(8)	Represents approximately $47 million in estimated net proceeds from the Common Stock Offering (assuming no exercise of the underwriter’s option to purchase additional securities), excluding expenses.

(9)	Represents approximately $57.2 million in estimated net proceeds from this offering (assuming no exercise of the underwriter’s option to purchase additional units), excluding expenses.

(10)	Represents approximately $38 million in estimated net proceeds from the Direct Offering, excluding expenses.

Note C—Merger and Acquisition Integration Costs. In connection with the Branch Acquisition, the Company expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions. No such costs were considered in the accompanying unaudited pro forma combined condensed consolidated statement of financial condition.

Impact of the Branch Acquisition on Operating Performance

The following discussion represents our current assessment of the incremental impact of the Branch Acquisition on our operating performance. Numerous factors, including factors outside our control (such as the general level of interest rates and both national and regional economic conditions), may significantly alter the effects described below. As such, there can be no assurance that effects of the Branch Acquisition will meet our expectations.

Significant Assumptions. In addition to the assumptions stated below, we made the following assumptions in arriving at the current assessment of the incremental impact of the Branch Acquisition on our operating performance discussed in this prospectus supplement: (i) the outlook for regional and national economic conditions and interest rates will remain relatively stable, (ii) customers located in the markets served by the BPNA Branches have similar needs and desires as our current customers in our current markets, (iii) the cost to operate the BPNA Branches will be consistent with our current expectations. While we believe these assumptions and the other assumptions stated throughout this section are reasonable, there can be no assurance that actual results will be consistent with these assumptions.

Net Interest Income. Upon consummation of the Branch Acquisition, we expect to assume approximately $1.1 billion in deposit liabilities and acquire approximately $1.1 billion in loans. In addition, we expect to receive approximately $47 million in estimated net proceeds from the Common Stock Offering, approximately $57.2 million in estimated net proceeds from this offering and approximately $38 million in estimated net proceeds from the Direct Offering, in each case excluding expenses.

Upon consummation of the Branch Acquisition, we expect to acquire approximately $1.1 billion in loans, including accrued interest receivable. The acquired loan portfolio will consist of commercial real estate, multifamily, commercial and industrial, certain home equity, and other loans (including construction loans). The following table highlights the net acquired loans by type and estimated weighted average contractual yield as of March 31, 2014.

Acquired Loans ($mm)	Balance	Yield
Commercial real estate	$536.7	5.17%
Multifamily	495.6	4.43
Commercial & Industrial	66.8	4.69
Home equity and other loans	43.5	4.17

Total Loans	$1,142.7	4.78%

Upon transaction close, we expect to assume approximately $1.1 billion in deposits, including accrued interest payable. The impact of the Branch Acquisition on interest expense is expected to include interest expense of the BPNA Branches’ deposits, which had an average contractual cost of approximately 0.47%. We believe that our product and services offerings are comparable to those offered by BPNA and that we will be able to provide a similar level of service to the customers acquired. The following table summarizes the net deposits assumed by type and estimated weighted average contractual interest rates as of March 31, 2014.

Assumed Deposits ($mm)	Balance	Rate
Interest bearing	$688.1	0.22%
Noninterest bearing	152.2	0.00
Certificates	287.5	1.32

Total Loans	$1,127.8	0.47%

We expect the net interest spread of the BPNA Branches to be initially greater than 4.00%.

Provision for Credit Losses. Since we will record all acquired loans at their fair value on the date of the closing of the Branch Acquisition, we expect future additions to the allowance for credit losses related to such loans will be minimal for the foreseeable future to the extent that the estimates of fair value are accurate. In addition, the Purchase Agreement includes a loss sharing provision that provides a 1.50% indemnification for all credit losses above 0.50% based on unpaid principal balance within a two-year period. Further, certain non-performing loans will be excluded from the Branch Acquisition. After completion of the Branch Acquisition, actual provision expense will be based on numerous factors, including the state of the national and regional economies, local real estate values, asset quality trends, delinquencies and charge-offs.

Noninterest Income. We expect that noninterest income related to the Branch Acquisition to consist of service charges and fees derived from assumed deposit relationships.

Noninterest Expense. We expect that noninterest expense related to the Branch Acquisition to include a combination of the following: (i) the cost to operate each individual branch, which is a combination of branch employees and other standard branch maintenance functions, (ii) FDIC deposit insurance premiums, (iii) expenses associated with the centralization of support functions and costs incurred to expand and enhance the services, products and support provided to the BPNA Branches’ customers.

Income Taxes. We estimate that the marginal tax rate that results from the Branch Acquisition will be approximately 42%.

Pro Forma Capital Ratios

Set forth below are the capital ratios for the Company and the Bank as of March 31, 2014, on an actual basis and a pro forma basis, giving effect to the completion of this offering, the Direct Offering, the Common Stock Offering and the Branch Acquisition, and assuming no exercise of the option by the underwriter of this offering and underwriters of the Common Stock Offering. While no assurance can be given, we expect that upon the completion of this offering, the Direct Offering, the Common Stock Offering and the Branch Acquisition, after giving effect to the estimated acquisition accounting adjustments and the recording of goodwill and intangibles, the Company and the Bank will remain “well-capitalized.”

	As of March 31, 2014
	Actual	Pro Forma[1]
Banc of California, N.A.
Tier 1 Leverage Ratio	9.4%	9.4%
Tier 1 risk based capital ratio	13.5%	13.2%
Total risk based capital ratio	14.5%	14.0%

Banc of California, Inc.
Tier 1 Leverage Ratio	7.6%	8.0%
Tier 1 risk based capital ratio	10.9%	11.3%
Total risk based capital ratio	11.9%	12.1%

1 For this presentation, all pro forma net proceeds from the Transactions are contributed to Banc of California, N.A.

CAPITALIZATION

The following table shows our historical capitalization as of March 31, 2014:

•	on an actual basis;

•	as adjusted to give effect to the proceeds of $47.5 million from the Common Stock Offering, net of underwriting discounts and commissions, assuming the underwriters do not exercise their option to purchase additional shares of our voting common stock;

•	as adjusted to further give effect to the proceeds of $57.2 million from the units offered hereby, net of underwriting discounts and commissions, assuming the underwriter does not exercise its option to purchase additional units; and

•	on a pro forma basis to further give effect to the Direct Offering and pending Branch Acquisition, as described under “Unaudited Pro Forma Combined Condensed Consolidated Financial Information.”

The following table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus and in conjunction with the Unaudited Pro Forma Combined Condensed Statement of Financial Condition as of March 31, 2014 and the related notes thereto.

	March 31, 2014 (In thousands of dollars)
	Actual	As Adjusted for the Common Stock Offering		As Adjusted for this Offering		Pro Forma
Short-term debt
FHLB advances	$395,000	$395,000		$395,000		$395,000
Other Short Term Borrowings (Federal Funds and Repurchase Agreements)	70,000	70,000		70,000		70,000

Total short-term debt	465,000	465,000		465,000		465,000
Long-term debt
Senior notes due 2020, net of $2.334 million discount	82,416	82,416		82,416		82,416
Secured borrowings	686	686		686		686
Amortizing notes to be issued in connection with this Offering	-	-		12,121	(3)	12,121

Total long-term debt	83,102	83,102		95,223		95,223

Shareholder’s equity
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, 82,250 shares issued and outstanding at March 31, 2014 (82,250 shares outstanding, as adjusted and pro forma)	79,877	79,877		79,877		79,877
Common stock, $0.01 par value per share, 446,863,844 shares authorized, 21,131,708 shares issued and 19,666,469 shares outstanding at March 31, 2014 (24,816,469 shares outstanding, as adjusted, and 28,678,095 shares outstanding pro forma)	211	263	(1)	263		302	(5)
Class B non-voting non-convertible common stock, $0.01 par value per share, 3,136,156 shares authorized, 590,068 shares issued and outstanding at March 31, 2014	6	6		6		6
Additional paid-in capital	258,861	306,280	(2)	351,309	(4)	389,037	(6)
Retained earnings	14,398	14,398		14,398		14,398
Treasury stock, at cost (March 31, 2014; 1,465,239 shares)	(27,726)	(27,726)		(27,726)		(27,726)
Accumulated other comprehensive income, net	(301)	(301)		(301)		(301)

Total shareholders’ equity	325,326	372,797		417,826		455,593

Total capitalization	$873,428	$920,899		$978,049		$1,015,816

(1)	$0.01 par value per share on 5.2 million shares issued, based on gross $50.4 million from the Common Stock Offering.
(2)	Additional paid-in capital resulting from the Common Stock Offering net proceeds of $47.5 million, excluding expenses.
(3)	Represents an estimated 21.2% allocation of the $57.2 million net offering of units hereby, in connection with the debt component.
(4)	Represents an estimated 78.8% allocation of the $57.2 million net offering of units hereby, in connection with the prepaid stock purchase component.
(5)	$0.01 par value per share on 3.9 million shares issued, based on gross $37.8 million closings under the Direct Offering.
(6)	Additional paid-in capital resulting from net proceeds of $37.8 million from closings under the Direct Offering, excluding expenses.

DESCRIPTION OF THE TANGIBLE EQUITY UNITS

The Company is offering 1,200,000 tangible equity units (or 1,380,000 tangible equity units if the underwriter exercises its option to purchase additional securities in full), each with a stated amount of $50. Each tangible equity unit is a unit composed of a prepaid stock purchase contract (a “purchase contract”) and a junior subordinated amortizing note (“amortizing note”) issued by Banc of California, Inc. (the “Company”). The following description of the terms of the tangible equity units, the description of the terms of the purchase contracts set forth under the caption “Description of the Purchase Contracts” and the description of the terms of the amortizing notes set forth under the caption “Description of the Amortizing Notes” in this prospectus supplement are only summaries of the material terms of the tangible equity units and their components but are not complete. The Company refers you to:

•	the purchase contract agreement to be entered into between the Company and U.S. Bank National Association, as purchase contract agent and U.S. Bank National Association as trustee under the indenture described below (the “purchase contract agreement”) to be dated as of May 21, 2014, under which the purchase contracts and tangible equity units will be issued; and

•	the indenture, and a related supplemental indenture for such amortizing notes, each to be dated as of May 21, 2014 and each between the Company, as issuer, and U.S. Bank National Association, as trustee, under which the amortizing notes will be issued.

The form of indenture has been, and the related supplemental indenture for the amortizing notes and the purchase contract agreement will be, filed as exhibits to the registration statement of which this prospectus supplement forms a part or in a Current Report on Form 8-K incorporated by reference into this prospectus supplement. Whenever particular sections or defined terms are referred to, such sections or defined terms are incorporated herein by reference.

As used in this section, the terms the “Company,” “we,” “us” and “our” mean Banc of California, Inc. and do not include any of its existing or future subsidiaries.

Components of the Tangible Equity Units

Each tangible equity unit offered is a unit composed of:

•	a prepaid purchase contract pursuant to which the Company will deliver to the holder, not later than May 15, 2017 (the “mandatory settlement date”), a number of shares of the Company’s common stock equal to the settlement rate described below under “Description of the Purchase Contracts — Delivery of Common Stock,” subject to adjustment; and

•	a junior subordinated amortizing note issued by the Company with an initial principal amount of $10.604556 that pays equal quarterly installments of $1.00 per amortizing note through and including May 15, 2017, which in the aggregate would be equivalent to a 8.00% cash distribution per year on the $50 stated amount per tangible equity unit.

Unless previously settled at your option as described in “Description of the Purchase Contracts — Early Settlement” or “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” or at our option as described in “Description of the Purchase Contracts — Early Settlement at Our Election,” the Company will deliver to you not more than 5.1124 shares and not less than 4.4456 shares of Company common stock, $0.01 par value per share (the “common stock”), on the mandatory settlement date, based upon the applicable settlement rate (as defined below), which is subject to adjustment as described herein, and the applicable market value (as defined below) of Company common stock, as described below under “Description of the Purchase Contracts — Delivery of Common Stock.”

Each amortizing note will have an initial principal amount of $10.604556. On each February 15, May 15, August 15 and November 15, commencing on August 15, 2014, the Company will pay equal quarterly installments of $1.00 on each amortizing note. The quarterly installment payable on August 15, 2014, however, will be $0.933333. Each installment will constitute a payment of interest (at a rate of 7.50% per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes — Amortization Schedule.” The Company will have the right to defer installment payments at any time and from time to time under the circumstances, and subject to the conditions, described under “Description of the Amortizing Notes — Option to Extend Installment Payment Period” so long as such deferral period does not extend beyond May 15, 2019.

For a description of the Company common stock, you should read “Description of Common Stock and Preferred Stock” in the accompanying prospectus.

The stated amount of each tangible equity unit must be allocated between the amortizing note and the purchase contract based upon their relative fair market values. The Company has determined that the fair market value of each amortizing note is $10.604556 and the fair market value of each purchase contract is $39.395444. This position will be binding upon each holder (but not on the Internal Revenue Service) unless such holder explicitly discloses a contrary position on a statement attached to such holder’s timely filed U.S. federal income tax return for the taxable year in which it acquires a tangible equity unit (notwithstanding that such disclosure would be in violation of such holder’s agreement to treat such allocation in the manner described below).

Separating and Recreating Tangible Equity Units

Upon the conditions and under the circumstances described below, a holder of a tangible equity unit will have the right to separate a tangible equity unit into its component parts, and a holder of a separate purchase contract and a separate amortizing note will have the right to combine the two components to recreate a tangible equity unit. Holders electing to separate or recreate tangible equity units will be responsible for any fees or expenses payable in connection with such separation or recreation, and we will not be responsible for any such fees or expenses.

Separating Tangible Equity Units

At initial issuance, the purchase contracts and amortizing notes may be purchased and transferred only as tangible equity units and will trade under the CUSIP number for the tangible equity units.

On any business day during the period beginning on, and including, the business day immediately succeeding the date of initial issuance of the tangible equity units to, but excluding, the third business day immediately preceding the mandatory settlement date, you will have the right to separate your tangible equity unit into its constituent purchase contract and amortizing note (which the Company refers to as a “separate purchase contract” and a “separate amortizing note,” respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that tangible equity unit will cease to exist.

Your tangible equity units, purchase contract and amortizing note will be represented by global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). You will not be entitled to receive definitive physical certificates for your tangible equity units, purchase contracts or amortizing notes, except under the limited circumstances described under “Book-Entry Procedures and Settlement — Definitive Securities and Paying Agent.” Beneficial interests in a tangible equity unit and, after separation, the separate purchase contract and separate amortizing note will be shown on and transfers will be effected through direct or indirect participants in DTC. In order to separate your tangible equity unit into its component parts, you must deliver written instructions to the broker or other direct or indirect participant through which you hold an interest in your tangible equity units (your “participant”) to notify DTC through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) System of your election to separate the tangible equity units.

Separate purchase contracts and separate amortizing notes will be transferable independently from each other.

The term “business day” means any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

Recreating Tangible Equity Units

On any business day during the period beginning on, and including, the business day immediately succeeding the date of initial issuance of the tangible equity units to, but excluding, the third business day immediately preceding the mandatory settlement date, if you beneficially own a separate purchase contract and a separate amortizing note, you may recreate a tangible equity unit by delivering written instructions to your participant to notify DTC through its DWAC System of your desire to recreate the tangible equity unit.

Title

The Company and the purchase contract agent may treat the registered owner of any tangible equity unit or separate purchase contract or amortizing note as the absolute owner of the tangible equity unit or separate purchase contract or amortizing note for the purpose of settling the related purchase contracts or amortizing note and for all other purposes.

Deemed Actions by Holders by Acceptance

Each purchaser or holder of tangible equity units or separate purchase contracts, by acceptance of such securities, will be deemed to have:

•	irrevocably authorized and directed the purchase contract agent to execute and deliver on its behalf and perform the purchase contract agreement on its behalf, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•	in the case of a purchase contract that is a component of a tangible equity unit, or that is evidenced by a separate purchase contract, irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•	consented to, and agreed to be bound by, the provisions of the purchase contract agreement;

•	represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in our tangible equity units (or either components thereof) to the date on which the purchaser or holder disposes of its interest in our tangible equity units (or either components thereof) and the shares of our common stock acquired upon settlement of the purchase contract component of the tangible equity units, that either:

•	its purchase and holding of our tangible equity units (or either components thereof) and the acquisition of shares of our common stock upon settlement of the purchase contract component of the tangible equity units is not made on behalf of or with “plan assets” of (a) any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (b) any plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”); or

•	if its purchase and holding of such investment is made on behalf of or with “plan assets” of any such plan, account or arrangement, then (a) its acquisition and holding of such investment will not result in (i) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a similar violation under any applicable Similar Laws, (b) neither we nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of such investment, and (c) neither we nor any of our affiliates has provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of such investment; and

•	in the case of a holder of a tangible equity unit, agreed, for all purposes, including U.S. federal income tax purposes, to treat:

•	a tangible equity unit as an investment unit composed of two separate instruments, in accordance with its form;

•	the amortizing notes as indebtedness of the Company; and

•	the allocation of the $50.00 stated amount per tangible equity unit between the purchase contract and the amortizing note so that such holder’s initial tax basis in each purchase contract will be $39.395444 and such holder’s initial tax basis in each amortizing note will be $10.604556.

Replacement of Tangible Equity Unit Certificates

In the event that physical certificates evidencing the tangible equity units have been issued, any mutilated tangible equity unit certificate will be replaced by the Company at the expense of the holder upon surrender of the certificate to the purchase contract agent. Tangible equity unit certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to the Company and the purchase contract agent. In the case of a destroyed, lost or stolen tangible equity unit certificate, an indemnity satisfactory to the purchase contract agent and the Company may be required at the expense of the registered holder of the tangible equity unit before a replacement will be issued.

Notwithstanding the foregoing, the Company will not be obligated to replace any tangible equity unit certificates on or after the business day immediately preceding the mandatory settlement date or any repurchase date or early settlement date. In those circumstances, the purchase contract agreement will provide that, in lieu of the delivery of a replacement tangible equity unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the tangible equity units evidenced by the certificate.

No Listing

The tangible equity units will be new securities for which there is no established trading market. The Company does not intend to apply for a listing of the tangible equity units. Although the underwriter has advised the Company that it intends to make a market in the tangible equity units, it is not obligated to do so. The underwriter may discontinue market making at any time in its sole discretion without notice. Accordingly the Company cannot assure you that a liquid trading market will develop for the tangible equity units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell tangible equity units at a particular time or that the prices you receive when you sell will be favorable.

Miscellaneous

The purchase contract agreement will provide that the Company will pay all fees and expenses related to the enforcement by the purchase contract agent of the rights of the holders of the tangible equity units or the separate purchase contracts.

Should you elect to separate or recreate tangible equity units, you will be responsible for any fees or expenses payable in connection with that separation or recreation and the Company will have no liability therefor.

None of the purchase contract agent, trustee in respect of the amortizing notes or any paying agent appointed in connection with the purchase contracts shall be responsible to make any calculations in respect of the tangible equity units, nor shall any such entity have any liability for any such calculations.

DESCRIPTION OF THE PURCHASE CONTRACTS

Each purchase contract, which initially forms a part of a tangible equity unit and which, at the holder’s option after the date of initial issuance of the tangible equity units, can be transferred separately from the amortizing note also forming a part of a tangible equity unit, will be issued pursuant to the terms and provisions of the purchase contract agreement. The following summary of the terms of the purchase contracts contains a description of all of the material terms of the purchase contracts but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contract agreement, including the definitions in the purchase contract agreement of certain terms. The Company refers you to the purchase contract agreement to be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

As used in this section, the term the “Company” means Banc of California, Inc. and does not include any of its subsidiaries.

Delivery of Common Stock

Unless previously settled early at your or our option, for each purchase contract the Company will deliver to you on May 15, 2017 (the “mandatory settlement date”) a number of shares of its common stock calculated as described below. The settlement of the purchase contracts on the mandatory settlement date is not deferrable. The number of shares of Company common stock issuable upon settlement of each purchase contract (the “settlement rate”) will be determined as follows:

•	if the applicable market value of Company common stock is equal to or greater than $11.247 (the “threshold appreciation price”), then you will receive 4.4456 shares of common stock for each purchase contract (the “minimum settlement rate”);

•	if the applicable market value of Company common stock is less than the threshold appreciation price of $11.247 but greater than $9.78 (the “reference price”), then you will receive a number of shares of common stock for each purchase contract equal to the tangible equity unit stated amount of $50, divided by the applicable market value; and

•	if the applicable market value of Company common stock is less than or equal to the reference price of $9.78, then you will receive 5.1124 shares of common stock for each purchase contract (the “maximum settlement rate”).

The maximum settlement rate, minimum settlement rate, and the applicable market value are each subject to adjustment as described under “— Adjustments to the Fixed Settlement Rates” below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a “fixed settlement rate.”

For illustrative purposes only, the following table shows the number of shares of common stock issuable upon settlement of a purchase contract on the mandatory settlement date at the assumed applicable market values, based on the reference price of $9.78 and the threshold appreciation price of $11.247. The threshold appreciation price represents an appreciation of approximately 15% above the reference price of $9.78. The table assumes that there will be no adjustments to the settlement rate described under “— Adjustments to the Fixed Settlement Rates” below and that the holders do not elect to settle early as described under “— Early Settlement” or “— Early Settlement Upon a Fundamental Change” below and that we do not elect to settle early as described under “—Repurchase of Amortizing Notes at the Option of the Holder”. The Company cannot assure you that the actual applicable market value will be within the assumed range set forth below. The reference price is the public offering price of Company common stock in the concurrent common stock offering.

A holder of a tangible equity unit or a separate purchase contract, as applicable, will receive on the mandatory settlement date the following numbers of shares of common stock at the following assumed applicable market values:

Assumed Applicable Market Value	Number of Shares of Common Stock
$2.00	5.1124
$3.00	5.1124
$4.00	5.1124
$5.00	5.1124
$6.00	5.1124
$7.00	5.1124
$8.00	5.1124
$9.00	5.1124
$9.78	5.1124
$10.50	4.7619
$11.00	4.5455
$11.25	4.4456
$12.00	4.4456
$12.33	4.4456
$12.50	4.4456
$13.00	4.4456
$14.00	4.4456
$15.00	4.4456
$16.00	4.4456
$17.00	4.4456
$18.00	4.4456
$19.00	4.4456
$20.00	4.4456

As the above table illustrates, if, on the mandatory settlement date, the applicable market value is greater than or equal to the threshold appreciation price of $11.247, the Company would be obligated to deliver 4.4456 shares of common stock for each purchase contract. As a result, you would receive only approximately 87% of the value of the shares of Company common stock that you would have received had you purchased $50 worth of shares of Company common stock at the public offering price in the concurrent public offering.

If, on the mandatory settlement date, the applicable market value is less than the threshold appreciation price of $11.247 but greater than the reference price of $9.78, the Company would be obligated to deliver a number of shares of its common stock on the mandatory settlement date equal to $50, divided by the applicable market value. As a result, the Company would retain all appreciation in the market value of its common stock underlying each purchase contract.

If, on the mandatory settlement date, the applicable market value is less than or equal to the reference price of $9.78, the Company would be obligated to deliver upon settlement of the purchase contract 5.1124 shares of common stock for each purchase contract, regardless of the market price of Company common stock. As a result, the holder would realize the entire loss on the decline in market value of the common stock underlying each purchase contract since the initial issuance date of the tangible equity units. Because the applicable market value (as defined below) of the common stock is determined over the 20 trading days ending on the third trading day immediately preceding the mandatory settlement date, the number of shares of common stock delivered for each purchase contract may be greater than or less than the number that would have been delivered based on the closing price of the common stock on the last trading day in such period. In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

The term “applicable market value” means the average of the daily VWAPs of Company common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the mandatory settlement date.

The term “daily VWAP” of Company common stock means, on any date of determination, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page BANC <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume-weighted average price is unavailable, the market price of one share of Company common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).

The term “trading day” means a day on which:

•	there is no “market disruption event” (as defined below); and

•	the NASDAQ Global Select Market is open for trading or, if the Company’s common stock is not then listed on the NASDAQ Global Select Market, the principal other United States national or regional securities exchange on which Company common stock is then listed is open for trading or, if Company common stock is not then listed on a United States national or regional securities exchange, the principal other market on which Company common stock is then listed or admitted for trading is open for trading.

If the Company’s common stock (or other security for which a daily VWAP must be determined) is not listed or admitted for trading as described in the immediately preceding bullet, “trading day” means a “business day.”

A “market disruption event” is defined as any of the following events that has occurred:

•	any suspension of, or limitation imposed on, trading by the NASDAQ Global Select Market during the one-hour period prior to the close of trading for the regular trading session on the NASDAQ Global Select Market (or for purposes of determining daily VWAP any period or periods aggregating one half hour or longer), whether by reason of movements in price exceeding limits permitted by the NASDAQ Global Select Market or otherwise, relating to the Company’s common stock or in futures or options contracts relating to the Company’s common stock on the relevant exchange or quotation system;

•	any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the NASDAQ Global Select Market (or for purposes of determining daily VWAP any period or periods aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, the Company’s common stock on the NASDAQ Global Select Market system or futures or options contracts relating to the Company’s common stock on any relevant exchange or quotation system; or

•	the failure to open of the exchange or quotation system on which futures or options contracts relating to the Company’s common stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

For the purposes of determining a “market disruption event,” if the Company’s common stock is not listed on the NASDAQ Global Select Market, the term “NASDAQ Global Select Market” in the definition of “market disruption event” shall be deemed to be replaced by the principal national securities exchange on which the Company’s common stock is listed for trading.

On the mandatory settlement date, Company common stock will be issued and delivered to you or your designee, upon (i) surrender of certificates representing the purchase contracts, if such purchase contracts are held in certificated form, and (ii) payment by you of any transfer or similar taxes payable in connection with the issuance of Company common stock to any person other than you. As long as the purchase contracts are evidenced by one or more global purchase contract certificates deposited with DTC, procedures for settlement will be governed by standing arrangements between DTC and the purchase contract agent.

Prior to the settlement of any purchase contract, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of Company common stock by virtue of holding such purchase contract.

Early Settlement

On any trading day prior to the third business day immediately preceding the mandatory settlement date, you, as a holder of tangible equity units or a holder of separate purchase contracts, may elect to settle your purchase contracts early, in whole or in part, and receive shares of common stock, at the “early settlement rate,” subject to adjustment as described below under “— Adjustments to the Fixed Settlement Rates.” The early settlement rate is equal to the minimum settlement rate in effect immediately prior to the close of business on the early settlement date, unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will receive upon settlement of your purchase contracts a number of shares of Company common stock (or applicable property) based on the “fundamental change early settlement rate” in effect immediately prior to the close of business on the early settlement date as described under “— Early Settlement Upon a Fundamental Change.”

Your right to receive common stock upon early settlement of your purchase contract is subject to (i) delivery of a written and signed notice of election (an “early settlement notice”) to the purchase contract agent electing early settlement of your purchase contract, (ii) surrendering the certificates representing the purchase contract, if such purchase contract or the tangible equity unit that includes such purchase contract is held in certificated form and (iii) payment by you of any transfer or similar taxes payable in connection with the issuance of Company common stock to any person other than you. As long as the purchase contracts or the tangible equity units are evidenced by one or more global certificates deposited with DTC, procedures for early settlement will be governed by standing arrangements between DTC and the purchase contract agent. Upon surrender of the purchase contract or the related tangible equity unit, you will receive the applicable number of shares of common stock (and cash in lieu of any fractional share) no later than the third business day following the early settlement date. Upon early settlement of the purchase contract component of a tangible equity unit, the corresponding amortizing note will remain outstanding and, beneficially owned by, or registered in the name of, the holder thereof.

If you comply with the requirements for effecting early settlement of your purchase contracts earlier than 5:00 p.m., New York City time, on any business day, then that day will be considered the “early settlement date.” If you comply with such requirements on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the “early settlement date.”

Early Settlement Upon a Fundamental Change

If a “fundamental change” occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of Company common stock (or cash, securities or other property) based on the “fundamental change early settlement rate,” as described below. An early settlement will be deemed for these purposes to be “in connection with” such fundamental change if you deliver your early settlement notice to the purchase contract agent, and otherwise satisfy the requirements for effecting early settlement of your purchase contracts, during the period beginning on, and including, the effective date of the fundamental change and ending on, and including, the 30th business day thereafter (or, if earlier, the third business day immediately preceding the mandatory settlement date) (the “fundamental change early settlement date”). The Company refers to this right as the “fundamental change early settlement right.” An early settlement in connection with a fundamental change will be subject to the provisions set forth in the second paragraph above under “— Early Settlement,” except that the Company will deliver the related settlement amounts owed no later than the third business day following the fundamental change early settlement date.

The Company will provide the purchase contract agent and the holders of tangible equity units and separate purchase contracts with a notice of a fundamental change within five business days after its occurrence, issue a press release announcing such effective date and post such press release on its website. The notice will also set forth, among other things, (i) the applicable fundamental change early settlement rate, (ii) the kind and amount of the cash, securities and other consideration receivable by the holder upon settlement and (iii) the deadline by which each holder’s fundamental change early settlement right must be exercised.

A “fundamental change” will be deemed to occur if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Company common equity representing more than 50% of the voting power of Company common stock; or

(b) consummation of any consolidation or merger of the Company or similar transaction with, or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company and its subsidiaries, taken as a whole, to, any person other than one of the Company’s subsidiaries, in each case pursuant to which the Company’s common stock will be converted into cash, securities or other property;

provided, however, that (i) any transaction or event described in clause (a) or (b) above where the holders of the Company’s voting stock immediately prior to such event own, directly or indirectly, more than 50% of the voting stock of the continuing or surviving person or transferee or the parent thereof immediately after such event and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a fundamental change under such clause (a) or (b) as the case may be; (ii) a fundamental change will not be deemed to have occurred as a result of a transaction or event described in clause (b) above if at least 90% of the consideration received or to be received by holders of Company common stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in the transaction or transactions consists of shares of common stock or depositary receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with such transaction or transactions and (iii) a transaction or event that constitutes a fundamental change under both clauses (a) and (b) above will be deemed to constitute a fundamental change solely under clause (b) of this definition of “fundamental change”.

None of the purchase contract agent, the trustee in respect of the amortizing notes or any paying agent appointed in connection with the purchase contracts shall have any duty or obligation to determine if a fundamental change has occurred in connection with the purchase contracts.

The “fundamental change early settlement rate” will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•	in the case of a fundamental change described in clause (b) above in which holders of shares of Company common stock receive only cash in the fundamental change, the cash amount paid per share of Company common stock; and

•	in all other cases, the average of the daily VWAPs of Company common stock on each of the 10 consecutive trading days ending on and including the trading day immediately preceding the effective date.

The stock prices set forth in the first column of the table below will be adjusted as of any date on which any fixed settlement rate is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the minimum settlement rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum settlement rate as so adjusted. The number of shares in the table below will be adjusted in the same manner as the fixed settlement rates are adjusted as set forth under “— Adjustments to the Fixed Settlement Rates.”

The following table sets forth the fundamental change early settlement rate per purchase contract for each stock price and effective date set forth below:

	Effective Date
Stock Price	May 21, 2014	May 15, 2015	May 15, 2016	May 15, 2017
$2.00	4.3667	4.5958	4.8375	5.1124
$3.00	4.3738	4.6040	4.8459	5.1124
$4.00	4.3699	4.6062	4.8501	5.1124
$5.00	4.3483	4.5977	4.8517	5.1124
$6.00	4.3043	4.5683	4.8454	5.1124
$7.00	4.2408	4.5123	4.8162	5.1124
$8.00	4.1664	4.4340	4.7490	5.1124
$9.00	4.0907	4.3452	4.6456	5.1124
$9.78	4.0357	4.2772	4.5532	5.1124
$10.50	3.9902	4.2200	4.4709	4.7619
$11.00	3.9621	4.1846	4.4197	4.5455
$11.25	3.9493	4.1687	4.3968	4.4456
$12.00	3.9150	4.1262	4.3380	4.4456
$12.33	3.9021	4.1105	4.3176	4.4456
$12.50	3.8958	4.1030	4.3081	4.4456
$13.00	3.8792	4.0835	4.2846	4.4456
$14.00	3.8534	4.0544	4.2537	4.4456
$15.00	3.8354	4.0357	4.2377	4.4456
$16.00	3.8235	4.0244	4.2302	4.4456
$17.00	3.8161	4.0180	4.2271	4.4456
$18.00	3.8117	4.0148	4.2260	4.4456
$19.00	3.8095	4.0134	4.2258	4.4456
$20.00	3.8086	4.0130	4.2259	4.4456

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $20.00 per share, subject to adjustment in the same manner as the stock prices set forth in the table above, the fundamental change early settlement rate will be the minimum settlement rate; or

•	if the stock price is less than $2.00 per share (subject to adjustment in the same manner as the stock prices set forth in the table above, the “minimum stock price”), the fundamental change early settlement rate will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

The maximum number of shares of Company common stock deliverable following a fundamental change under a purchase contract is 5.1124, subject to adjustment in the same manner as the fixed settlement rates as set forth under “— Adjustments to the Fixed Settlement Rates.”

The Company’s obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

If you exercise the fundamental change early settlement right following the effective date of a fundamental change described in clause (b) of the definition thereof, the Company will deliver to you, for each purchase contract being settled early, the kind and amount of securities, cash or other property that you would have been entitled to receive in such fundamental change transaction as a holder of a number of shares of Company common stock equal to the fundamental change settlement rate. If such fundamental change causes Company common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) and you exercise the fundamental change early settlement right, the Company will deliver to you the types and amounts of consideration as are proportional to the types and amounts of consideration received by the holders of Company common stock that affirmatively make such an election. The Company will deliver the shares of Company common stock, securities, cash or other property payable as a result of your exercise of the fundamental change early settlement right on the third business day following the fundamental change early settlement date.

If you do not elect to exercise your fundamental change early settlement right, your purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent early settlement date, repurchase date or the mandatory settlement date, including, if applicable, in accordance with the provisions set forth under “— Adjustments to the Fixed Settlement Rates” regarding the occurrence of a business combination.

Early Settlement at Our Election

The Company has the right to settle the purchase contracts early, in whole but not in part, on a date fixed by the Company as described below at the “early mandatory settlement rate” described below. The Company refers to this right as our “early mandatory settlement right.” The “early mandatory settlement rate” will be the maximum settlement rate, unless the closing price (as defined below) of the Company common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately preceding the notice date (as defined below) exceeds 130% of the threshold appreciation price in effect on each such trading day, in which case the “early mandatory settlement rate” will be the minimum settlement rate.

If the Company elects to exercise its early mandatory settlement right, the Company will provide the purchase contract agent and the holders of tangible equity units, separate purchase contracts and separate amortizing notes with a notice of the Company’s election (the “early mandatory settlement notice”), issue a press release announcing our election and post such press release on the Company’s website. The early mandatory settlement notice will specify, among other things:

•	the early mandatory settlement rate;

•	the early mandatory settlement date, which will be at least 5 but not more than 30 business days following the date of the Company’s notice (the “notice date”);

•	whether holders of tangible equity units and separate amortizing notes will have the right to require the Company to repurchase their amortizing notes that are a component of the tangible equity units or their separate amortizing notes, as the case may be, as described below under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”;

•	the repurchase price and repurchase date (each as defined below under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”);

•	the last date on which holders may exercise their repurchase right; and

•	the procedures that holders must follow to require us to repurchase their amortizing notes.

The Company will deliver the shares of Company common stock and any cash payable for fractional shares to the holders on the early mandatory settlement date.

The term “closing price” of the Company common stock means, on any date of determination:

•	the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Company common stock on the NASDAQ Global Select Market on such date or, if the Company common stock is not listed for trading on the NASDAQ Global Select Market on any such date, as reported in the composite transactions for the principal United States national or regional securities exchange on which the Company common stock is so listed; or

•	if the Company common stock is not so reported, the last quoted bid price for the Company common stock in the over-the-counter market as reported by the Pink OTC Markets Inc. or a similar organization, or, if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Company common stock on such date from at least three nationally recognized independent investment banking firms retained by us for this purpose.

In the event the Company elects to settle the purchase contracts early, holders thereof will have the right to require the Company to repurchase their amortizing notes, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

Adjustments to the Fixed Settlement Rates

Each fixed settlement rate will be adjusted, without duplication, if any of the following events occur:

(1) the issuance of Company common stock as a dividend or distribution to all holders of Company common stock, or a subdivision or combination of Company common stock, in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 × (OS1 ÷ OS0)

where,

SR0 = the fixed settlement rate in effect immediately prior to the open of business on the ex-date (as defined below) for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

SR1 = the fixed settlement rate in effect immediately after the open of business on such ex-date or immediately after the open of business on such effective date, as the case may be;

OS0 = the number of shares of Company common stock outstanding immediately prior to such ex-date or immediately prior to such effective date, as the case may be, in either case prior to giving effect to such event; and

OS1 = the number of shares of Company common stock that would be outstanding immediately after giving effect to such dividend, distribution, subdivision or combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex- date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each fixed settlement rate shall be immediately readjusted, effective as of the date the Company’s board of directors determines not to pay such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

(2) the issuance to all holders of Company common stock of rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Company common stock at less than the average of the daily VWAPs for the 10 consecutive trading day period ending on and including the trading day immediately preceding the date of the announcement of such issuance, in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 × (OS0 + X) ÷ (OS0 + Y)

where,

SR0 = the fixed settlement rate in effect immediately prior to the open of business on the ex-date for such issuance;

SR1 = the fixed settlement rate in effect immediately after the open of business on such ex-date;

OS0 = the number of shares of Company common stock outstanding immediately prior to the open of business on such ex-date;

X = the total number of shares of Company common stock issuable pursuant to such rights, options or warrants; and

Y = the aggregate price payable to exercise such rights, options or warrants, divided by the average of the daily VWAPs for the 10 consecutive trading day period ending on and including the trading day immediately preceding the announcement date for such issuance.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, each fixed settlement rate shall be decreased, effective as of the date of such expiration, to the fixed settlement rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, each fixed settlement rate shall be decreased, effective as of the date the Company board of directors determines not to make such issuance, to the fixed settlement rate that would then be in effect if such record date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than the average of the daily VWAPs for the 10 consecutive trading day period ending on and including the trading day immediately preceding the announcement date for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company’s board of directors.

(3) the dividend or other distribution to all holders of Company common stock of shares of Company capital stock (other than common stock), evidences of Company indebtedness, Company assets or rights to acquire Company capital stock, Company indebtedness or Company assets (excluding any dividend, distribution or issuance as to which an adjustment was made pursuant to clauses (1) or (2) above, (4) below or the provisions of this clause (3) relating to spin-offs), in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 × SP0 ÷ (SP0 — FMV)

where,

SR0 = the fixed settlement rate in effect immediately prior to the open of business on the ex-date for such dividend or distribution;

SR1 = the fixed settlement rate in effect immediately after the open of business on such ex-date;

SP0 = the average of the daily VWAPs for the 10 consecutive trading day period ending on and including the trading day immediately preceding such ex-date; and

FMV = the fair market value (as determined by the Company’s board of directors), on the ex-date, for such dividend or distribution of the shares of capital stock, evidences of indebtedness, assets or rights so distributed, expressed as an amount per share of Company common stock.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-date for such dividend or distribution. If such distribution is not so paid or made, each fixed settlement rate shall be decreased, effective as of the date the Company’s board of directors determines not to pay the dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on Company common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. national or regional securities exchange, then each fixed settlement rate will instead be adjusted based on the following formula:

SR1 = SR0 × (FMV0 + MP0) ÷ MP0

where,

SR0 = the fixed settlement rate in effect immediately prior to the close of business on the 10th consecutive trading day commencing on, and including, the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the relevant exchange;

SR1 = the fixed settlement rate in effect immediately after the close of business on the 10th consecutive trading day commencing on, and including, the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the relevant exchange;

FMV0 = the average of the volume-weighted average prices of the capital stock or similar equity interests distributed to holders of Company common stock applicable to one share of Company common stock over each of the 10 consecutive trading days commencing on, and including, the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NASDAQ Global Select Market or such other U.S. national or regional securities exchange on which such capital stock or similar equity interests are then listed; and

MP0 = the average of the daily VWAPs of Company common stock over each of the 10 consecutive trading days commencing on, and including, the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution.

The adjustment to each fixed settlement rate under this portion of clause (3) will become effective immediately after the close of business on the 10th consecutive trading day commencing on, and including, the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the relevant exchange; provided that in respect of any settlement within 10 trading days immediately following the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the relevant exchange, the reference set forth in the calculation above to 10 consecutive trading days shall be deemed replaced with such lesser number of trading days as have elapsed between such third trading day and the settlement date in determining the applicable fixed settlement rates.

(4) The Company makes a distribution consisting exclusively of cash to all holders of Company common stock, excluding (a) any cash that is distributed as part of a distribution referred to in clause (3) above, (b) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries referred to in clause (5) below and (c) any quarterly dividend that does not exceed $0.12 per share (the “dividend threshold amount”), in which event, each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 × SP0 ÷ (SP0 – C)

where,

SR0 = the fixed settlement rate in effect immediately prior to the open of business on the ex-date for such distribution;

SR1 = the fixed settlement rate in effect immediately after the open of business on such ex-date;

SP0 = the average of the daily VWAPs for the 10 consecutive trading day period ending on and including the trading day immediately preceding such ex-date; and

C = the amount in cash per share the Company distributes to holders in excess of the dividend threshold amount; provided that if the distribution is not a regular semi-annual cash dividend, then the dividend threshold amount will be deemed to be zero.

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the fixed settlement rate is adjusted (by multiplying the dividend threshold amount by a fraction, the numerator of which will be the minimum settlement rate in effect immediately prior to the adjustment and the denominator of which will be the minimum settlement rate as adjusted), but no adjustment will be made to the dividend threshold amount for any adjustment made to the fixed settlement rate pursuant to this clause (4). Any increase to each fixed settlement rate made pursuant to this clause (4) shall become effective immediately after the open of business on the ex-date for such distribution. If any dividend or distribution described in this clause (4) is declared but not so paid or made, each fixed settlement rate shall be decreased, effective as of the date the Company’s board of directors not to pay or make such distribution, to the fixed settlement rate that would then be in effect if such distribution had not been declared.

(5) The Company or one or more of its subsidiaries makes purchases of Company common stock pursuant to a tender offer or exchange offer by the Company or one of its subsidiaries for Company common stock to the extent that the cash and value of any other consideration included in the payment per share of Company common stock validly tendered or exchanged exceeds the daily VWAP per share of Company common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 × (FMV + (SP1 × OS1)) ÷ (SP1 × OS0)

where,

SR0 = the fixed settlement rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

SR1 = the fixed settlement rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

FMV = the fair market value (as determined by the Company’s board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS1 = the number of shares of Company common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”) (after giving effect to the purchase or exchange of shares pursuant to such tender offer or exchange offer);

OS0 = the number of shares of Company common stock outstanding immediately prior to the expiration time; and

SP1 = the average of the daily VWAPs of Company common stock over the 10 consecutive trading day period commencing on, and including, the trading day immediately after the expiration date.

The adjustments to the fixed settlement rates under this clause (5) will become effective immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date; provided that in respect of any settlement within 10 trading days immediately following, and including, the expiration date, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date and the settlement date in determining the applicable fixed settlement rates. If the Company or one of its subsidiaries is obligated to purchase Company common stock pursuant to any such tender or exchange offer but the Company or the relevant subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the fixed settlement rates shall be immediately adjusted to the fixed settlement rates that would then be in effect if such tender or exchange offer had not been made.

“ex-date” means the first date on which shares of Company common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Company common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“record date” means, for purpose of this section, with respect to any dividend, distribution or other transaction or event in which the holders of Company common stock have the right to receive any cash, securities or other property or in which Company common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Company common stock entitled to receive such cash, securities or other property (whether such date is fixed by the Company’s board of directors or by statute, contract or otherwise).

Except as stated above or as otherwise agreed, the fixed settlement rates will not be adjusted for the issuance of Company common stock or any securities convertible into or exchangeable for Company common stock or carrying the right to purchase any of the foregoing or for the repurchase of Company common stock.

To the extent that the Company has a rights plan in effect upon settlement of a purchase contract, you will receive, in addition to Company common stock, the rights under the rights plan, unless, prior to the settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if the Company made a distribution to all holders of Company common stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of any consolidation, merger, sale or transfer of assets, share exchange or other reorganization event, in each case, pursuant to which Company common stock is converted into the right to receive other securities, cash or property (each, a “business combination”), then, at and after the effective time of the business combination, (i) each purchase contract then outstanding will become a contract to purchase the kind and amount of securities, cash or property receivable upon any such transaction by the holder of one share of common stock, multiplied by the applicable settlement rate (the “reference property”) and (ii) the applicable market value of Company common stock will be calculated based on the value of a unit of reference property that a holder of one share of Company common stock would have received in such transaction. In the event holders of Company common stock have the opportunity to elect the form of consideration to be received in such transaction, the reference property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Company common stock that affirmatively make an election. The Company will agree in the purchase contract agreement not to become a party to any such transaction unless its terms are consistent with the foregoing.

In connection with any adjustment to the fixed settlement rates described above, the Company will also adjust the dividend threshold amount based on the number of shares of common stock comprising the reference property and (if applicable) the value of any non-stock consideration comprising the reference property. If the reference property is comprised solely of non-stock consideration, the dividend threshold amount will be zero.

In the event of a taxable distribution of cash or property to stockholders of the Company that results in an adjustment of each fixed settlement rate or an increase in each fixed settlement rate in the Company’s discretion, holders of tangible equity units and separate purchase contracts may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, Non-U.S. Holders (as defined below under “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders”) of tangible equity units and separate purchase contracts may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.

In addition, the Company may make such increases in each fixed settlement rate as the Company deems advisable. The Company may only make such a discretionary adjustment if the Company makes the same proportionate adjustment to each fixed settlement rate. No adjustment in either fixed settlement rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made shall be made (x) upon the end of the issuer’s fiscal year commencing with the 2014 fiscal year and (y) upon the purchase contract settlement date or any early settlement date or repurchase date.

Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share.

Whenever the fixed settlement rates are adjusted, the Company must deliver to the purchase contract agent a certificate setting forth each fixed settlement rate, detailing the calculation of each fixed settlement rate and describing the facts upon which the adjustment is based. In addition, the Company must notify the holders of tangible equity units and separate purchase contracts of the adjustment within ten business days of any event requiring such adjustment and describe in reasonable detail the method by which each fixed settlement rate was adjusted; such notification may be made by a press release.

There will be no adjustment to the fixed settlement rates in case of the issuance of any shares of Company common stock in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as provided in this section.

Each adjustment to each fixed settlement rate will result in a corresponding adjustment to the early settlement rate. Each adjustment to each fixed settlement rate will also result in an adjustment to the applicable market value solely to determine which of the three clauses in the definition of settlement rate will be applicable on the mandatory settlement date. In addition, if any adjustment to the settlement rate becomes effective, or any ex-date or record date for any issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the 20 trading day period during which the applicable market value is calculated or (ii) in the case of an early settlement, early mandatory settlement or an early settlement upon a fundamental change, the relevant early settlement date, repurchase date or fundamental change early settlement date and, in each case, ending on, and including, the date on which the Company delivers shares of its common stock under the related purchase contract, the Company will make appropriate adjustments to the fixed settlement rates, the applicable market value and/or the number of shares of its common stock deliverable upon settlement of the purchase contract, in each case, consistent with, and in order to give effect to the intent of, the anti-dilution adjustments set forth above.

The Company’s board of directors will have the power to resolve any ambiguity or, subject to applicable law, correct any error in this section, and its action in so doing will be final and conclusive.

Fractional Shares

No fractional shares of Company common stock will be issued to holders upon settlement of the purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Company common stock, calculated on an aggregate basis in respect of the purchase contracts being settled, multiplied by the closing price of Company common stock on the trading day immediately preceding the mandatory settlement date, repurchase date, early settlement date or fundamental change early settlement date, as the case may be.

Consequences of Bankruptcy

The mandatory settlement date for each purchase contract, whether held separately or as part of a tangible equity unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to the Company. Upon acceleration, holders will be entitled to receive a number of shares of Company common stock per purchase contract equal to the maximum settlement rate in effect immediately prior to such acceleration (regardless of the market value of Company common stock at that time). If the Company files for bankruptcy court protection prior to the settlement of the purchase contracts, however, the Company may be unable to deliver Company common stock in settlement of the accelerated purchase contracts after such filing. Instead, a holder would have a damage claim against the Company for the value of the common stock that the Company would have otherwise been required to deliver upon settlement of the purchase contracts. The Company expects that this claim for damages will be subordinated to rank equally with the claims by holders of Company common stock in the bankruptcy proceeding, in which case you will only be able to recover damages to the extent holders of Company common stock receive any recovery.

Modification

The purchase contract agreement will contain provisions permitting the Company and the purchase contract agent to modify the purchase contract agreement without the consent of the holders of purchase contracts (whether held separately or as a component of tangible equity units) for any of the following purposes:

•	to evidence the succession of another person to the Company’s obligations;

•	to add to the covenants for the benefit of holders of purchase contracts or to surrender any of the Company’s rights or powers under the agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

•	to make provision with respect to the rights of holders of purchase contracts pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events;

•	to conform the provisions of the purchase contract agreement to the “Description of the Purchase Contracts” section in this prospectus supplement;

•	to evidence waiver by the Company of or to remove from the purchase contract agreement the Company’s rights to settle the purchase contracts early as described under the heading “—Early Settlement at Our Election”;

•	to cure any ambiguity or omission or to correct or supplement any provisions that may be defective or inconsistent with other provisions of the purchase contract agreement, provided such change does not adversely affect the interests or rights of any holder of purchase contracts in any material respect; or

•	to make any other change that does not adversely affect the interests or rights of any holder of purchase contracts in any material respect.

The purchase contract agreement will contain provisions permitting the Company and the purchase contract agent, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts or the purchase contract agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•	reduce the number of shares of common stock deliverable upon settlement of the purchase contract,

•	change the mandatory settlement date, the right to settle purchase contracts early or the fundamental change early settlement right, or otherwise adversely affect the holder’s rights to receive delivery of the number of shares of Company common stock, cash in lieu of any fractional share and/or other property as described herein due upon settlement of any purchase contract on the due dates therefor,

•	reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract agreement, or

•	impair the right to institute suit for the enforcement of the purchase contracts.

Consolidation, Merger, Sale or Conveyance

The Company will covenant in the purchase contract agreement that it will not merge with and into, consolidate with or into any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person or entity, unless:

•	the Company is the surviving entity or the successor entity, if other than the Company, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that successor entity expressly assumes the Company’s obligations under the tangible equity units, the purchase contracts and the purchase contract agreement; and

•	immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, no default under the tangible equity units, the purchase contracts or the purchase contract agreement shall have occurred or be continuing.

On the assumption by the successor of the obligations under the purchase contract agreement, the successor will be substituted for the Company, and (except in the case of a lease) the Company will be relieved of any further obligation under the purchase contract agreement and the purchase contracts.

Miscellaneous

The Company will at all times that the purchase contracts remain outstanding reserve and keep available out of the Company’s authorized and unissued common stock, solely for issuance upon settlement of the purchase contracts, that number of shares of common stock as shall from time to time be issuable upon the settlement of all purchase contracts then outstanding, assuming settlement at the maximum settlement rate.

Governing Law

The purchase contract agreement, the purchase contracts and any claim, controversy or dispute arising under or related to the purchase contract agreement or the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

U.S. Bank National Association will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of tangible equity units and separate purchase contracts from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the purchase contracts or the purchase contract agreement.

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

U.S. Bank National Association acts as trustee under certain of our indentures and performs other services for us in the ordinary course of business.

DESCRIPTION OF THE AMORTIZING NOTES

The amortizing notes will be issued under an indenture (the “base indenture”), and a related supplemental indenture for such amortizing notes (the “supplemental indenture”), each to be dated the date of issuance of such amortizing notes and each between the Company and U.S. Bank National Association, collectively referred to in this section as the “indenture.” The following summary of the terms of the amortizing notes contains a description of all of the material terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions in the indenture of certain terms. The Company refers you to the form of base indenture, which has been filed and is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the supplemental indenture, which will be filed, as an exhibit to a filing we will make with the SEC in connection with the offering. Copies of the base indenture and the supplemental indenture will be available for inspection at the office of the trustee.

As used in this section, the term the “Company” means Banc of California, Inc. and does not include any of its subsidiaries. The indenture does not limit the aggregate principal amount of indebtedness that may be issued thereunder and provides that junior subordinated debt securities may be issued thereunder from time to time in one or more series.

General

The amortizing notes will be issued as a separate series of junior subordinated debt securities under the indenture. The amortizing notes will be issued in an aggregate principal amount of $12,725,467 (or $14,634,287 aggregate principal amount if the underwriter exercises its option to purchase additional securities in full). The scheduled final installment payment date (as defined below) will be May 15, 2017, subject to extension as described below. We may not redeem the amortizing notes.

As described under “Book-entry Procedures and Settlement,” in certain circumstances amortizing notes may be issued in certificated form in exchange for a global security. In the event that amortizing notes are issued in certificated form, such amortizing notes may be transferred or exchanged at the offices described below. Payments on amortizing notes issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the amortizing notes. In the event amortizing notes are issued in certificated form, installments will be payable, the transfer of the amortizing notes will be registrable and amortizing notes will be exchangeable for amortizing notes of other denominations of a like aggregate principal amount at the corporate trust office of the trustee in New York, New York. Installment payments on certificated amortizing notes may be made at the option of the Company by check mailed to the address of the persons entitled thereto. See “Book-entry Procedures and Settlement.”

There are no covenants or provisions in the indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect such holders.

Ranking

The amortizing notes will be junior subordinated obligations of the Company and will rank junior both in liquidation and right of payment to the Company’s “Senior Debt” (as defined below under “— Subordination”). The amortizing notes will rank equally with all of the Company’s unsecured indebtedness to which the amortizing notes are not so subordinated (and which indebtedness is not, by its terms, subordinated to the amortizing notes), whether currently existing or hereinafter created. We may issue additional series of junior subordinated debt securities that rank pari passu with the amortizing notes. The amortizing notes will be effectively subordinated to all secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all existing and future liabilities of the Company’s subsidiaries.

Installment Payments

Each amortizing note will have an initial principal amount of $10.604556. On each February 15, May 15, August 15 and November 15, commencing on August 15, 2014 (each, an “installment payment date”), the Company will pay, in cash, equal quarterly installments of $1.00 on each amortizing note. Each installment will constitute a payment of interest (at a rate of 7.50% per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “— Amortization Schedule.” The quarterly installment payable on August 15, 2014 however, will be $0.933333. The Company will have the right to defer installment payments at any time, and from time to time under the circumstances, and subject to the conditions, described under “— Option to Extend Installment Payment Period” so long as such deferral period does not extend beyond May 15, 2019. Installments will be paid to the person in whose name an amortizing note is registered at the close of business on the business day immediately preceding the related installment payment date. In the event the amortizing notes do not continue to remain in book-entry only form, the Company will have the right to select regular record dates, which will be more than 14 days but less than 60 days prior to the relevant installment payment date.

Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Amortization Schedule

The total installments of principal on the amortizing notes for each scheduled installment payment date are set forth below:

Scheduled Installment Payment Date	Amount of Principal	Amount of Interest
August 15, 2014	$0.747754	$0.185579
November 15, 2014	$0.815185	$0.184815
February 15, 2015	$0.830470	$0.169530
May 15, 2015	$0.846041	$0.153959
August 15, 2015	$0.861904	$0.138096
November 15, 2015	$0.878065	$0.121935
February 15, 2016	$0.894529	$0.105471
May 15, 2016	$0.911301	$0.088699
August 15, 2016	$0.928388	$0.071612
November 15, 2016	$0.945795	$0.054205
February 15, 2017	$0.963529	$0.036471
May 15, 2017	$0.981595	$0.018405

For the avoidance of doubt and notwithstanding anything to the contrary in this prospectus supplement, the first installment payment for the amortizing notes, payable on August 15, 2014, shall be equal to $0.933333 per amortizing note.

Option to Extend Installment Payment Period

The Company may defer installment payments, at any time and from time to time, by extending the installment payment period, so long as such period of time does not extend beyond May 15, 2019 (the “extension period”). The Company may end an extension period on any installment payment date occurring on or before May 15, 2017 or, in the case of an extension period that extends beyond May 15, 2017, on any business day thereafter that is on or before May 15, 2019.

At the end of any extension period, the Company will pay all installment payments for which the related installment payment date occurred during such extension period, together with interest on the full amount of such installment payments compounded quarterly at the rate specified for the interest component of the amortizing notes to the extent permitted by applicable law. The Company will give the holders of tangible equity units and separate amortizing notes at least 10 business days’ notice prior to the end of an extension period.

Prior to the termination of any extension period, the Company may further defer installment payments by extending such extension period. Such extension period, including all such previous and further extensions, may not extend beyond May 15, 2019. Upon the termination of any extension period and the payment of all amounts then due, the Company may commence a new extension period, if consistent with the terms set forth in this section. No installment payment (or interest thereon) shall be due and payable during an extension period.

The Company has no present intention of exercising its right to defer installment payments by extending the installment payment period on the amortizing notes.

The Company will give the holders of tangible equity units and amortizing notes notice of its election of an extension period (or any extension thereof) at least 10 business days prior to the earlier of:

•	the next succeeding installment payment date; or

•	the date upon which the Company is required to give notice to holders of the amortizing notes of the record date or payment date of such installment payment.

Restrictions Applicable During an Extension Period and Certain Other Circumstances

If:

•	there shall have occurred and be continuing an event of default; or

•	the Company shall have given notice of its election to defer installment payments on amortizing notes by extending the installment payment period and such period, or any extension of such period, shall be continuing, then:

•	The Company and its subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of the Company’s capital stock or make any guarantee payment with respect thereto other than:

•	purchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of common stock of the Company pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of the Company’s capital stock for any other class or series of the Company’s capital stock;

•	the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchases of the Company’s capital stock in connection with the distribution thereof; and

•	The Company and its subsidiaries shall not make any payment of interest, principal or premium on, or repay, purchase or redeem, any unsecured debt securities or guarantees issued by the Company that rank equally with or junior to the amortizing notes other than pro rata payments of accrued and unpaid interest on the amortizing notes and any other unsecured debt securities or guarantees issued by the Company that rank equally with the amortizing notes, except and to the extent the terms of any such debt securities would prohibit the Company from making such pro rata payment.

These restrictions, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as, or junior to, that stock on which the dividend is being paid.

Repurchase of Amortizing Notes at the Option of the Holder

If we elect to exercise our early mandatory settlement right (as described under “Description of the Purchase Contracts—Early Settlement at Our Election” above), then holders will have the right (the “repurchase right”) to require us to repurchase some or all of their amortizing notes for cash at the repurchase price per amortizing note described below. Holders may not require us to repurchase a portion of an individual amortizing note. In addition, holders will not have the right to require us to repurchase any or all of such holder’s amortizing notes in connection with any early settlement of such holder’s purchase contracts at the holder’s election at the early settlement rate as described above under “Description of the Purchase Contracts—Early Settlement” or at the fundamental change early settlement rate as described above under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

The “repurchase date” will be a date specified by us in the early mandatory settlement notice sent to holders, which will be at least 5 but not more than 30 business days following the date of our early mandatory settlement notice as described under “Description of the Purchase Contracts—Early Settlement at Our Election” (and which will be required to fall on the early mandatory settlement date).

The “repurchase price” per amortizing note to be redeemed will be equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest (to, but excluding, the repurchase date) on such principal amount at the rate specified for the interest component of the amortizing notes. However, if the repurchase date falls after a regular record date and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the repurchase price per amortizing note.

To exercise your repurchase right, you must deliver, on or before the close of business on the business day immediately preceding the repurchase date, the amortizing notes to be repurchased (or the tangible equity units, if you have not separated your tangible equity units into their constituent components), together with a duly completed written repurchase notice in the form entitled “Form of Repurchase Notice” on the reverse side of the amortizing notes (a “repurchase notice”), in each case in accordance with appropriate DTC procedures, unless you hold certificated amortizing notes (or tangible equity units), in which case you must deliver the amortizing notes to be repurchased (or tangible equity units), duly endorsed for transfer, together with a repurchase notice, to the trustee. Your repurchase notice must state:

•	if certificated amortizing notes (or tangible equity units) have been issued, the certificate numbers of the amortizing notes (or tangible equity units), or if not certificated, your repurchase notice must comply with appropriate DTC procedures;

•	the amount of amortizing notes to be repurchased; and

•	that the amortizing notes are to be repurchased by us pursuant to the applicable provisions of the amortizing notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered to the trustee prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

•	the amount of the withdrawn amortizing notes;

•	if certificated amortizing notes (or tangible equity units) have been issued, the certificate numbers of the withdrawn amortizing notes (or tangible equity units), or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the amount of amortizing notes, if any, that remain subject to the repurchase notice.

We will be required to repurchase, on the repurchase date, the amortizing notes subject to any repurchase notice that has not been withdrawn. Holders who have exercised their repurchase right will receive payment of the repurchase price on the later of (1) the repurchase date and (2) the time of book-entry transfer or the delivery of the amortizing notes (or tangible equity units). If the trustee holds money sufficient to pay the repurchase price of the amortizing notes on the repurchase date, then:

•	the amortizing notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the amortizing notes is made or whether or not the amortizing notes are delivered to the trustee); and

•	all other rights of the holder will terminate (other than the right to receive the repurchase price).

In connection with any repurchase offer pursuant to an early mandatory settlement notice, we will, if required by applicable provisions of the Exchange Act or SEC regulations thereunder:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

No amortizing notes may be repurchased at the option of holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date (except in the case of a default by us of the payment of the repurchase price with respect to such amortizing notes).

Subordination

The indenture provides that the amortizing notes are subordinated and junior in right of payment to the Company’s obligations to the holders of Senior Debt (as defined below) to the extent specified in the indenture. This means that in the case of any insolvency, liquidation or other certain specified events of or relating to the Company as a whole, whether voluntary or involuntary, all obligations to holders of Senior Debt shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the amortizing notes.

In addition, if (1) there shall have occurred and be continuing a default with respect to any Senior Debt that permits the holders of the Senior Debt to accelerate the maturity of such Senior Debt and (2) the default is the subject of judicial proceedings or the Company receives a notice of the default, unless and until such event of default shall have been cured or waived or 120 days pass after the notice is given if the default is not the subject of judicial proceedings, no installment payments shall be made by the Company with respect to the amortizing notes.

The term “Senior Debt” means the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of the Company for money borrowed, whether any such indebtedness exists as of the date of the Indenture or is created, incurred, assumed or guaranteed after such date:

(i) any debt (a) for money borrowed by the Company, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of the Company, or to secure the payment of revenue bonds issued for the benefit of the Company whether contingent or otherwise;

(ii) any debt of others described in the preceding clause (i) which the Company has guaranteed or for which it is otherwise liable;

(iii) the obligation of the Company as lessee under any lease of property which is reflected on the Company’s balance sheet as a capitalized lease; and

(iv) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii);

provided, however, that, in determining the indebtedness of the Company, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any determination of the indebtedness of the Company provided, further, that in determining the indebtedness of the Company hereunder, there shall be excluded (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the amortizing notes, or ranks pari passu with the amortizing notes, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the amortizing notes are subordinated, (3) any indebtedness to a subsidiary of the Company and (4) the amortizing notes. There is no limit on the amount of Senior Debt that the Company may incur.

Events of Default

Each of the following will be an “event of default” with respect to the amortizing notes:

•	default in the payment in full of (i) all deferred installment payments on the amortizing notes on or by May 15, 2019 or (ii) the repurchase price of any amortizing note when such is due and, in each case, continuance of such failure to pay for a period of 30 days;

•	failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the amortizing notes or in the indenture, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the trustee, or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the securities of all series affected thereby specifying such default or breach; and

•	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company.

If an event of default described in the third bullet above (a “bankruptcy event of default”) occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the amortizing notes then outstanding, by notice in writing to the Company (and to the trustee if given by holders), may declare the principal amount of all the amortizing notes to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the amortizing notes then outstanding, by written notice to the Company and to the trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:

•	the Company shall pay or shall deposit with the trustee a sum sufficient to pay:

•	all matured installments of interest on all the amortizing notes that shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the amortizing notes, to the date of such payment or deposit); and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the indenture; and

•	any and all defaults with respect to amortizing notes under the indenture, other than the nonpayment of installments on amortizing notes that shall have become due by acceleration, shall have been cured or waived as provided below in the third-to-last paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

There is no right of acceleration upon the occurrence of an event of default described in the first bullet or second bullet of the definition of “event of default” above. In addition, any deferral of installment payments on the amortizing notes made in accordance with the provisions described under “— Option to Extend Installment Payment Period” will not constitute an event of default under the indenture.

In the case of an event of default described in the first bullet of the definition thereof, then, upon demand of the trustee, the Company will pay to the trustee, for the benefit of the holders of the amortizing notes, the whole amount that then shall have become due and payable on all such amortizing notes for principal, premium, if any, or interest, or any combination thereof, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the amortizing notes; and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the trustee, its agent, attorneys and counsel. If the Company does not pay such amounts upon such demand, the trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the amortizing notes and collect in the manner provided by law out of the property of the Company or any other obligor on the amortizing notes, wherever situated, the money adjudged or decreed to be payable.

No holder of any amortizing note shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the indenture or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless such holder previously shall have given to the trustee written notice of default and of the continuance thereof and unless also:

•

the holders of not less than 25% in aggregate principal amount of the amortizing notes then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the indenture and shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding amortizing notes;

it being understood and intended, and being expressly covenanted by each person who acquires and holds an amortizing note with every other such person holding an outstanding note under the base indenture, that no one or more holders of outstanding notes under the base indenture shall have any right in any manner whatever by virtue of or by availing of any provision of the indenture to affect, disturb or prejudice the rights of any other holder of such notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal, ratable and common benefit of all holders of the amortizing notes. Notwithstanding any other provision of the indenture, however, the right of any holder of any amortizing note to receive payment of installments on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such holder.

Subject to certain restrictions, the holders of a majority in aggregate principal amount of the amortizing notes affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Prior to any declaration that the principal of the outstanding amortizing notes is due and payable, the holders of a majority in aggregate principal amount of the amortizing notes at the time outstanding on behalf of the holders of all of the amortizing notes may waive any past default or event of default under the Indenture and its consequences except a default under a covenant in the indenture that cannot be modified without the consent of each holder of an amortizing note affected thereby. Upon any such waiver, the Company, the trustee and the holders of the amortizing notes shall be restored to their former positions and rights under the Indenture, respectively; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereon.

The trustee, within 90 days after it has actual notice of the occurrence of a default with respect to amortizing notes, shall mail to all holders notice of all such defaults known to the trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of an installment on any of the amortizing notes, the trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders.

Modifications and Amendments

The Company and the trustee may (a) amend and modify the indenture or debt securities under the indenture without notice to any holder but with the written consent of holders of at least a majority in principal amount of each series of all outstanding debt securities or (b) amend and modify the indenture with regard to a series of debt securities, amend or supplement a supplemental indenture relating to a series of debt securities or amend the debt securities of a series, without notice to any holder but with the written consent of the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding. However, without the consent of each holder of each debt security issued under the indenture affected thereby, the Company may not amend or modify the indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under the indenture;

•	reduce the principal amount of or any make-whole amount, the rate of interest on or certain additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under the indenture;

•	reduce the amount of principal of an original issue discount security or the make-whole amount, if any, issued under the indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under the indenture;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security issued under the indenture on or after the stated maturity thereof;

•	reduce the percentage in principal amount of debt securities of any series issued under the indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of a majority in principal amount of the debt securities of any series then outstanding may, with respect to that series, waive compliance with any provision of the indenture, any supplemental indenture or the debt securities of that series with regard to the debt securities of that series without notice to any holder. The holders of a majority in principal amount of the debt securities of all series then outstanding under the indenture may waive compliance by the Company with any provision or the indenture or the debt securities issued under the indenture without notice to any holder.

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify the indenture or the amortizing notes without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company contained in the indenture and in the debt securities issued thereunder;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred in the indenture upon the Company;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of bearer securities;

•	to add to, change or eliminate any of the provisions of the indenture in respect of any series of debt securities, provided that any such addition, change or elimination shall (i) neither (A) apply to any debt security of any series created prior to such amendment or modification entitled to the benefit of such provision, nor (B) modify the rights of the holder of any such debt security with respect to such provision, or (ii) become effective only when there is no debt security outstanding under the indenture;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures relating to debt securities convertible into or exchangeable for other securities or property of the Company;

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trustees thereunder by more than one trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to other matters or questions arising under the indenture that shall not be inconsistent with the provisions of the indenture or to make any other changes, provided that in each case, such provisions shall not adversely affect the interests of the holders of debt securities of any series in any material respect as determined in good faith by the board of directors of the Company;

•	to secure the debt securities;

•	to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the indenture under the Trust Indenture Act;

•	in the event that the Company has waived or removed from the purchase contract agreement its rights to settle the purchase contracts early as described under the heading “Description of the Purchase Contracts—Early Settlement at our Option”, to remove the right of the holders of the amortizing notes to require the Company to repurchase such amortizing notes as described under the heading “—Repurchase of Amortizing Notes at the Option of the Holder”;

•	to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect as determined in good faith by the board of directors of the Company; or

•	to conform the provisions of the indenture to the “Description of the Amortizing Notes” section in this prospectus supplement.

Defeasance

We may terminate or “defease” all of our obligations under the indenture with respect to the debt securities of any series (“legal defeasance”), except for certain obligations including those in respect of the defeasance trust fund, in accordance with the procedures described below. We may also terminate or “defease” certain designated covenants and certain other obligations under the indenture (“covenant defeasance”) in accordance with the procedures described below.

In order to exercise either of our defeasance options, we must, among other things:

(1) deposit irrevocably with the trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities defeased:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•	in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable; and

(2) deliver to the trustee:

•	in the case of a legal defeasance, an opinion of counsel that we have received from, or there has been published by, the Internal Revenue Service a ruling or since the date of the execution of the indenture, there has been a change in applicable U.S. federal income tax law, in either case to the effect that and confirming that holders of the debt securities of that series will have no federal income tax consequences as a result of that defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	in the case of a covenant defeasance, an opinion of counsel to the effect that the holders of the debt securities of that series will have no federal income tax consequences as a result of that defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	an opinion of counsel that registration is not required under the Investment Company Act of 1940 with respect to the trust funds represented by the deposit or by the trustee for such trust funds or all necessary registrations under the Investment Company Act of 1940 have been effected;

•	an opinion of counsel as to certain other matters, including compliance of such legal defeasance or covenant defeasance with the indenture; and

•	officers’ certificates certifying as to compliance with the indenture and other matters.

Further, after the 91st day following the deposit, the trust funds shall not be subject to the effect of bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally. In addition, the defeasance must not cause an event of default under the indenture or any other material agreement or instrument to which we are a party and no event of default under the indenture or event that with notice or lapse of time or both would become an event of default with respect to the applicable series of debt securities can exist at the time the defeasance occurs and no bankruptcy-related event of default can exist at any time during the period ending on the 91st day after the date of such deposit.

Satisfaction and Discharge

The indenture will cease to be of further effect as to all amortizing notes when:

•	either (A) all amortizing notes theretofore authenticated and delivered (other than (i) amortizing notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture and (ii) amortizing notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the indenture) have been delivered to the trustee for cancellation; or (B) all amortizing notes not theretofore delivered to the trustee for cancellation that (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company, and the Company, in the case of (B) (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such amortizing notes not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest with respect thereto, to the date of such deposit (in the case of amortizing notes that have become due and payable) or the stated maturity or redemption date, as the case may be;

•	the Company has paid or caused to be paid all or other sums payable hereunder by the Company; and

•	the Company has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the indenture as to the amortizing notes have been complied with.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the successor entity, if other than the Company, is organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and assumes all of our obligations to:

(1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities issued under the indenture; and

(2) perform and observe all of our other obligations under the indenture;

and no event of default shall have occurred and be continuing.

The indenture does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indenture does not contain any provision which would protect the holders of amortizing notes against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Concerning the Trustee

U.S. Bank National Association will act as trustee under the indenture pursuant to which the amortizing notes will be issued. U.S. Bank National Association acts as trustee under certain of our other indentures and performs other services for us in the ordinary course of business.

Governing Law

The indenture and the amortizing notes will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

The units, the separate purchase contracts and the separate amortizing notes will initially be issued under a book-entry system in the form of global securities. The Company will register the global securities in the name of The Depository Trust Company, New York, New York (“DTC”), or its nominee and will deposit the global securities with that depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the units, the separate purchase contracts and the separate amortizing notes, as the case may be, upon the Company’s instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, the Company and the trustee will treat the depositary as the sole owner or holder of the units, the separate purchase contracts and the separate amortizing notes, as the case may be. Therefore, except as set forth below, you will not be entitled to have units, separate purchase contracts or separate amortizing notes registered in your name or to receive physical delivery of certificates representing the units, the separate purchase contracts or the separate amortizing notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture or the purchase contract agreement, as the case may be. It is the understanding of the Company that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the separate amortizing notes are represented by the global securities, the Company will pay installments on those separate amortizing notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither the Company nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Settlement

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in units, separate purchase contracts or separate amortizing notes, as the case may be, that are settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of units, separate purchase contracts or separate amortizing notes, as the case may be, by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of units, separate purchase contracts and separate amortizing notes, as the case may be, among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither the Trustee Paying Agent, nor any purchase contract agent shall have any liability or responsibility for the action or inaction of DTC, Clearstream, Euroclear or any other depository or clearing system.

Definitive securities and paying agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a)	the depositary is unwilling or unable to continue as depositary for such global security and the Company is unable to find a qualified replacement for the depositary within 90 days;

(b)	at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

(c)	the Company in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

The global security will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive units and definitive separate purchase contracts will be issuable in denominations of one unit and one purchase contract, respectively, and integral multiples thereof. Definitive separate amortizing notes will be issuable in denominations of the initial principal amount of $10.604556 per amortizing note and integral multiples thereof. Definitive units, separate purchase contracts or separate amortizing notes, as the case may be, will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive securities are available and notice will be published as described below under “—Notices.” Beneficial owners of book-entry units, separate purchase contracts or separate amortizing notes, as the case may be, will then be entitled (1) to receive physical delivery in certificated form of definitive units, separate purchase contracts or separate amortizing notes, as the case may be, equal in aggregate amount of units, separate purchase contracts or separate amortizing notes, as the case may be, to their beneficial interest and (2) to have the definitive securities registered in their names.

Thereafter, the holders of the definitive units, separate purchase contracts and separate amortizing notes, as the case may be, will be recognized as the “holders” of the units, separate amortizing notes and separate purchase contracts for purposes of the purchase contract agreement and indenture, respectively.

Each of the purchase contract agreement and indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive security, so long as the applicant furnishes to the Company and the trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive separate notes are issued, the holders thereof will be able to receive installment payments at the office of the Company’s paying agent in the Borough of Manhattan. The final installment payment of a definitive separate amortizing note may be made only against surrender of the separate amortizing note to one of the Company’s paying agents. The Company also has the option of making installment payments by mailing checks to the registered holders of the separate certificated amortizing notes.

In the event definitive units, separate purchase contracts or separate amortizing notes are issued, the holders thereof will be able to transfer their securities, in whole or in part, by surrendering such securities for registration of transfer at the office of U.S. Bank National Association. A form of such instrument of transfer will be obtainable at the relevant office of U.S. Bank National Association. Upon surrender, the Company will execute, and the purchase contract agent and the trustee will authenticate and deliver, new units, separate purchase contracts or separate amortizing notes, as the case may be, to the designated transferee in the amount being transferred, and a new security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of U.S. Bank National Association, as requested by the owner of such new units, separate purchase contacts or separate amortizing notes. the Company will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the units, the purchase contracts and amortizing notes that are components of units and shares of our common stock acquired under a purchase contract. This discussion applies only to beneficial owners of units (referred to herein as “holders”) that acquire units in this offering at the “issue price” (as defined below) and that hold the units, the components of the units and shares of our common stock acquired under a purchase contract as capital assets, within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any U.S. federal estate and gift taxes, any U.S. alternative minimum taxes or any state, local or non-U.S. taxes. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	banks and other financial institutions;

•	insurance companies;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	real estate investment trusts and regulated investment companies and their shareholders;

•	brokers and dealers in stocks, securities or currencies or notional principal contracts;

•	traders subject to a mark-to-market method of tax accounting with respect to units, purchase contracts, amortizing notes or shares of our common stock acquired under a purchase contract;

•	persons holding units, purchase contracts, amortizing notes or shares of our common stock acquired under a purchase contract as part of a hedge, “straddle,” conversion transaction, integrated transaction or similar transaction;

•	holders deemed to sell the units, purchase contracts, amortizing notes or shares of our common stock acquired under a purchase contract under the constructive sale provisions of the Code or that acquired units, purchase contracts, amortizing notes or shares of our common stock under a purchase contract as part of a wash sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities;

•	expatriates for U.S. federal income tax purposes;

•	tax-exempt entities, including private foundations, individual retirement accounts and tax-deferred accounts;

•	holders subject to the alternative minimum tax; or

•	holders that do not acquire units in this offering at the issue price.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds units, purchase contracts, amortizing notes or shares of our common stock acquired under a purchase contract, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding units, purchase contracts, amortizing notes or shares of our common stock acquired under a purchase contract and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of the units, purchase contracts, amortizing notes or the shares of our common stock acquired under a purchase contract.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof may change at any time (possibly with retroactive effect). The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service (the “IRS”) or U.S. courts will agree with the tax consequences described in this summary.

PERSONS CONSIDERING THE PURCHASE OF UNITS, PURCHASE CONTRACTS, AMORTIZING NOTES AND SHARES OF OUR COMMON STOCK ACQUIRED UNDER A PURCHASE CONTRACT ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (SUCH AS ESTATE AND GIFT TAX LAWS) OR THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, INCLUDING UNDER ANY TAX TREATY.

Characterization of Tangible Equity Units and Amortizing Notes

Although there is no authority directly on point and therefore the issue is not entirely free from doubt, we believe that (1) each unit will be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes, and (2) the amortizing notes will be treated as indebtedness for U.S. federal income tax purposes. Under this treatment, a holder of units will be treated as if it held each component of units for U.S. federal income tax purposes. By acquiring a tangible equity unit, you will agree to treat (i) a unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness for U.S. tax purposes. If, however, the components of a unit were treated as a single instrument, the U.S. federal income tax consequences could differ from the consequences described below. Specifically, if you are a U.S. Holder, as defined below, you could be required to recognize the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, as income. In addition, if you are a Non-U.S. Holder, as defined below, payments of principal and interest made to you on the amortizing notes could be subject to U.S. federal withholding tax. Even if the components of a unit are respected as separate instruments for U.S. federal income tax purposes, (i) the amortizing notes could be recharacterized as equity for U.S. federal income tax purposes, in which case payments of interest to Non-U.S. Holders (as defined below) on the amortizing notes could potentially be subject to U.S. federal withholding tax and (ii) the purchase contracts could be treated as our stock, in which case the tax consequences of the purchase, ownership and disposition thereof would be substantially the same as the tax consequences described herein with respect to the purchase, ownership and disposition of shares of our common stock acquired under a purchase contract.

No ruling has been or will be sought from the IRS with respect to the characterization of units for U.S. federal income tax purposes or any of the U.S. federal tax consequences discussed below, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those described above. Accordingly, you should consult your tax advisor regarding the consequences to you of the possible recharacterization of the components of a unit as a single instrument. Unless stated otherwise, the remainder of this discussion assumes that the characterization of the units as two separate instruments, the characterization of the amortizing notes as indebtedness, and the characterization of the purchase contracts as contracts to acquire shares of our common stock will be respected for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of units, purchase contracts, amortizing notes or shares of our common stock acquired under a purchase contract that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Allocation of the Issue Price and Purchase Price

The issue price of each unit will be the first price at which a substantial amount of the units is sold to persons other than bond houses, brokers, or similar persons acting in the capacity of underwriter, placement agents or wholesalers. The issue price (and purchase price) of each unit will be allocated between the purchase contract and the amortizing note that constitute the unit in proportion to their relative fair market values at the time of issuance. That allocation of the purchase price will establish a U.S. Holder’s initial tax basis in the purchase contract and amortizing note. We have determined that the issue price allocated to each purchase contract and amortizing note is $39.395444 and $10.604556, respectively. That allocation will be binding on you (but not the IRS) unless you explicitly disclose a contrary position on a statement attached to your timely filed U.S. federal income tax return for the taxable year in which you acquire units. The remainder of this discussion assumes that this allocation of issue price to each purchase contract and amortizing note will be respected for U.S. federal income tax purposes.

Original Issue Discount

Due to the deferral feature on the amortizing notes, we intend to take the position that none of the stated interest on the notes constitutes “qualified stated interest” for U.S. federal income tax purposes. Accordingly, U.S. Holders of amortizing notes will be required to accrue interest income on the notes on a constant-yield basis at a rate of 7.50%, regardless of whether such holders use the cash or accrual method of accounting for U.S. federal income tax purposes. As a result, for each day of each accrual period, a U.S. Holder must accrue:

•	the product of (a) the adjusted issue price (as defined below) of the amortizing note as of the beginning of the accrual period and (b) 7.50%, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period.

U.S. Holders will not be required to separately take into account as income any payments on the amortizing notes. The “adjusted issue price” of an amortizing note is its issue price increased by any original issue discount previously accrued and decreased by any payments made on the amortizing note. Accrued original issue discount will increase the U.S. Holder’s tax basis in the amortizing notes and any payments on the notes will decrease the tax basis.

Settlement of a Purchase Contract

U.S. Holders will not recognize gain or loss on the acquisition of shares of our common stock upon the mandatory or early settlement of a purchase contract except with respect to cash paid in lieu of a fractional share of our common stock. A U.S. Holder’s tax basis in the shares of our common stock received under a purchase contract will be equal to its tax basis in the purchase contract less the portion of such tax basis allocable to the fractional share. A U.S. Holder’s holding period for the shares of our common stock received under a purchase contract will begin the day after that stock is received.

Constructive Dividends

The settlement rate of the purchase contracts will be adjusted in certain circumstances. Under the Code and applicable Treasury Regulations, adjustments that have the effect of increasing a holder’s interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the holder of a purchase contract. If we were to make a distribution of cash or property (for example, distributions of evidences of indebtedness or assets) to shareholders and the settlement rate of the purchase contracts were increased pursuant to the applicable anti-dilution provisions, such increase would be deemed to be a distribution to U.S. Holders. In addition, any other increase in the settlement rate of the purchase contracts (including an adjustment to the settlement rate in connection with a fundamental change) may, depending on the circumstances, be deemed to be a distribution to U.S. Holders. In certain circumstances, the failure to make an adjustment of the settlement rate may result in a taxable distribution to holders of shares of our common stock, if as a result of such failure the proportionate interest of the shareholders in our assets or earnings and profits is increased. Any deemed distribution will generally be taxed in the same manner as an actual distribution. See “—Taxation of Distributions on Common Stock Acquired under the Purchase Contracts” below. U.S. Holders should consult their tax advisors as to the tax consequences of receiving constructive dividends.

Taxation of Distributions on Common Stock Acquired under the Purchase Contracts

Distributions paid on shares of our common stock, other than certain pro rata distributions of shares of our common stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock. Any remaining excess will be treated as a capital gain. Dividends received by non-corporate U.S. Holders will generally be eligible to be taxed at reduced rates if certain holding period and other applicable requirements are met. Dividends received by corporate U.S. Holders will be eligible for the dividends-received deduction if such U.S. Holders meet certain holding period and other applicable requirements.

Sale or Disposition of Tangible Equity Units, Purchase Contracts, Amortizing Notes or Common Stock

Upon the sale, exchange or other disposition of a purchase contract, amortizing note or share of our common stock acquired under a purchase contract, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in the purchase contract, amortizing note or share of stock, as the case may be. Gain or loss realized on the sale, exchange or other disposition of a purchase contract, amortizing note or share of our common stock will generally be capital gain or loss and will be long-term capital gain or loss if at the time of such sale, exchange or other disposition the purchase contract, amortizing note or share of our common stock acquired under a purchase contract, as the case may be, has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Upon the sale, exchange or other disposition of a tangible equity unit, a U.S. Holder will be treated as having sold or disposed of the purchase contract and amortizing note that constitute the units. The proceeds realized on a disposition of a unit will be allocated between the purchase contract and amortizing note of the units in proportion to their relative fair market values. As a result, a U.S. Holder will calculate its gain or loss on the purchase contract separately from the gain or loss on the amortizing note. It is thus possible that a U.S. Holder could recognize a capital gain on one component of a unit but a capital loss on the other component of the units.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments (including original issue discount) on the amortizing notes, dividends on the shares of our common stock acquired under a purchase contract and the proceeds from a sale or other disposition of units, purchase contracts, amortizing notes or shares of our common stock acquired under a purchase contract. A U.S. Holder will be subject to U.S. backup withholding (currently at a rate of 28%) on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a tangible equity unit, purchase contract, amortizing note or share of our common stock acquired under a purchase contract that is not, for U.S. federal income tax purposes a U.S. Holder or a partnership (or other entity or arrangement that is treated as a partnership) for U.S. federal income tax purposes.

Payments on the Amortizing Notes

Subject to the discussion below concerning backup withholding, under the characterization of each unit as an investment unit consisting of an amortizing note and a purchase contract for U.S. federal income tax purposes (as described above), payments of principal and original issue discount on the amortizing notes to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of original issue discount the Non-U.S. Holder:

•	does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•	is not a bank that receives such original issue discount pursuant to an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the Non-U.S. Holder is not a controlled foreign corporation that is directly or indirectly related to us through stock ownership (as provided in the Code), and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

Original issue discount on an amortizing note will not be exempt from U.S. federal withholding tax unless the beneficial owner of the note certifies on a properly executed IRS Form W-8BEN (or other applicable form), under penalties of perjury, that it is not a United States person. However, if, as described above under “—Characterization of Tangible Equity Units and Amortizing Notes,” the components of a unit were recharacterized and treated as a single instrument for U.S. federal income tax purposes, payments of principal and original issue discount made to Non-U.S. Holders could be subject to U.S. federal withholding tax at a rate of 30%, unless such Non-U.S. Holder is entitled to claim a lower rate as may be specified by an applicable income tax treaty and such holder has satisfied the relevant certification requirements. Even if the components of a unit are respected as separate instruments for U.S. federal income tax purposes, if the amortizing notes were recharacterized as equity for U.S. federal income tax purposes, payments to Non-U.S. Holders on the amortizing notes could potentially be subject to U.S. federal withholding tax. Under recently enacted U.S. federal legislation discussed below under the heading “Recently Enacted Legislation”, if the units were recharacterized as a single instrument and treated as equity, or the amortizing notes were recharacterized as equity, for U.S. federal income tax purposes, a U.S. federal withholding tax of 30% could be imposed on distributions to, and the proceeds of dispositions by, certain Non-U.S. Holders with respect to the units and the amortizing notes after June 20, 2014 and December 31, 2016, respectively. We are not required to pay a “gross up” for these or any other taxes imposed or withheld in respect of payments made on or with respect to the units, the purchase contracts, the amortizing notes or common stock.

Settlement of a Purchase Contract

Non-U.S. Holders will not be subject to U.S. federal income tax upon the mandatory or early settlement of a purchase contract.

Constructive Dividends

An adjustment to the settlement rate of a purchase contract might result in a taxable constructive stock distribution, as described above under the caption “Tax Consequences to U.S. Holders—Constructive Dividends.” Any taxable constructive stock distribution from an adjustment to the settlement rate will be treated in the same manner as an actual distribution on our common stock, as described below under “—Dividends.”

Sale, Exchange or Other Disposition of Units, Purchase Contracts, Amortizing Notes or Shares of Common Stock acquired under a Purchase Contract

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain recognized on a sale or other disposition of units, purchase contracts, amortizing notes or common stock acquired under a purchase contract, unless:

•	the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, subject to an applicable income tax treaty providing otherwise;

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	in the case of a sale or other disposition of units, purchase contracts or common stock acquired under a purchase contract, we are or have been a “U.S. real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter. We do not believe that we are or have been, and do not expect to become, a United States real property holding corporation for U.S. federal income tax purposes.

An individual non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the disposition of shares of our common stock under regular graduated U.S. federal income tax rates. If a non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it generally will be subject to tax on its net gain in the same manner as if it were a domestic corporation as defined by the Code and, in addition, may be subject to the “branch profits” tax equal to 30% of its effectively connected earnings and profits (subject to certain adjustments) or at such lower rate as may be specified by an applicable income tax treaty. Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses recognized in the same taxable year by the individual, even though the individual is not considered a resident of the United States under the Code.

Dividends

Dividends (including deemed dividends on the units or purchase contracts described above under “Tax Consequences to U.S. Holders—Constructive Dividends”) paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under a treaty.

In the case of any constructive dividend, it is possible that the U.S. federal tax on the constructive dividend would be withheld from shares of common stock or sales proceeds subsequently paid or credited to a Non-U.S. Holder. A Non-U.S. Holder who is subject to U.S. federal withholding tax under such circumstances should consult its own tax advisor as to whether it can obtain a refund for all or a portion of the U.S. federal withholding tax.

Effectively Connected Income

If a Non-U.S. Holder is engaged in a trade or business in the United States, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above) on payments on the amortizing notes (including original issue discount), payments on the common stock and gain recognized on a sale or other disposition of units, purchase contracts, amortizing notes or shares of our common stock acquired under a purchase contract that is effectively connected with that trade or business, subject to an applicable income tax treaty providing otherwise. In order for payments on the amortizing notes and dividends on the common stock acquired under a purchase contract to be exempt from the U.S. federal withholding tax described in “—Payments on the Amortizing Notes” and “—Dividends” above, the Non-U.S. Holder will generally be required to provide a properly executed IRS Form W-8ECI.

These Non-U.S. Holders are urged to consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of units, purchase contracts, amortizing notes and common stock, including the possible imposition of a branch profits tax at a rate of 30% of its effectively connected earnings and profits (subject to certain adjustments) (or a lower treaty rate).

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments (including original issue discount) on the amortizing notes and on shares of our common stock acquired under a purchase contract. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the units, purchase contracts, amortizing notes or common stock acquired under a purchase contract and the Non-U.S. Holder may be subject to United States backup withholding (currently at a rate of 28%) on payments on the amortizing notes and on the common stock acquired under a purchase contract or on the proceeds from a sale or other disposition of the units, purchase contracts, amortizing notes or common stock acquired under a purchase contract. The certification procedures required to claim the exemption from U.S. federal withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Recently Enacted Legislation

Recently enacted legislation will impose a 30% U.S. federal withholding tax on dividends and the gross proceeds of a disposition of shares of our common stock acquired under a purchase contract paid after June 30, 2014 and December 31, 2016, respectively, to (i) foreign financial institutions (as defined in Section 1471(d)(4) of the Code) unless they agree to collect and disclose to the IRS information regarding their direct and indirect United States account holders and meet certain other specified requirements and (ii) certain other foreign entities unless they certify certain information regarding their direct and indirect United States owners and meet certain other specified requirements. If payment of this U.S. federal withholding tax is made, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such dividends or gross proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction.

Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in units, purchase contracts, amortizing notes and shares of our common stock acquired under a purchase contract.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, or other retirement plan, account or arrangement to acquire or hold our units (or either components thereof) and shares of our common stock acquired upon settlement of the purchase contract component of the units should consider whether such an investment would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code, including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans (each referred to herein as a “Plan,” and, collectively, referred to herein as the “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code, or “parties in interest” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons and penalties and liabilities under ERISA and the Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans, including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made), and foreign plans (as described in Section 4(b)(4) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“Similar Laws”).

The acquisition or holding of our units (or either components thereof) and the shares of our common stock acquired upon settlement of the purchase contract component of the units by a Plan with respect to which we are or become, or certain of our affiliates is or becomes, a “party in interest” may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the investment is acquired and held pursuant to and in accordance with an applicable exemption. Accordingly, in such situations, our units (or either components thereof) may not be purchased or held (nor may shares of our common stock be acquired upon settlement of the purchase contract component of the units) by any Plan or any person investing “plan assets” of any Plan, unless such purchase or holding is eligible for the exemptive relief available under a Prohibited Transaction Class Exemption issued by the U.S. Department of Labor, which we refer to as a PTCE, such as PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers), or there is some other basis on which the purchase and holding of our units (or either components thereof) and the shares of our common stock acquired upon settlement of the purchase contract component of the units is not prohibited, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “Service Provider Exemption” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Each purchaser or holder of our units (or either components thereof) and the shares of our common stock acquired upon settlement of the purchase contract component of the units, and each person making the decision to purchase or hold such investment on behalf of any such purchaser or holder, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in our units (or either components thereof) to the date on which the purchaser or holder disposes of its interest in our units (or either components thereof) and the shares of our common stock acquired upon settlement of the purchase contract component of the units, that by its purchase or holding of our units (or either components thereof) and acquisition of shares of our common stock upon settlement of the purchase contract component of the units, that (a) its purchase and holding of our units (or either components thereof) and the acquisition of shares of our common stock upon settlement of the purchase contract component of the units is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of such investment is made on behalf of or with “plan assets” of a Plan, then (i) its acquisition and holding of such investment will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (ii) neither we nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of such investment, and (iii) neither we nor any of our affiliates has provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of such investment. Each purchaser and holder of our units (or either components thereof) and the shares of our common stock acquired upon settlement of the purchase contract component of the units on behalf of any governmental plan, church plan, and foreign plan will be deemed to have represented and warranted by its purchase or holding of such investment that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing our units (or either components thereof) on behalf of or with “plan assets” of any Plan or “plan asset” entity consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment as well as the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as the underwriter. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed, to purchase from us, the number of units set forth opposite its name below.

Underwriter	Number of Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,200,000

Total	1,200,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the units sold under the underwriting agreement if any of these units are purchased.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the units, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriter proposes initially to offer the units to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $1.425 per unit. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional units.

	Per Tangible Equity Unit	Without Option	With Option
Public offering price	$50.00	$60,000,000	$69,000,000
Underwriting discount	$2.375	$2,850,000	$3,277,500
Proceeds, before expenses, to BANC	$47.625	$57,150,000	$65,722,500

The expenses of the offering, not including the underwriting discount, are estimated at $1.1 million and are payable by us.

Option to Purchase Additional Units

We have granted an option to the underwriter, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 180,000 additional units at the public offering price, less the underwriting discount. If the underwriter exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional units proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, and certain of our directors and executive officers have agreed, subject to certain exceptions, for a period beginning on the date of the underwriting agreement and continuing to and including 90 days after the date of this prospectus supplement, and without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, not to:

(i) issue (solely in our case), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock except in our case for the Common Stock Offering;

(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise;

(iii) in our case, file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock and, in the case of certain of our executive officers and directors, make any demand for or exercise any right with respect to or cause to be filed a registration statement, including any amendments to a registration statement, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of ours, other than a Registration Statement on Form S-8;

(iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in our common stock; or

(v) publicly announce an intention to effect any transaction specified in clause (i), (ii), (iii) or (iv).

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material news event relating to us occurs, or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results or we become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day period, the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. We are required to promptly notify Merrill Lynch, Pierce, Fenner & Smith Incorporated of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

In our case, the restrictions described above do not apply to any of the following (including any public announcement of any of the following or of intent to do any of the following): (i) the units to be sold by us in this offering, (ii) the issuance by us of shares of common stock, options to purchase shares of common stock, stock appreciation rights and other equity-based incentive awards pursuant to stock option and other equity compensation plans described in this prospectus and the documents incorporated by reference, as those plans and agreements are in effect on the date of the underwriting agreement, (iii) the issuance by us of shares of common stock upon the exercise of stock options, stock appreciation rights or warrants, or upon settlement of restricted stock units, that are described in this prospectus and the documents incorporated by reference and that are outstanding on the date of the underwriting agreement and the issuance by us of shares of common stock under stock options, stock appreciation rights and other equity-based incentive awards issued after the date of the underwriting agreement under stock option and other equity compensation plans and agreements referred to in clause (ii) of this sentence, as those plans are in effect on the date of the underwriting agreement, (iv) the sale of shares of common stock to employees, directors, agents or consultants by us pursuant to an employee stock purchase plan (or the filing of a registration statement on Form S-8 to register shares of common stock issuable under such plans or any other employee or director plan or arrangement), (v) the issuance by us of shares of common stock upon the exercise of a warrant or the conversion of any other security outstanding on the date of the underwriting agreement of which Merrill Lynch, Pierce, Fenner & Smith Incorporated has been advised in writing, (vi) any issuances by us of securities to raise capital that may be recommended or required by any Regulatory Agency, (vii) the issuance by us of common stock pursuant to our dividend reinvestment plan, (viii) the issuance by us of shares of voting common stock in exchange for shares of non-voting common stock pursuant to the Exchange Agreement between SHOP V Fund and us, (ix) the issuance by us of shares of voting common stock in the Direct Offering pursuant to the SPAs with Oaktree and Patriot, (x) the issuance by us of the Performance Shares pursuant to the CS Financial Merger Agreement, (xi) the filing of a registration statement pursuant to that certain Securities Purchase Agreement, dated as of December 3, 2013, by and among the Company, Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P., (xii) the issuance by us of not more than ten percent (10%) of the number of shares of common stock issued and outstanding as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction or the filing of a registration statement with the SEC relating to such issuance, (xiii) common stock offered pursuant to that certain underwriting agreement, dated as of the date hereof, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein or (xiv) the issuance of securities upon settlement, conversion or exchange of the units.

In the case of certain of our executive officers and directors, the restrictions described above do not apply to (i) transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act is required or made voluntarily in connection with subsequent sales of common stock or other securities acquired in such open market transactions, (ii) transfers of shares of common stock or any security convertible into common stock as a bona fide gift, (iii) transfers by will or intestate succession to executors, administrators, testamentary trustees, legatees or beneficiaries, (iv) transfers of shares of common stock or any security convertible into common stock to any corporation, partnership, trust or other entity owned or existing for the direct or indirect benefit of the transferor or a member of his or her immediate family (meaning any relationship by blood, marriage or adoption, not more remote than first cousin), (v) transfers pursuant to the exercise by an executive officer or director of stock options or stock appreciation rights, vesting of outstanding restricted stock awards or settlement of outstanding restricted stock units that have been granted by us prior to, and are outstanding as of, the date of the underwriting agreement (or that are granted after the date of the underwriting agreement pursuant to a plan or arrangement that is in place prior to the date of the underwriting agreement), by net share settlement (including with respect to the surrender or forfeiture of common stock to satisfy tax withholding obligations) or where the common stock received upon any such exercise or vesting is held by the executive officer or director, individually or as a fiduciary, in accordance with the terms of the lock-up agreement, (vi) sales or other dispositions pursuant to a pledge in effect on the date of the underwriting agreement of common stock or securities convertible into, or exchangeable or exercisable for, common stock, as security for a margin account pursuant to the terms of such account or other similar pledge arrangement, (vii) sales of shares of common stock pursuant to any contract, instruction or plan in effect on the date of the underwriting agreement that satisfies the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act (a “10b5-1 Plan”) or the establishment of a 10b5-1 Plan after the date of the underwriting agreement, provided that no sales of common stock or securities convertible into, or exchangeable or exercisable for, common stock, may be made pursuant to the newly established 10b5-1 Plan prior to the expiration of the restricted period or (viii) transactions effected with the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Certain of our directors and executive officers may purchase shares of our voting common stock in the open market.

New Issue of Units

The units are a new issue of securities with no established trading market. We do not intend to apply for listing of the units on any national securities exchange or for inclusion of the units on any automated dealer quotation system. We have been advised by the underwriter that it presently intends to make a market in the units after completion of the offering. However, it is under no obligation to do so and may discontinue any market- making activities at any time without any notice. We cannot assure the liquidity of the trading market for the units or that an active public market for the units will develop. If an active public trading market for the units does not develop, the market price and liquidity of the units may be adversely affected. If the units are traded, they may trade at a discount from their initial offering price, depending on the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Nasdaq Global Select Market Listing with Expected Transfer to New York Stock Exchange Listing

The shares of voting common stock will initially be listed on the Nasdaq Global Select Market under the symbol “BANC.” On May 14, 2014, we announced our intention to transfer the listing of our shares of voting common stock to the New York Stock Exchange and to voluntarily delist our shares from the Nasdaq Global Select Market in connection with such transfer. Our shares are expected to commence trading on the New York Stock Exchange under the stock symbol “BANC” on May 29, 2014.

Price Stabilization, Short Positions

Until the distribution of the shares of voting common stock is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our voting common stock. However, the representative may engage in transactions that stabilize the price of the voting common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our voting common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares of voting common stock than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of voting common stock described above. The underwriter may close out any covered short position by either exercising their option to purchase additional shares of voting common stock or purchasing shares of voting common stock in the open market. In determining the source of shares of voting common stock to close out the covered short position, the underwriter will consider, among other things, the price of shares of voting common stock available for purchase in the open market as compared to the price at which they may purchase shares of voting common stock through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares of voting common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our voting common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of voting common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our voting common stock or preventing or retarding a decline in the market price of our voting common stock. As a result, the price of our voting common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Global Select Market (or, if the transfer of our listing as described above is completed, on the New York Stock Exchange), in the over-the-counter market or otherwise.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, the underwriter or certain of securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. The underwriter in this offering is also acting as underwriter in the Common Stock Offering.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

The Company, the representative and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Further, any equity shares issued on conversion of the notes must not be offered for sale in Australia in the period of 12 months after the date of issue of those equity shares except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes or equity shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the

Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of the units we are offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz. Certain legal matters relating to the law of the State of California will be passed upon for us by John C. Grosvenor, Executive Vice President and General Counsel of Banc of California, Inc., and certain legal matters relating to the law of the State of Maryland will be passed upon for us by Silver, Freedman, Taff & Tiernan, LLP. In addition, certain legal matters will be passed upon for the underwriter by Hogan Lovells US LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Banc of California, Inc. as of December 31, 2013 and 2012 and for the two-year period ended December 31, 2013 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Banc of California, Inc. as of December 31, 2011 and for the year ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of The Private Bank of California as of December 31, 2012 and for the year ended December 31, 2012 have been incorporated by reference herein in reliance upon the report of McGladrey LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of The Private Bank of California as of December 31, 2011 and 2010 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS

BANC OF CALIFORNIA, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Warrants

Rights

Units

We may offer and sell from time to time up to $1,000,000,000 of our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. In addition, the selling security holders identified in this prospectus may offer and sell from time to time up to 1,509,450 shares of our voting common stock.

The debt securities and preferred stock we may offer may be convertible into or exchangeable for other securities of ours. Each time any securities are offered pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities being offering.

Our voting common stock is listed on the NASDAQ Global Market under the symbol “BANC,” the depositary shares each representing a 1/40th interest in a share of our 8.00% Non-Cumulative Perpetual Preferred Stock, Series C are listed on the NASDAQ Global Market under the symbol “BANCP” and our 7.50% Senior Notes Due April 15, 2020 are listed on the NASDAQ Global Market under the symbol “BANCL.”

Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 9 of this prospectus and in the applicable prospectus supplement.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2014

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE

ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities being offered in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit sales of these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more primary offerings, up to a total dollar amount for such offerings of $1,000,000,000. In addition, the registration statement of which this prospectus is a part covers an aggregate of 1,509,450 unregistered shares of our voting common stock that we sold to Patriot Financial Partners, L.P., a Delaware limited partnership, and Patriot Financial Partners Parallel, L.P., a Delaware limited partnership (the “Selling Securityholders”), on December 10, 2013 and which may be offered and sold by the Selling Securityholders from time to time in one or more secondary offerings.

This prospectus provides you with a general description of the securities covered by it. Each time these securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of the offering and include a discussion of any risk factors or other special considerations that apply to the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

All references in this prospectus to “we,” “us,” “our” or similar references mean Banc of California, Inc. and its consolidated subsidiaries and all references in this prospectus to “Banc of California, Inc.” mean Banc of California, Inc. excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires. When we refer to the “Bank” in this prospectus, we mean our subsidiary, Banc of California, National Association, which is a national bank.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, or the “Securities Act,” that registers the offer and sale of the securities that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act.”

You may read and copy this information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K, as amended on Form 10-K/A filed on April 30, 2013	For the year ended December 31, 2012

• Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013

• Current Reports on Form 8-K	Filed on April 10, 2012 (amended report), September 17, 2012 (amended report), November 2, 2012 (amended report), January 3, 2013, February 19, 2013, March 4, 2013, March 5, 2013, April 2, 2013, April 11, 2013, April 25, 2013 (two reports), May 6, 2013, May 15, 2013, June 3, 2013, June 4, 2013 (two reports), June 5, 2013, June 6, 2013, June 12, 2013, June 21, 2013 (two reports), June 26, 2013, July 1, 2013, July 2, 2013 (two ), July 3, 2013, July 8, 2013, July 17, 2013, July 19, 2013, July 22, 2013, July 24, 2013 (amended report), July 30, 2013, August 22, 2013, September 5, 2013, September 6, 2013, September 16, 2013, September 17, 2013 (amended report), September 23, 2013, October 10, 2013, October 15, 2013, October 31, 2013, November 8, 2013, November 22, 2013, December 4, 2013, December 10, 2013, December 12, 2013, January 3, 2014 and February 10, 2014 (two amended reports)

This prospectus also incorporates by reference the description of our common stock set forth in the Registration Statement on Form 8-A filed on May 8, 2002, and any amendment or report filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities and prior to effectiveness of the registration statement, and from the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Banc of California, Inc.

Attention: Investor Relations

18500 Von Karman Avenue, Suite 1100

Irvine, California 92612

(949) 236-5211

In addition, we maintain a corporate website, www.bancofcal.com. We make available, through our website (by clicking “About Us” and then “Investor Relations Information”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:

•	expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected;

•	the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves;

•	the quality and composition of our securities portfolio;

•	changes in general economic conditions, either nationally or in our market areas;

•	changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources;

•	fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area;

•	results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

•	legislative or regulatory changes that adversely affect our business, including changes in regulatory capital or other rules;

•	our ability to control operating costs and expenses;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges;

•	errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation;

•	the network and computer systems on which we depend could fail or experience a security breach;

•	our ability to attract and retain key members of our senior management team;

•	costs and effects of litigation, including settlements and judgments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	adverse changes in the securities markets;

•	earthquake, fire or other natural disasters affecting the condition of real estate collateral;

•	the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions;

•	inability of key third-party providers to perform their obligations to us;

•	changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods;

•	war or terrorist activities; and

•	other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus, the accompanying prospectus supplement and the incorporated documents.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or the accompanying prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus, the accompanying prospectus supplement or the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities that may be offered by this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities to be offered, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $1,000,000,000 in one or more primary offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of: our debt securities, preferred stock, depositary shares or common stock; securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing; currencies; or commodities. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

The Securities the Selling Securityholders May Offer

In addition to the securities we may offer, the Selling Securityholders and their transferees may use this prospectus to offer and sell in one or more secondary offerings up to 1,509,450 shares of voting common stock that we sold to the Selling Securityholders on December 10, 2013 in a transaction exempt from the registration requirements of the Securities Act pursuant to the Securities Purchase Agreement, dated as of December 3, 2013 (the “Securities Purchase Agreement”), by and among us and the Selling Securityholders. The Selling Securityholders’ shares have been included in the registration statement of which this prospectus is a part in satisfaction of registration rights we granted to the Selling Securityholders under the Securities Purchase Agreement.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware of focused on or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

BANC OF CALIFORNIA, INC.

We are a bank holding company incorporated in the state of Maryland, primarily engaged in the business of planning, directing and coordinating the business activities of our wholly owned bank subsidiary, Banc of California, National Association, a national bank, referred to herein as the Bank. We are headquartered in Irvine, California and currently have 15 branches in Los Angeles, Orange and San Diego counties, and 50 loan production offices in California, Arizona, Oregon, Washington and Montana. In business since 1941, the Bank is a community-oriented financial institution offering a variety of financial services to meet the needs of the communities we serve. The Bank’s principal business consists of attracting retail deposits from the general public and investing these funds primarily in permanent loans secured by first mortgages on owner-occupied, one- to four-family residences and a variety of consumer loans, multi-family and commercial real estate loans and commercial business loans. Banc Home Loans, the Bank’s residential lending division, operates the Bank’s loan production offices and focuses on originating and selling mortgage loans. The Bank also provides U.S. Small Business Administration, or SBA, loans, as a member of the SBA’s Preferred Lender Program. In addition, the Bank offers specialized private banking services to high net worth individuals, family owned businesses, entrepreneurs, law firms, the entertainment business and others who require a very high level of personalized banking services and customized solutions.

At September 30, 2013, on a consolidated basis, we had total assets of $3.7 billion, total net loans and leases receivable of $2.6 billion, total deposits of $3.3 billion and total stockholders’ equity of $302.6 million

Our voting common stock is listed on the NASDAQ Global Market under the symbol “BANC,” the depositary shares each representing a 1/40th interest in a share of our 8.00% Non-Cumulative Perpetual Preferred Stock, Series C are listed on the NASDAQ Global Market under the symbol “BANCP” and our 7.50% Senior Notes Due April 15, 2020 are listed on the NASDAQ Global Market under the symbol “BANCL.” Our principal executive offices are located at 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612. Our telephone number is (949) 236-5211.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 3 of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of income before income taxes plus interest expense, and fixed charges consist of interest expense and the interest portion of our rental expense. Preferred stock dividend requirements represent the amount of pre-tax income required to pay dividends on preferred shares using our 42% marginal income tax rate.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)
Excluding interest on deposits	0.56	4.49	2.44	(1.58)	2.25	0.47	0.63
Including interest on deposits	0.82	2.13	1.54	0.48	1.34	0.84	0.91
Ratio of earnings to combined fixed charges and preferred stock dividends:(2)
Excluding interest on deposits	0.43	2.39	1.47	(0.91)	1.45	0.35	0.61
Including interest on deposits	0.73	1.66	1.23	0.42	1.17	0.77	0.90

(1)	The ratios of earnings to fixed charges, both excluding and including interest on deposits, were less than one-to-one for the nine months ended September 30, 2013 and for the years ended December 31, 2011, 2009 and 2008. Earnings were insufficient to cover fixed charges by $3.1 million, $3.2 million, $2.8 million and $2.1 million, respectively, for those periods.
(2)	The ratios of earnings to combined fixed charges and preferred stock dividends, both excluding and including interest on deposits, were less than one-to-one for the nine months ended September 30, 2013 and for the years ended December 31, 2011, 2009 and 2008. Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $5.2 million, $4.1 million, $4.5 million and $2.3 million, respectively, for those periods.

In each period during which earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends, we met all financial obligations and preferred stock dividends, as applicable.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities by us for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, financing acquisitions, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect to use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

We will not received the proceeds from any sales by Selling Securityholders.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•	whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations of the securities or series of securities;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•	whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);

•	any provisions granting special rights to securities holders upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•	the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special United States Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities. Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

Holding Company Structure. The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for the Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of the Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•	default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment on the debt securities when due;

•	default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	specified events in bankruptcy or insolvency; and

•	any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, Banc of California, Inc. and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•	reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•	reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to Banc of California, Inc.;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•	to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to secure securities;

•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities;

•	to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•	to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that the resulting entity, if other than Banc of California, Inc., is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and assumes all of our obligations to:

(1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3) we are not, or any successor entity, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

(1) depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•	in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2) delivering:

•	an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the indenture and other matters; and

(3) paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Banc of California, Inc. whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Banc of California, Inc. for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i)	any debt (a) for money borrowed by Banc of California, Inc., or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Banc of California, Inc., or to secure the payment of revenue bonds issued for the benefit of Banc of California, Inc. whether contingent or otherwise;

(ii)	any debt of others described in the preceding clause (i) which Banc of California, Inc. has guaranteed or for which it is otherwise liable;

(iii)	the obligation of Banc of California, Inc. as lessee under any lease of property which is reflected on Banc of California’s balance sheet as a capitalized lease; and

(iv)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of Banc of California, Inc. to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of Banc of California, Inc. and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Our authorized capital stock consists of:

•	450,000,000 shares of common stock, par value $.01 per share; and

•	50,000,000 shares of preferred stock, par value $.01 per share.

Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. Our charter provides by its terms that it may be amended by action of our board of directors without a stockholder vote to change the number of shares of authorized capital stock. As of September 30, 2013, there were 18,019,052 shares of common stock issued and outstanding, 17,439,562 of which were shares of common stock with full voting rights (the “voting common stock”) and 579,490 of which were shares of Class B Non-Voting Common Stock, which have no voting rights except as required by law (the “non-voting common stock,” and together with the voting common stock, the “common stock”). As of that date there were 80,250 shares of preferred stock issued and outstanding, consisting of 30,000 shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share (“Series A Preferred Stock”), 10,000 shares of our Non-Cumulative Perpetual Preferred Stock, Series B, liquidation amount $1,000 per share (“Series B Preferred Stock”), and 40,250 shares of our 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, liquidation amount $1,000 per share (“Series C Preferred Stock”).

In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our charter and bylaws and to applicable Maryland law.

Common Stock

We may issue, either separately or together with other securities, shares of common stock and the Selling Securityholders may sell shares of our voting common stock. In the case of shares of common stock sold by us, upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

Except as described below under “—Anti-takeover Effects –Voting Limitation,” each holder of voting common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Holders of non-voting common stock are not entitled to vote except as required by law. The terms of the non-voting common stock are otherwise identical to the terms of the voting common stock. Of the 450,000,000 shares of common stock currently authorized under our charter, our board of directors has classified 3,136,156 as non-voting common stock.

Subject to preferences to which holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any other shares of preferred or other stock then outstanding may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other series of our preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights under our charter or Maryland law except as we may agree to provide to them. There are no redemption or sinking fund provisions that apply to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the shares of any series of preferred or other stock that we may designate in the future.

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the articles supplementary to our charter with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

General. Our charter permits our board of directors to authorize the issuance of up to 50,000,000 shares of preferred stock in one or more series, without stockholder action. The board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without approval of the holders of our common stock or the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (except as may be required under the terms of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (see “—Series A Preferred Stock and Series B Preferred Stock-Voting Rights” and “—Series C Preferred Stock-Voting Rights”) or as may be required by the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors may authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of our common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See “—Anti-Takeover Effects—Authorized Shares.”

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock or, in the case of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, as described under “—Series A Preferred Stock and Series B Preferred Stock” and “—Series C Preferred Stock,” respectively. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation of the series of preferred stock and the number of shares offered;

•	the amount of liquidation preference per share, if any;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

•	any listing of the preferred stock being offered on any securities exchange or other securities market;

•	any voting rights;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether interests in the preferred stock being offered will be represented by depositary shares; and

•	any other specific terms of the preferred stock being offered.

Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•	senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (referred to as the “junior securities”);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (referred to as the “parity securities”); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Rights Upon Liquidation. If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a holding company, our rights and the rights of our creditors and of our stockholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights. Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our charter.

Under regulations and interpretations adopted by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Exchangeability. We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Series A Preferred Stock and Series B Preferred Stock

The description of the Series A Preferred Stock and Series B Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock and Series B Preferred Stock, as are stated in the articles supplementary to our charter for the Series A Preferred Stock and Series B Preferred Stock, copies of which are included as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General. The Series A Preferred Stock constitutes a single series of our preferred stock, consisting of 32,000 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share. The Series B Preferred Stock constitutes a single series of our preferred stock, consisting of 10,000 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share. Neither the Series A Preferred Stock nor the Series B Preferred Stock has any maturity date. We issued the shares of Series A Preferred Stock to the

U.S. Department of the Treasury (“Treasury”) on August 30, 2011 in connection with Treasury’s Small Business Lending Fund (“SBLF”) program for a purchase price of $32.0 million. We issued the shares of Series B Preferred Stock to Treasury on July 1, 2013 concurrent with our acquisition of The Private Bank of California (“PBOC”), in exchange for 10,000 shares of the Senior Non-Cumulative Perpetual Preferred Stock, Series C, liquidation amount $1,000 per share, originally issued by PBOC to Treasury on September 1, 2011 pursuant to the SBLF Program.

Dividends. Dividends on the Series A Preferred Stock and Series B Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis, on the $1,000 per share liquidation preference amount. Dividends are payable on January 1, April 1, July 1 and October 1 of each year, beginning October 1, 2011 in the case of the Series A Preferred Stock and October 1, 2013 in the case of the Series B Preferred Stock.

The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis until March 1, 2016, based upon changes in the amount of “Qualified Small Business Lending” or “QSBL” by us from a “baseline” level. Through January 1, 2014, the dividend rate may be adjusted to between one percent (1%) and five percent (5%), to reflect the amount of change in our level of QSBL from the baseline level to the level as of the end of the second quarter preceding the dividend period in question. From January 1, 2014 to March 1, 2016, the dividend rate will be fixed at one percent (1%). From and after March 1, 2016, the dividend rate will increase to nine percent (9%).

Dividends on the Series A Preferred Stock and Series B Preferred Stock are non-cumulative. If for any reason our board of directors does not declare a dividend on the Series A Preferred Stock or Series B Preferred Stock for a particular dividend period, then the holders of the Series A Preferred Stock or Series B Preferred Stock, as applicable, will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period. Our failure to pay a dividend on the Series A Preferred Stock or Series B Preferred Stock will restrict our ability to pay dividends on and repurchase other classes and series of our stock. See “—Restrictions on Dividends and Repurchases.”

When dividends have not been declared and paid in full on the Series A Preferred Stock or Series B Preferred Stock for an aggregate of four or more dividend periods, and during that time we were not subject to a regulatory determination that prohibits the declaration and payment of dividends, we must, within five calendar days of each missed payment, deliver to the holders of the Series A Preferred Stock or Series B Preferred Stock a certificate executed by at least a majority of the members of our board of directors stating that the board used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligations. In addition, our failure to pay dividends on the Series A Preferred Stock or Series B Preferred Stock for five or more dividend periods will give the holders of the Series A Preferred Stock or Series B Preferred Stock the right to appoint a non-voting observer on our board of directors, and our failure to pay dividends on the Series A Preferred Stock for six or more dividend periods will give the holders of the Series A Preferred Stock the right to elect two directors. See “—Voting Rights.”

There is no sinking fund with respect to dividends on the Series A Preferred Stock or the Series B Preferred Stock.

Restrictions on Dividends. So long as the Series A Preferred Stock and Series B Preferred Stock remain outstanding, we may declare and pay dividends on our common stock, any other shares of Junior Stock (as defined below) or Parity Stock (as defined below) only if after giving effect to the dividend, our Tier 1 capital would be at least equal to the applicable Tier 1 Dividend Threshold (as defined below) and full dividends on all outstanding shares of Series A Preferred Stock and Series B Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid.

If a dividend is not declared and paid in full on the Series A Preferred Stock or Series B Preferred Stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, no dividend or distribution may be declared or paid on our common stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock; provided, however, that in any such dividend period in which a dividend is declared and paid on the Series A Preferred Stock or Series B Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material covenant breach.

In the case of the Series A Preferred Stock, the “Tier 1 Dividend Threshold” means 90% of (A) $159,588,000 (our consolidated Tier 1 capital as of June 30, 2011) plus (B) $32,000,000 (the aggregate liquidation amount of the Series A Preferred Stock issued) minus (C) the net amount of loan charge-offs since October 1, 2011. The Tier 1 Dividend Threshold is subject to reduction, beginning on the first day of the eleventh dividend period following the date of issuance of the Series A Preferred Stock, by $3,200,000 (ten percent of the aggregate liquidation amount of the Series A Preferred Stock initially issued, without regard to any subsequent partial redemptions) for each one percent increase in QSBL from the applicable baseline level to the ninth dividend period.

In the case of the Series B Preferred Stock, the “Tier 1 Dividend Threshold” means 90% of (A) $35,580,000 (PBOC’s Tier 1 capital as of June 30, 2011) plus (B) $10,000,000 (the aggregate liquidation amount of the Series B Preferred Stock issued) minus (C) the net amount of loan charge-offs, by PBOC from September 1, 2011 to June 30, 2013 and by us thereafter. The Tier 1 Dividend Threshold is subject to reduction, beginning on the first day of the third dividend period following the date of issuance of the Series B Preferred Stock by us, by $1,000,000 (ten percent of the aggregate liquidation amount of the Series B Preferred Stock initially issued, without regard to any subsequent partial redemptions) for each one percent increase in QSBL between the initial dividend period of the Series B Preferred Stock and the applicable baseline level.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock or Series B Preferred Stock, as applicable, as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of Banc of California, Inc. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the Series A Preferred Stock or Series B Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock or Series B Preferred Stock, as applicable, as to dividend rights and/or as to rights on liquidation, dissolution or winding up of Banc of California, Inc., in each case without regard to whether dividends accrue cumulatively or non-cumulatively. The Series A Preferred Stock and Series B Preferred Stock are Parity Stocks with respect to each other, and our Series C Preferred Stock is a Parity Stock with respect to the Series A Preferred Stock and the Series B Preferred Stock.

Restrictions on Repurchases. So long as the Series A Preferred Stock and Series B Preferred Stock remain outstanding, we may repurchase or redeem shares of Capital Stock (as defined below) only if (i) after giving effect to such repurchase or redemption, our Tier 1 capital would be at least equal to the applicable Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, for the most recently completed dividend period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for payment has been set aside for the benefit of the holders of such shares as of the applicable record date).

If a dividend is not declared and paid on the Series A Preferred Stock or Series B Preferred Stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, neither we nor any of our subsidiaries may redeem, purchase or acquire any shares of our common stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of ours or of any of our subsidiaries, or any trust preferred securities issued by us or by any of our affiliates (“Capital Stock”), (other than (i) redemptions, purchases, repurchases or other acquisitions of the Series A Preferred Stock or Series B Preferred Stock and (ii) repurchases of common stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount may not exceed the Share Dilution Amount, (iii) the acquisition by us or by any of our subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case solely to the extent required pursuant to binding agreements entered into prior to August 30, 2011, in the case of the Series A Preferred Stock, or binding agreements entered into by PBOC prior to September 1, 2011 and assumed by a subsidiary of ours in connection with our acquisition of PBOC or entered into by us prior to July 1, 2013, in the case of the Series B Preferred Stock, or subsequent agreement for the accelerated exercise, settlement or exchange of these types of securities for our common stock, (v) redemptions of securities held by us or by any of our wholly owned subsidiaries or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any of our subsidiaries required pursuant to binding agreements entered into prior to (a) in the case of the Series A Preferred Stock, August 30, 2011, and (b) in the case of the Series B Preferred Stock, either (1) February 20, 2009, if such subsidiary was a subsidiary of PBOC immediately prior to July 1, 2013 or (2) otherwise, July 1, 2013.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis, and as measured from June 30, 2011 in the case of the Series A Preferred Stock and from June 30, 2013 in the case of the Series B Preferred Stock) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Banc of California, Inc., holders of the Series A Preferred Stock and Series B Preferred Stock will be entitled to receive for each share of Series A Preferred Stock and Series B Preferred Stock, out of the assets of Banc of California, Inc. or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series A Preferred Stock and Series B Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series A Preferred Stock and Series B Preferred Stock. To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series A Preferred Stock and Series B Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series A Preferred Stock and Series B Preferred Stock, the holders of the Series A Preferred Stock and Series B Preferred Stock and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Series A Preferred Stock and Series B Preferred Stock, neither a merger or consolidation of Banc of California, Inc. with another entity nor a sale, lease or exchange of all or substantially all of Banc of California, Inc.’s assets will constitute a liquidation, dissolution or winding up of the affairs of Banc of California, Inc.

Redemption and Repurchases. Subject to the approval of the Federal Reserve Board, the Series A Preferred Stock and Series B Preferred Stock is redeemable at our option in whole or in part at any time and from time to time. In addition, if there is a change in the law that modifies the terms of Treasury’s investment in the Series A Preferred Stock and Series B Preferred Stock or the terms of Treasury’s SBLF program in a materially adverse respect for us, we may, after consultation with the Federal Reserve Board, redeem all of the shares of Series A Preferred Stock and Series B Preferred Stock. The per share redemption price will be equal to the sum of the liquidation preference amount per share of $1,000 plus the per share amount of any unpaid dividends for the then current dividend period to, but excluding, the date of redemption (regardless of whether any dividends are actually declared for that dividend period).

Shares of Series A Preferred Stock and Series B Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series A Preferred Stock and Series B Preferred Stock.

No Conversion Rights. Holders of the Series A Preferred Stock and Series B Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights. The holders of the Series A Preferred Stock and Series B Preferred Stock do not have voting rights other than those described below, except to the extent from time to time required by law.

If dividends on the Series A Preferred Stock or Series B Preferred Stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of five or more dividend periods, whether or not consecutive, we must invite a representative selected by the holders of a majority of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, voting as a single class, to attend all meetings of our board of directors in a nonvoting observer capacity and give such representative copies of all notices, minutes, consents, and other materials that we provide to our directors in connection with such meetings. The holders of the Series A Preferred Stock or Series B Preferred Stock, as applicable, are not obligated to select such a representative, and such a representative, if selected, is not obligated to attend any meeting to which he or she is invited. This right of the holders of the Series A Preferred Stock and Series B Preferred Stock will terminate when full dividends have been timely paid for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series A Preferred Stock or Series B Preferred Stock, as applicable, for five or more dividend periods.

If dividends on the Series A Preferred Stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of six or more dividend periods, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Series A Stock is at least $25,000,000, the authorized number of directors of Banc of California, Inc. will automatically be increased by two and the holders of the Series A Preferred Stock, voting as a single class, will have the right, but not the obligation, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at the next annual meeting of stockholders of Banc of California, Inc. (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than 30 days later, the President of Banc of California, Inc. must promptly call a special meeting for that purpose) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Series A Preferred Stock for at least four consecutive dividend periods, at which time this right will terminate, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series A Preferred Stock for six or more dividend periods. It will be a qualification for election of any Preferred Director that the election of such individual will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of Series A Preferred Stock to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the term of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors previously elected. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, may choose a successor to serve for the remainder of the unexpired term of the vacant directorship.

In addition to any other vote or consent required by law or by our charter, the written consent of (x) Treasury, if Treasury holds any shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, or (y) the holders of a majority of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock,

as applicable, voting as a single class, if Treasury does not hold any shares of Series A Preferred Stock or Series B Preferred Stock, is required in order to do the following:

•	amend our charter or the articles supplementary for the Series A Preferred Stock or Series B Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock or Series B Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.; or

•	amend our charter or the articles supplementary for the Series A Preferred Stock or Series B Preferred Stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or Series B Preferred Stock; or

•	consummate a binding share exchange or reclassification involving the Series A Preferred Stock or Series B Preferred Stock or a merger or consolidation of Banc of California, Inc. with another entity, unless (i) the shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding or, in the case of a merger or consolidation in which Banc of California, Inc. is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of Series A Preferred Stock or Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series A Preferred Stock or Series B Preferred Stock immediately prior to consummation of the transaction, taken as a whole;

•	sell all, substantially all or any material portion of, the assets of Banc of California, Inc., if the Series A Preferred Stock or Series B Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; or

•	consummate a Holding Company Transaction (as defined below), unless as a result of the Holding Company Transaction each share of Series A Preferred Stock or Series B Preferred Stock will be converted into or exchanged for one share with an equal liquidation preference of preference securities of Banc of California, Inc. or the acquiror (the “Holding Company Preferred Stock”). Any such Holding Company Preferred Stock must entitle its holders to dividends from the date of issuance of such stock on terms that are equivalent to the terms of the Series A Preferred Stock or Series B Preferred Stock, and must have such other rights, preferences, privileges and voting powers, and limitations and restrictions that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series A Preferred Stock or Series B Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock or Series B Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative, and the distribution of assets upon the liquidation, dissolution or winding up of Banc of California, Inc., will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or Series B Preferred Stock and will not require the vote or consent of the holders of the Series A Preferred Stock or Series B Preferred Stock.

A “Holding Company Transaction” means the occurrence of (a) any transaction that results in a person or group (i) becoming the direct or indirect ultimate beneficial owner of common equity of Banc of California, Inc. representing more than 50% of the voting power of the outstanding shares of our common stock or (ii) being otherwise required to consolidate Banc of California, Inc. for GAAP purposes, or (b) any consolidation or merger of Banc of California, Inc. or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; provided that, in the case of either clause (a) or (b), Banc of California, Inc. or the acquiror is or becomes a bank holding company or savings and loan holding company.

To the extent holders of the Series A Preferred Stock or Series B Preferred Stock are entitled to vote, holders of shares of the Series A Preferred Stock or Series B Preferred Stock will be entitled to one for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series A Preferred Stock or Series B Preferred Stock would otherwise be required, all outstanding shares of the Series A Preferred Stock or Series B Preferred Stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been deposited by us in trust for the redemption.

Series C Preferred Stock

The description of the Series C Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series C Preferred Stock, as are stated in the articles supplementary to our charter for the Series C Preferred Stock, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” We issued the Series C Preferred Stock in connection with an underwritten public offering of 1,610,000 depositary shares, each representing a 1/40th interest in a share of the Series C Preferred Stock.

General. The Series C Preferred Stock is a single series of our authorized preferred stock. The Series C Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Banc of California, Inc. The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of Banc of California, Inc. to redeem or repurchase the Series C Preferred Stock.

Ranking. Shares of the Series C Preferred Stock rank:

•	senior to our junior stock;

•	equally with each other series of parity stock, including our Series A Preferred Stock and Series B Preferred Stock and any other class or series of stock we may issue in the future that, by its terms, ranks equally to the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.; and

•	junior to any class or series of stock we may issue in the future that ranks senior to the Series C Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc., and to all of our existing and future debt obligations.

The term “junior stock” means our common stock and any other class or series of stock of Banc of California, Inc. over which the Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.

The term “parity stock” means any other class or series of stock of Banc of California, Inc. that ranks on parity with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.

Dividends. Dividends on the Series C Preferred Stock are not cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series C Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend for any future dividend period with respect to the Series C Preferred Stock or any other class or series of our preferred stock. Holders of Series C Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee of our board of directors, out of assets legally available for the payment of dividends under Maryland law, noncumulative cash dividends based on the liquidation preference of the Series C Preferred Stock at a rate equal to 8.00% per annum for each quarterly dividend period from the original issue date of the Series C Preferred Stock to, but excluding, the redemption date of the Series C Preferred Stock, if any.

If declared by our board of directors or a duly authorized committee of our board of directors, we will pay dividends on the Series C Preferred Stock quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, each such date referred to as a dividend payment date, beginning on September 15, 2013. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period commenced on and included the original issue date of the Series C Preferred Stock and ended on and included September 14, 2013. Dividends payable on the Series C Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series C Preferred Stock will cease to accrue on the redemption date, if any, as described under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series C Preferred Stock called for redemption.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause Banc of California, Inc. to fail to comply with the laws and regulations applicable thereto, including applicable capital adequacy guidelines.

So long as any share of Series C Preferred Stock remains outstanding, (1) no dividend may be declared or paid or set aside for payment and no distribution may be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan); (2) no shares of junior stock may be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor may any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and (3) no shares of parity stock may be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of the Series C Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

When dividends are not paid in full upon the shares of the Series C Preferred Stock and any parity stock, all dividends declared upon shares of the Series C Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends on the Series C Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other for the then-current dividend period on the Series C Preferred Stock.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of our board of directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series C Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series C Preferred Stock will not be entitled to participate in any such dividend.

Redemption—Optional Redemption. The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Series C Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after September 15, 2018, at a redemption price equal to $1,000 per share (equivalent to $25.00 per related depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of Series C Preferred Stock called for redemption to but excluding the redemption date. Neither the holders of Series C Preferred Stock nor holders of the related depositary shares have the right to require the redemption or repurchase of the Series C Preferred Stock. Redemption of the Series C Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series C Preferred Stock.

Redemption—Redemption Following a Regulatory Capital Treatment Event. We may redeem shares of the Series C Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends and any accrued and unpaid dividends (whether or not declared) on the shares of Series C Preferred Stock called for redemption for the then-current dividend period to but excluding the redemption date. A regulatory capital treatment event means the good faith determination by Banc of California, Inc. that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series C Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series C Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series C Preferred Stock, there is more than an insubstantial risk that Banc of California, Inc. will not be entitled to treat the full liquidation value of the shares of Series C Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Board Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series C Preferred Stock is outstanding. Redemption of the Series C Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series C Preferred Stock.

Liquidation Rights. In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series C Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25.00 per related depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, after satisfaction of liabilities of creditors and subject to the rights of holders of any securities ranking senior to the Series C Preferred Stock, and before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series C Preferred Stock. Holders of the Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Banc of California, Inc. are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series C Preferred Stock and all holders of parity stock as to such distribution with the Series C Preferred Stock, the amounts paid to the holders of Series C Preferred Stock and any parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series C Preferred Stock and any parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of Banc of California, Inc. according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of Banc of California, Inc. with any other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Banc of California, Inc. for cash, securities or other property, will not constitute a liquidation, dissolution or winding up of Banc of California, Inc..

Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Series C Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights—General. Except as provided below or as expressly required by applicable law, the holders of the Series C Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment. Whenever dividends payable on the shares of Series C Preferred Stock (whether or not declared) have not been paid in an aggregate amount equal to full dividends for six or more quarterly dividend periods, whether or not consecutive (we refer to such occurrence as a Nonpayment Event), the authorized number of our directors will automatically be increased by two. The holders of the Series C Preferred Stock will have the right, together with holders of any other series of preferred stock on which similar voting rights have been conferred and are exercisable with respect to the matter (i.e., on which dividends likewise have not been paid) (which we refer to as Voting Parity Stock), voting together as a class in proportion to their respective liquidation preferences, by a plurality of the votes cast, to elect two directors (which we refer to as Preferred Stock Directors) to fill such newly created directorships, but only if the election of any such Preferred Stock Director would not cause us to violate the corporate governance requirement of the NASDAQ Global Market (or any other exchange on which our securities may be listed or traded) that listed or traded companies must have a majority of independent directors. Our board of directors shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to voting rights.

In the event that the holders of Series C Preferred Stock and any Voting Parity Stock shall be entitled to vote for the election of Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected at a special meeting called at the request of record holders owning shares representing at least 20% of the combined liquidation preference of all shares of Series C Preferred Stock and each series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless the request for a special meeting is received less than 90 days before the date fixed for our next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and subsequently at each annual meeting of our stockholders. Any request to call a special meeting for the initial election of Preferred Stock Directors after a Nonpayment Event must be made by written notice, signed by the requisite holders of Series C Preferred Stock and/or Voting Parity Stock, and delivered to our Corporate Secretary in person, by first class mail or in any other manner permitted by our charter or bylaws or by applicable law. If our Corporate Secretary fails to call a special meeting for the election of Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series C Preferred Stock may call such a meeting at our expense solely for the election of Preferred Stock Directors. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders if such office shall not have been previously terminated as below provided.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Series C Preferred Stock and Voting Parity Stock representing at least a majority of the combined liquidation preference of the Series C Preferred Stock and each series of Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). If any vacancy occurs among the Preferred Stock Directors, a successor will be elected by the then-remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series C Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). The Preferred Stock Directors will be entitled to one vote per director on any matter that shall come before our board of directors for a vote.

When dividends have been paid in full on the Series C Preferred Stock for at least four consecutive quarterly dividend periods, then the right of the holders of Series C Preferred Stock to elect Preferred Stock Directors shall terminate (but will revest upon the occurrence of any future Nonpayment Event), and, if and when any rights of the holders of Series C Preferred Stock and Voting Parity Stock to elect Preferred Stock Directors have terminated, the terms of office of all Preferred Stock Directors will immediately terminate, and the number of directors constituting our board of directors will automatically be reduced accordingly.

Other Voting Rights. So long as any shares of the Series C Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series C Preferred Stock, voting separately as a class, shall be required to:

•	amend, alter or repeal the provisions of our charter (including the articles supplementary creating the Series C Preferred Stock), or our bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series C Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights:

•	increases in the amount of the authorized common stock or, except as provided below, preferred stock;

•	increases or decreases in the number of shares of any series of preferred stock ranking equally with or junior to the Series C Preferred Stock; or

•	the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock) ranking equally with or junior to the Series C Preferred Stock;

•	amend or alter our charter to authorize or increase the authorized amount of or issue shares of any class or series of senior stock, or reclassify any of our authorized capital stock into any such shares of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or

•	consummate a binding share exchange, a reclassification involving the Series C Preferred Stock or a merger or consolidation of us with or into another entity; provided, however, that the holders of Series C Preferred Stock will have no right to vote under this provision if in each case:

•	the Series C Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and

•	the Series C Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series C Preferred Stock, taken as a whole.

Except as described above, each holder of Series C Preferred Stock will have one vote per share on any matter on which holders of Series C Preferred Stock are entitled to vote. The holders of Series C Preferred Stock will have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in our charter, of the Series C Preferred Stock.

As used in this section, “senior stock” means any class or series of stock of Banc of California, Inc. ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Banc of California, Inc.. As of the date of this prospectus, there is no existing senior stock.

The voting provisions described above will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been set aside by us for the benefit of the holders of the Series C Preferred Stock to effect such redemption.

Preemptive and Conversion Rights. The holders of the Series C Preferred Stock do not have any preemptive or conversion rights.

Anti-takeover Effects

The provisions of our charter and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

Authorized Shares. Our charter currently authorizes the issuance of 450,000,000 shares of common stock and 50,000,000 shares of preferred stock. Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. We are authorized under our charter to issue additional shares of capital stock, up to the amount authorized, generally without stockholder approval. In addition, our charter provides by its terms that it may be amended by our board of directors, without a stockholder vote, to change the number of shares of capital stock authorized. The unissued shares of stock the board is authorized to issue, and the power of the board to increase the number of authorized shares without a stockholder vote, provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions and other transactions. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duties, to deter future attempts to gain control of us. The board of directors also has sole authority to determine the terms of any one or more series of preferred or other stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred or other stock, the board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred or other stock to persons friendly to the incumbent management and directors in order to attempt to block a tender offer, merger or other unsolicited transaction by which a third party seeks control of us.

Voting Limitation. Our charter generally prohibits any stockholder that beneficially owns more than 10% of the outstanding shares of our common stock from voting shares in excess of this limit. This provision would limit the voting power of a beneficial owner of more than 10% of our outstanding shares of common stock in a proxy contest or on other matters on which such person is entitled to vote.

The Maryland General Corporation Law contains a control share acquisition statute which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation’s voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares. The required stockholder vote is two-thirds of all votes entitled to be cast, excluding “interested shares,” defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt-out of the control share statute through a charter or bylaw provision, which we have done pursuant to our charter. Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of our common stock. Though not anticipated, we could seek stockholder approval of an amendment to our charter to eliminate the opt-out provision; such an amendment would require a supermajority vote. See “—Amendment of Charter and Bylaws.”

Board of Directors. Except with respect to any directors who may be elected by any class or series of preferred stock, our board of directors is divided into three classes, each of which contains one-third of the members of the board. The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year. The classification of directors, together with the provisions in our charter described below that limit the ability of stockholders to remove directors and that permit only the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for stockholders to change the composition of the board of directors. As a result, at least two annual meetings of stockholders will be required for the stockholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of stockholders believe that such a change would be desirable. Our charter provides that stockholders may not cumulate their votes in the election of directors.

Our charter and bylaws provide that, subject to the rights of the holders of any series of preferred stock then outstanding, vacancies in the board of directors may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Our charter further provides that, subject to the rights of the holders of any series of preferred stock then outstanding, directors may be removed from office only for cause and only by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

The foregoing description of our board of directors does not apply with respect to directors that may be elected by the holders of any class or series of preferred stock.

Special Meetings of Stockholders. Our bylaws provide that subject to the rights of the holders of any class or series of preferred stock, special meetings of stockholders may be called by our President, by our Chief Executive Officer or by our board of directors by vote of a majority of the whole board (meaning the total number of directors we would have if there were no vacancies). Our bylaws also provide that a special meeting of stockholders shall be called on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Action by Stockholders Without A Meeting. Our bylaws provide that no action may be taken by stockholders without a meeting without the written consent of every stockholder entitled to vote on the matter.

Business Combinations With Certain Persons. Our charter provides that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving “interested stockholders” of Banc of California, Inc. require, in addition to any vote required by law, the approval of the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An “interested stockholder” generally means a person who is a greater than 10% stockholder of Banc of California, Inc. or who is an affiliate of Banc of California, Inc. and at any time within the past two years was a 10% or greater stockholder of Banc of California, Inc.

The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute pursuant to a charter provision. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the board of directors and (ii) the transaction has been approved by (a) 80% of the outstanding shares entitled to be cast and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested stockholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. We have opted-out of the Maryland business combination statute through a provision in our charter. Though not anticipated, we could seek stockholder approval of an amendment to our charter to eliminate the opt-out provision; such an amendment would require a supermajority vote. See “—Amendment of Charter and Bylaws.”

Amendment of Charter and Bylaws. Our charter generally may be amended upon approval by the board of directors and the holders of a majority of the outstanding shares of our voting common stock. The amendment of certain provisions of our charter, however, requires the vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. These include provisions relating to: voting limitations on greater than 10% stockholders; the opt-out of the Maryland control share acquisition statute (see “—Voting Limitation” above); the number, classification, election and removal of directors; certain business combinations with greater than 10% stockholders; indemnification of directors and officers; and amendments to the charter and bylaws.

Our bylaws may be amended either by the board of directors, by a vote of a majority of the whole board, or by our stockholders, by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Advance Notice Provisions. Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, not less than 90 days or more than 120 days before the anniversary of the preceding year’s annual meeting. If, however, the date of the current year annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice of the proposal or nomination must be received by us no earlier than the 120th day prior to the annual meeting or later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the meeting is mailed or public announcement of the meeting date is first made

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing;

•	currencies; or

•	commodities.

The price of our debt securities, the price per share of our common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, or other securities, currencies or commodities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between Banc of California, Inc. and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Banc of California, Inc. in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines the some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•	the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Banc of California, Inc., unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Banc of California, Inc. as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the exercise price of the rights;

•	the steps required to exercise the rights;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. Federal income tax consequences.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•	the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Banc of California, Inc., the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

SELLING SECURITYHOLDERS

On December 10, 2013, in a transaction exempt from the registration requirements of the Securities Act, we sold to the Selling Securityholders an aggregate of 1,509,450 shares of our voting common stock. The Selling Securityholders and their transferees may from time to time offer and sell any or all of the shares set forth in the table below pursuant to this prospectus in any type of transaction as more fully described in “Plan of Distribution.”

Neither of the Selling Securityholders has, or within the past three years has had, any position, office, or other material relationship with us or our affiliates.

The following table lists the Selling Securityholders and their ownership of shares of our voting common stock to be offered pursuant to this prospectus. We do not know when or in what amounts the Selling Securityholders may offer such shares for sale. It is possible that the Selling Securityholders will not sell any or all of their shares offered under this prospectus. Because the Selling Securityholders may offer all or some of their shares pursuant to this prospectus, and because we have been advised that there are currently no agreements, arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares that will be held by the Selling Securityholders after completion of the offering. For purposes of the table below, we have assumed that Selling Securityholders would sell all of the shares of our voting common stock held by them and therefore would hold no shares of our voting common stock following the offering and hold zero percentage of the outstanding shares of our voting common stock following the offering.

The information set forth below is based on information provided by the Selling Securityholders. A Selling Securityholder may have sold, transferred or otherwise disposed of all or a portion of such Selling Securityholder’s shares of our voting common stock subsequent to providing the information set forth in this table.

Name of Selling Securityholder	Shares of Voting Common Stock Beneficially Owned Pre- offering(1)	Maximum Shares of Voting Common Stock to be Offered(1)	Shares of Voting Common Stock Beneficially Owned Post- offering	Percentage of Outstanding Voting Common Stock Beneficially Owned Post- offering
Patriot Financial Partners, L.P.	1,287,104	1,287,104	—	—
Patriot Financial Partners Parallel, L.P.	222,346	222,346	—	—
Total	1,509,450	1,509,450	—	—

(1)	The following persons may be deemed to share voting and investment authority over the Selling Securityholders’ shares: Patriot Financial Partners GP, L.P., a Delaware limited partnership and general partner of the Selling Securityholders (“Patriot GP”); Patriot Financial Partners GP, LLC, a Delaware limited liability company and general partner of Patriot GP (“Patriot LLC”); and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, as general partners of the Selling Securityholders and Patriot GP and as members of Patriot LLC.

PLAN OF DISTRIBUTION

We may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers or to a single purchaser.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

The Selling Securityholders may from time to time sell their shares of our voting common stock listed in the table under “Selling Securityholders.” The Selling Securityholders, including their transferees, may sell their shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders or the purchasers of the shares. In the case of sales by Selling Securityholders, we will not receive any of the proceeds from the sale by them of their shares. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by Selling Securityholders through underwriters, dealers and agents. We will name any underwriters, dealers or agents acting for the Selling Securityholders in a prospectus supplement and describe the principal terms of the agreement between the Selling Securityholders and any such underwriters, dealers or agents.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act, may be sold by Selling Securityholders under Rule 144 rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In offering their shares covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of those shares may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts or commissions under the Securities Act. Any Selling Securityholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The Selling Securityholders will be obligated to comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M under the Exchange Act.

Pursuant to the Securities Purchase Agreement by and among us and the Selling Securityholders, we will pay substantially all expenses of the registration of the Selling Securityholders’ shares covered by this prospectus, including, without limitation, all registration, filing and listing fees, fees and disbursements of our counsel, state securities (blue sky) fees and expenses and expenses of our independent accountants; provided, however, that a Selling Securityholder will pay all discounts, selling commissions, stock transfer taxes and fees and disbursements of counsel for the Selling Securityholder and/or any underwriter. We will indemnify the Selling Securityholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Securities Purchase Agreement by and among us and the Selling Securityholders, or the Selling Securityholders will be entitled to contribution. Pursuant to the Securities Purchase Agreement, we may be indemnified by the Selling Securityholders against certain liabilities, including liabilities under the Securities Act, which may arise from information furnished to us by the Selling Securityholders for use in this prospectus.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Silver, Freedman, Taff & Tiernan LLP, Washington, D.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Banc of California, Inc. (then known as First PacTrust Bancorp, Inc.) as of December 31, 2012 and for the year ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2012, contains an explanatory paragraph that states that Banc of California, Inc. (then known as First PacTrust

Bancorp, Inc.) merged with Beach Business Bank and acquired Gateway Business Bank during 2012, and management excluded from its assessment of the effectiveness of Banc of California, Inc.’s internal control over financial reporting as of December 31, 2012, Beach Business Bank and Gateway Business Bank’s internal control over financial reporting associated with total assets of $454.2 million and total revenues of $31.3 million included in the consolidated financial statements of Banc of California, Inc. and subsidiaries as of and for the year ended December 31, 2012. The audit of internal control over financial reporting of Banc of California, Inc. also excluded an evaluation of the internal control over financial reporting of Beach Business Bank and Gateway Business Bank.

The consolidated financial statements of Banc of California, Inc. (then known as First PacTrust Bancorp, Inc.) as of December 31, 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of Beach Business Bank as of December 31, 2010 and 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Gateway Bancorp and its subsidiary, Gateway Business Bank as of December 31, 2010 and 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Squar, Milner, Peterson, Miranda & Williamson, LLP, or Squar Milner, independent auditor, and upon the authority of said firm as experts in auditing and accounting. Squar Milner’s aforementioned audit report, dated March 30, 2012, expressed an unqualified opinion on such financial statements, and included an explanatory paragraph describing a December 2009 supervisory agreement, or Consent Order, executed by Gateway Business Bank whereby management agreed (with both the FDIC and the California Department of Financial Institutions) to implement certain policies and procedures designed to enhance the safety and soundness of Gateway Business Bank. On August 17, 2012, upon the merger of Gateway Business Bank with and into the Bank in connection with Banc of California, Inc.’s acquisition of Gateway Bancorp, the Consent Order was terminated.

The financial statements of The Private Bank of California as of December 31, 2012 and for the year ended December 31, 2012 have been incorporated by reference herein in reliance upon the report of McGladrey LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of The Private Bank of California as of December 31, 2011 and 2010 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

$60,000,000

8.00% tangible equity units

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

May 15, 2014